UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2


                          PRE-EFFECTIVE AMENDMENT NO. 2
                          -----------------------------


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                AXM PHARMA, INC.
             (Exact name of registrant as specified in its charter)

         NEVADA                                                 75-2853946
(State or other jurisdiction    (Commission File Number)    (IRS Employer
 of incorporation)                                           Identification No.)
                      3960 Howard Hughes Parkway, Suite 500
                               Las Vegas, NV 89109
               (Address of principal executive offices (zip code))

                                 (702) 990-3659
                              (702) 990-3501 (FAX)
              (Registrant's telephone number, including area code)

                               PETER W. CUNNINGHAM
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

                     7251 WEST LAKE MEAD BLVD., SUITE 300,
                               Las Vegas, NV 89128
                                 (702) 562-4155

            (Name, address and telephone number of agent for service)


Approximate date of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

----------------------- --------------------- -------------------- --------------------- --------------------

TITLE OF EACH CLASS     AMOUNT TO BE          PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
OF SECURITIES TO BE     REGISTERED            OFFERING PRICE PER   AGGREGATE OFFERING    REGISTRATION FEE
REGISTERED                                    UNIT (1)             PRICE (1)
----------------------- --------------------- -------------------- --------------------- --------------------

Common Stock            1,697,672             $4.71                $7,996,035.12         $1,013.10
underlying the
Preferred Stock
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock            1,475,833             $4.71                $6,951,173.43         $880.71
Underlying the
Warrants
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock            1,370,000             $4.71                $6,452,700.00         $817.56
----------------------- --------------------- -------------------- --------------------- --------------------
Total                   4,543,505             $4.71                $21,399,908.55        $2,711.37
----------------------- --------------------- -------------------- --------------------- --------------------




         (1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act of 1933 based upon the average of the bid and asked price of the Registrant's common stock as quoted on the American Stock Exchange of $4.71 on June 25, 2004.








THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


                          COPIES OF COMMUNICATIONS TO:

                             LOUIS E. TAUBMAN, ESQ.
                      LAW OFFICES OF LOUIS E. TAUBMAN, P.C.
                            225 BROADWAY, SUITE 1200
                               NEW YORK, NY 10007
                                 (212) 732-7184
                               FAX: (212) 202-6380















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



The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the Securities and Exchange Commission declares the registration statement filed with it effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. You should rely only on the information contained in this preliminary prospectus. We have not authorized anyone to provide you with information that is different.


                             PRELIMINARY PROSPECTUS


                   SUBJECT TO COMPLETION, DATED AUGUST 27, 2004

                                AXM PHARMA, INC.


                        4,543,505 SHARES OF COMMON STOCK

         The 4,543,505 shares of common stock, $.001 par value, are being offered by the selling shareholders listed on page 11. The shares of our common stock covered by this prospectus include:
          o 860,000 shares of common stock issuable upon conversion of 860,000 shares of our Series B preferred stock;
          o 1,000,000 shares issuable upon exercise of warrants to purchase shares of our common stock;
          o 715,878 shares of common stock issuable upon conversion of 30.425 shares of our series C preferred stock and 357,936 shares issuable upon exercise of 357,936 warrants to purchase shares of our common stock, all of which were issued in a private placement on June 24, 2004;
          o 86,000 shares of our common stock issuable upon conversion of an additional 86,000 shares of our Series B preferred stock and the exercise of an additional 100,000 warrants to purchase shares of our common stock, which comprise units underlying a warrant granted to the placement agent in a private placement relating to our Series B preferred stock;
          o 35,794 shares of our common stock issuable upon conversion of an additional 3 shares of our Series C preferred stock and the exercise of an additional 17,897 warrants to purchase shares of our common stock, which comprise units underlying a warrant granted to the placement agent in our recent private placement for Series C preferred stock; and,
          o 1,370,000 shares of our common stock issued to certain parties in consideration for services provided to AXM Pharma.


         This offering is not being underwritten.


         The prices at which the selling shareholders may sell their shares will be determined by the prevailing market price for the shares or in privately negotiated transactions. Information regarding the selling shareholders and the times and manner in which they may offer and sell the shares under this prospectus is provided under the "Selling Shareholders" and "Plan of Distribution" sections in this prospectus. AXM Pharma will not receive any of the proceeds from the sale of the shares under this prospectus.


         Our common stock is listed on the American Stock Exchange, also called the AMEX, under the trading symbol "AXJ." On, August 26, 2004, the closing bid for our common stock as reported on the AMEX was $2.71 per share. As of August 26, 2004, AXM Pharma had the following amount of shares issued and outstanding:

          o    15,913,530 shares of common stock outstanding;
          o    2,225,000 shares of Series A Preferred Stock outstanding;
          o    860,000  shares of Series B  Preferred  Stock  outstanding;  and,
          o    30.425 shares of Series C Preferred Stock outstanding.

                         THIS INVESTMENT INVOLVES RISK.
                     SEE "RISK FACTORS"BEGINNING ON PAGE 3.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined that this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.


                   ------------------------------------------

                  The date of this Prospectus is August 27, 2004

                   ------------------------------------------

                                TABLE OF CONTENTS




                                                                           Page

Corporate Information.......................................................  6

Prospectus Summary..........................................................  7

Risk Factors................................................................  10

Cautionary Statement Regarding Forward Looking Statements...................  16

Use Of Proceeds.............................................................  16

Selling Shareholders........................................................  17

Plan of Distribution........................................................  21

The Pharmaceutical Market In The People's Republic Of China.................  22

Business....................................................................  25

Description of Property.....................................................  36

Management..................................................................  36

Executive Compensation......................................................  40

Security Ownership of Certain Beneficial Owners and Management..............  42

Certain Relationships And Related Transactions and Recent Sales of
Unregistered Securities.....................................................  45

Description Of Securities...................................................  48

Market for Common Equity and Related Shareholder Matters....................  54

Management's Discussion and Analysis or Plan of Operations..................  55

Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure........................................................  65

Legal Proceedings...........................................................  65

Experts.....................................................................  65

Legal Matters...............................................................  65

Financial Statements........................................................ F-1

                              CORPORATE INFORMATION

         Our corporate offices are located at 3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada, 89109. Our telephone number is (702) 990-3659. The URL for our website is http://www.axmpharma.com

                               PROSPECTUS SUMMARY

The following is a summary that highlights what we believe to be the most important information regarding AXM Pharma and the securities being offered herein. Because it is a summary, however, it may not contain all of the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus and our financial statements and related notes carefully. Unless the context requires otherwise, "we," "us," "our" and similar terms refer to AXM Pharma.

                                   THE COMPANY

         AXM Pharma, Inc., a Nevada corporation, is a pharmaceutical company based in The People's Republic of China. We are a publicly listed company quoted under the symbol (AMEX:AXJ). Our business is the sale of over-the-counter and prescription pharmaceutical products in The People's Republic of China. Our business in The People's Republic of China is conducted by our wholly-owned subsidiary, AXM Pharma Shenyang, Inc., located in the city of Shenyang in the Northeastern portion of the People's Republic of China. Our products have, until recently, been produced by third-party manufacturers and sold through third-party distributors. AXM Shenyang currently holds 43 licenses to produce over-the-counter and prescription pharmaceutical products in The Peoples Republic of China. Of these 43 licenses, we have, to date, commercialized four of these licenses. In the future we plan to expand our business by commercializing additional licenses held by AXM Shenyang; acquiring additional product licenses; and by moving the manufacturing and distribution of our products in-house.

                               RECENT DEVELOPMENTS

Business

         We have used a portion of the net proceeds from the private financings completed in 2003 to begin construction of a modern production and distribution facility, which we intend to qualify under United States Good Manufacturing Practice regulations. The new plant, construction of which began in January 2004, will be located in a special economic zone in the city of Shenyang that will provide us with various multi-year tax and development incentives. To date, our products have been produced using third-party original equipment manufacturing relationships, which allows us to operate with approximately 35 employees. However, we anticipate that when our new facility is certified and becomes operational, we will have approximately 320 employees and we will cease using third-parties to produce our products.

         In January 2004, we entered into an agreement with Sunkist Growers, Inc. whereby we have been granted a license by Sunkist to manufacture, market and sell Sunkist-trademarked products in The Peoples Republic of China, exclusive of Macao and Hong Kong. The product range included in the trademark license is vitamins and vitamin supplements (excluding vitamin fortified confections). AXM Pharma will market these products under the Sunkist brand name. This agreement is part of our plan to enter into license agreements with larger companies to market and sell leading products / brands in The Peoples Republic of China.


Regulatory Matters

         Beginning July 1, 2004, all pharmaceutical companies must obtain national approval licenses to manufacture each of their pharmaceutical products. The application period can take more than 100 working days. In April 2004, we submitted applications to renew licenses for all of our pharmaceutical products. We are attempting to expedite the review process. Under these timelines, we expect to receive approval by October 2004. In June 2004, we submitted applications for Good Manufacturing Practices certification pursuant to the requirements of State Food and Drug Administration, and we are required to obtain Good Manufacturing Practices certification prior to December 31, 2004. However, our new products, such as Whisper Feminine hygiene product and certain vitamin products that we intend to produce under our license agreement with Sunkist, do not require approval as pharmaceutical products and may therefore be produced and sold earlier. The Sunkist products more likely require approval as a food product, which takes approximately one month to obtain. Regardless of the type of approval that is necessary, until we receive these regulatory approvals and our products are ready for sale, we will not receive any revenues from the sale of our products.

         In March 2004,we were disqualified from a competitive bidding process for the sale of Asarone direct to hospitals in Shanghai because we could not provide the documentation such as the Good Manufacturing Practices certification required by the local government. As a result, we were unable to sell Asarone direct to hospitals in Shanghai from July 2004 for a period of two years. Management had planned, however, to switch from direct to hospital sales to over the counter sales at pharmacies because of the greater margins available through over the counter sales although this change could not be accomplished in accordance with our internal time frame due to the factory construction, the need for Good Manufacturing Practices certification and the need for approval of our licenses to manufacture our pharmaceutical products at the national level. We are currently searching for a distributor to implement such sales in Shanghai once the State Food and Drug Administration renews our licenses and we obtain Good Manufacturing Practices certification.

Approval of American Stock Exchange Listing

         In March 2004, our application to list and trade our common stock on the American Stock Exchange was approved by AMEX and our common stock commenced trading on AMEX on March 3, 2004 under the symbol "AXJ."

Financing

         On June 24, 2004, we completed a private equity financing of $3,042,500 with 11 accredited investors. After payment of costs and expenses, including fees of the placement agent, we received net proceeds of approximately $2,773,800. We issued 30.425 shares of our Series C Preferred Stock, $.001 par value per share, at a price per share of $100,000 and 357,936 common stock purchase warrants, each of which entitles the holder to purchase one share of our common stock, $.001 par value, for a period of three years from the date of issuance at an exercise price equal to $5.50 per share. Each share of the preferred stock is convertible into a number of fully paid and nonassessable shares of our common stock at the fixed conversion price of $4.25 per share. The warrants are redeemable by AXM Pharma under certain circumstances. For further information regarding the preferred stock and warrants see "Description of Securities - Series C Preferred Stock" and "Description of Securities -Warrants."

         In addition to its fees and expenses, the placement agent received a three-year warrant to purchase up to 3 shares of our Series C Preferred Stock at a price of $100,000 per share and up to 35,793 warrants.

         Also in connection with the issuance of the shares of preferred stock and warrants issued on June 24, 2004, we agreed to file the current registration statement with the Securities and Exchange Commission to register for resale the shares of our common stock into which the shares of our preferred stock may be converted and the shares of common stock issuable upon the exercise of the warrants. We are required to file such registration statement on or before July 15, 2004. If the registration statement is not declared effective by October 15, 2004, we will be required to pay liquidated damages equal to 1.0% of the amount invested and shall pay liquidated damages equal to 0.5% of the amount invested for each subsequent 30-day period. In no event however, shall the liquidated damages exceed 18% in the aggregate. We are required to keep this registration statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all of the securities covered by such registration statement have been sold or (y) the date on which such securities may be sold without any restriction pursuant to Rule 144 as determined by the counsel to AXM Pharma pursuant to a written opinion letter, addressed to our transfer agent to such effect. We also agreed to provide the same penalty provisions to our Series B Shareholders whose stock is also being registered as part of this prospectus.


         On December 31, 2003, we completed a private equity financing of $1,935,000 with two accredited investors. After payment of costs and expenses, including fees of the placement agent, we received net proceeds of approximately $1,740,000. We issued 860,000 shares of our preferred stock, at a price per share of $2.25 and 1,000,000 warrants. Each share of preferred stock is convertible, at the option of the holder, into one share of common stock, subject to adjustment for certain occurrences. Each warrant entitles the holder to purchase one share of our common stock for a period of five years from the date of issuance at a price of $3.00 per share. Holders of our warrants may also exercise the warrants through a cashless exercise under certain circumstances. The warrants are redeemable by AXM Pharma under certain circumstances. For further information regarding the preferred stock and warrants see "Description of Securities - Series B Preferred Stock" and "Description of Securities -Warrants."

         In addition to its fees and expenses, TN Capital Equities, Ltd., the placement agent, received a five-year warrant to purchase up to 86,000 shares of our preferred stock for $2.25 per share and up to 100,000 warrants to purchase shares of our common stock upon exercise at $3.00 per share, on a pro-rata basis to the number of shares of preferred stock purchased.

         Also in connection with the issuance of the shares of preferred stock and warrants issued on December 31, 2003, we agreed to file a registration statement with the Securities and Exchange Commission to register the shares of common stock issuable upon conversion of the preferred stock and exercise of the warrants. We are required to file such registration statement within six months of December 31, 2003. There are, however, no specific penalty provisions specified in the purchase documents if we do not file within such time period.

         On September 12, 2003, we completed a private equity financing of $5,500,000 with two accredited investors. After payment of costs and expenses, including fees of the placement agent, we received net proceeds of approximately $4,850,000. Pursuant to the terms of the purchase agreements with our investors, dated as of August 21, 2003, and September 12, 2003, we issued 2,750,000 shares of our preferred stock, $.001 par value per share, at a price per share of $2.00 and 2,750,000 warrants. Each share of preferred stock is convertible, at the option of the holder, into one share of common stock, subject to adjustment for certain occurrences. Each warrant entitles the holder to purchase one share of our common stock for a period of five years from the date of issuance at a price of $3.00 per share. Holders of our warrants may also exercise the warrants through a cashless exercise under certain circumstances. The warrants are redeemable by AXM Pharma under certain circumstances. For further information regarding the preferred stock and warrants see "Description of Securities - Series A Preferred Stock" and "Description of Securities -Warrants."

         In addition to its fees and expenses, TN Capital Equities, Ltd., the placement agent, received a five-year warrant to purchase up to 275,000 units. Each unit granted to the placement agent consists of one share of our preferred stock and one common stock purchase warrant. The placement agent's warrants are exercisable at a price of $2.00 per unit.

         Also, in connection with the issuance of the shares of our preferred stock and warrants to our investors, we agreed to file a registration statement with the Securities and Exchange Commission in order to register for resale the shares of our common stock into which the shares of our preferred stock may be converted and the shares of common stock issuable upon the exercise of the warrants. We are required to keep this registration statement effective until such time as all of the common stock underlying the shares of our preferred stock and the warrants is freely tradeable under the Securities Act of 1933, as amended.

         Pursuant to the purchase agreements with our investors, each investor agreed to certain dribble-out provisions with regard to sales of common stock issuable upon conversion of the preferred stock and exercise of the warrants. Specifically, each investor agreed not to sell, in any calendar month during the one-year period beginning on the date of the purchase agreements, more than 1/12 of the aggregate number of shares of common stock issuable to such investor. However, the number of shares that can be sold is cumulative and begins to accumulate on the day following the date of the purchase agreements. Also, the number of shares that can be sold in any calendar month increases to 1/6 of such aggregate number of shares of common stock issuable to such investor in the event the average daily trading volume in our common stock is equal to or greater than 200,000 shares per day in the previous 20 trading days.

         Our executive officers, directors and 5% or greater shareholders have also agreed to abide by lock-up provisions substantially similar to those agreed to by the investors in the purchase agreements.

Name Change

         On October 1, 2003, we changed our name from "Axiom Pharmaceuticals, Inc." to "AXM Pharma, Inc." Our name change, which was approved by written consent of a majority of our shareholders and by unanimous resolution of our Board of Directors, was made in conjunction with the settlement of a claim of trademark infringement alleged by Axiom Pharmaceutical Corporation on September 29, 2003. See "Legal Proceedings."

         In April 2004, the Liaoning Province Bureau of Industry and Commerce and the Liaoning Province Ministry of Foreign Trade and Investment approved a name change of our wholly owned subsidiary, Shenyang Tianwei Werke Pharmaceuticals Co., Ltd., to AXM Pharma Shenyang, Inc. The name change and government approval paves the way for us to rebrand our products under the AXM banner. We are currently undertaking a full redesign and reconfiguration of our packaging by our international brand consulting firm, ZZAD and Ogilvy and Mather.

                                  RISK FACTORS

         You should carefully consider the risks described below before making an investment in AXM Pharma. All of these risks may impair our business operations. If any of the following risks actually occurs our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS

We may not be able to adequately protect and maintain our intellectual property.

         Our success will depend in part on our ability to protect and maintain intellectual property rights and licensing arrangements for our products. No assurance can be given that licenses or rights used by AXM Pharma will not be challenged, invalidated, infringed or circumvented, or that the rights granted thereunder will provide competitive advantages to us. There can be no assurance that we will be able to obtain a license to any third-party technology that we may require to conduct our business or that such technology can be licensed at a reasonable cost. There is no certainty that we will not be challenged by our partners for non-compliance with our licensing arrangements. Furthermore, there can be no assurance that we will be able to remain in compliance with our existing or future licensing arrangements. Consequently, there may be a risk that licensing arrangements are withdrawn with no penalties to the licensor or compensation to AXM Pharma.

We may not be able to obtain regulatory approvals for our products or reimbursement from the sale of our products.

         The manufacture and sale of pharmaceutical products in The Peoples Republic of China is highly regulated by a number of state, regional and local authorities. These regulations significantly increase the difficulty and costs involved in obtaining and maintaining regulatory approval and reimbursement listings for marketing new and existing products. In addition, our future growth and profitability are, to a significant extent, dependent upon our ability to obtain timely regulatory approvals and reimbursement from the relevant authorities.

         The State Food and Drug Administration of The Peoples Republic of China recently implemented new guidelines for licensing of pharmaceutical products. All existing manufacturers with licenses, which are currently valid under the previous guidelines, are required to apply for Good Manufacturing Practices certification by June 30, 2004, and to receive approval by December 31, 2004. We believe that our new factory, which is currently under construction in Shenyang and being constructed to meet more stringent U.S. Good Manufacturing Practices requirements, will pass the certification process and that our current licenses will be renewed under the new guidelines. However, should we fail to receive certification under the new guidelines promulgated by the State Food and Drug Administration, our business would be impacted in a materially adverse manner.

         In addition, we are required to obtain or seek to obtain national approval licenses to manufacture each of our pharmaceutical products. By law, the approval process for these licenses can take more than 100 working days. An expedited review may be possible, but it only reduces the process by approximately two months. While pending approval, companies are not allowed to manufacture or sell any of their drugs. We submitted our applications in April 2004 and believe that we will gain approval and resume sales by October 2004 however we have been required to cease the manufacture and sale of our drug products since June 30, 2004. Depending on how long the approval process ultimately takes, the Company could lose up to six months of our pharmaceutical sales.

Our dependence on certain local parties may impact our ability to control certain aspects of our operations.

         Our operations may become substantially dependent on local Chinese partners to provide marketing expertise and knowledge of the local regulatory environment in order to facilitate the acquisition of necessary licenses and permits. Any failure to form or maintain alliances with local partners, or the preemption or disruption of such alliances by our competitors or otherwise, could adversely affect our ability to penetrate and compete successfully in the Chinese marketplace. In addition, in the uncertain legal environments in The Peoples Republic of China, our business may be vulnerable to local government agencies or other parties who wish to renegotiate the terms and conditions of, or terminate, their agreements or other understandings with AXM Pharma.

Our ability to successfully integrate management of our U.S. parent company and our Chinese operating subsidiary will have a material impact on our ability to successfully operate our business.

         At AXM Shenyang, there are clear indications that management deficiencies have arisen at the senior level, which result, in many cases, from the difficulty to successfully implement U.S. style management at a Chinese operating company and the difficulty faced by U.S. trained managers operating in China. These deficiencies may have contributed to the delays in the process to obtain national approval licenses and the lower than expected sales in the 2nd quarter. We and AXM Shenyang are actively seeking solutions to these issues. Such solutions may include, among other actions, the hiring of senior level managers who are familiar with both U.S. management methods and Chinese language and culture. In the event that we are unable to implement such solutions in a timely manner it could have a material adverse effect on our business and operations, including but not limited to, further delays in future anticipated national approval licensing activities and the ramp-up of the sales of new and existing products.


We rely on third parties for the supply, manufacture and distribution of our products.

         Third parties have manufactured and distributed all of our products. We have not, and do not have manufacturing facilities, personnel or access to raw materials to independently manufacture our products. Prior to the interruption in the manufacture and sale of our drugs for regulatory reasons and because our factory is still under construction, our products were manufactured by Qiqihaer Pharmaceutical Factory 2 and distributed by Liaoning Weikang Medicine Co. Ltd. Except for any contractual rights and remedies that we may have had with our manufacturer and our distributor, we did not have any control over the availability of our products, their quality or cost or the actual distribution of our products. Our current distribution agreement with Liaoning Weikang Medicine Co. Ltd. expired at the end of March 2004. Although Liaoning Weikang Medicine Co. Ltd. verbally agreed to continue as our distributor, we have not signed a definitive written agreement for distribution of our products with Liaoning Weikang Medicine Co. Ltd. Our manufacturing agreement with Qiqihaer Pharmaceutical Factory 2 will expire in September 2004. Depending upon when our national license application and Good Manufacturing Practices certification are approved, our new factory may be operational and therefore we may no longer require the services of Quiqihaer Pharmaceutical. We have also begun discussions and negotiations with other third-party manufacturers whom we may employ if our new factory is not complete by September 2004. If however, construction of our new factory is not complete and we are unable to obtain or retain third-party manufacturers and distributors on commercially acceptable terms we may not be able to produce and distribute our products as planned. If we encounter delays or difficulties with our contract manufacturer in producing or packaging our products or with our distributor in distributing our products, the production, distribution, marketing and subsequent sales of these products would be adversely affected, and we may have to seek alternative sources of supply or distribution or abandon or sell product lines on unsatisfactory terms. We may not be able to enter into alternative supply, production or distribution arrangements on commercially acceptable terms, if at all. There can be no assurance that the manufacturer we engage will be able to provide sufficient quantities of these products or that the products supplied will meet with our specifications or that our distributor will be able to distribute our products in accordance with our requirements. In addition, production of our products may require raw materials for which the sources and quantities are limited. An inability to obtain adequate supplies of raw materials could significantly delay development, regulatory approval and marketing of our products.


During the fiscal years ended December 31, 2003 and 2002, one distributor accounted for 100% of our net revenues.

         During the fiscal years ended December 31, 2003 and 2002, one distributor, Liaoning Weikang Medicine Co., Ltd., accounted for 100% of our net revenues during the past two fiscal years. Any dispute with Liaoning Medicine Co. could have a material adverse effect on our ability to distribute our products. Additionally, should Liaoning Weikang Medicine Co.'s business suffer for any reason or if they encounter problems with their customers our business would be adversely affected.

         Additionally, our distributor, Liaoning Weikang Medicine Co. is required to comply with new Good Sales Practices guidelines promulgated by the State Food and Drug Administration by December 31, 2004. We have been informed by Liaoning Weikang Medicine Co. that they are in the process of preparing for this certification requirement and that they expect to meet the new requirements. If, however, Liaoning Weikang Medicine Co. does not meet the new certification requirements, we would be forced to find a new distributor for our products that is in compliance with the new guidelines. Any delay in our distribution caused by such an event could have a material adverse effect on our business. Furthermore, we may not be able to obtain terms as favorable to us from a new distributor as the terms we have currently negotiated with Liaoning Weikang Medicine Co., which could also have an adverse effect on our business.

         On July 29, 2004 we signed a distribution agreement with China Zuellig Xinxing Pharmaceutical Company Limited. Under the terms of the agreement, Zuellig Xinxing has an exclusive right to distribute, market and sell Whisper Feminine Hygiene Wash in Beijing and the trade channels (retail pharmacy and hospital channel) defined by us. The agreement with Zuellig Xinxing is effective for one (1) year, and is thereafter renewable automatically on the anniversary of the date the agreement was entered, for additional one-year terms. Zuellig Xinxing is and will continue to negotiate with retail pharmacies in Beijing. However, if the pharmacies do not agree to carry our products it could have a material adverse effect on our Beijing sales and business.

We may have difficulty competing with larger and better financed companies in our sector.

         The ethical and over-the-counter drug markets in The Peoples Republic of China are very competitive and competition may increase. Products compete on the basis of efficacy, safety, side effect profiles, price and brand differentiation. Some of our competitors may have greater technical and financial resources than AXM Pharma and may use these resources to pursue a competitive position that threatens our products. Our products could be rendered obsolete, or uneconomical by the development of new pharmaceuticals to treat conditions addressed by our products, as a result of technological advances affecting the cost of production, or as a result of marketing or pricing action by one or more of our competitors.

We are dependant on certain key existing and future personnel.

         Our success will depend, to a large degree, upon the efforts and abilities of our officers and key management employees such as Peter Cunningham, our Chief Executive Officer; Chet Howard, our Chief Financial Officer; and Wang Wei Shi, Chief Executive Officer of AXM Shenyang and Chairman of AXM Pharma. The loss of the services of one or more of our key employees could have a material adverse effect on our operations. We currently only have an employment agreement with Peter Cunningham. We do not currently maintain key man life insurance on any of our key employees. In addition, as our business plan is implemented, we will need to recruit and retain additional management and key employees in virtually all phases of our operations. Key employees will require not only a strong background in the pharmaceutical industry, but a familiarity with language and culture in the markets in which we compete. We cannot assure that we will be able to successfully attract and retain key personnel.

Our growth is dependent on our ability to successfully develop, acquire or license new products and on our ability to successfully introduce such products to the market.

         We must invest substantial time, resources and capital in identifying and developing new drugs, dosage and delivery systems, either on our own or by acquiring and licensing such products from third parties. Our growth depends, in part, on our success in such process. Our planned expansion over time is founded on a simple principal of introducing two new products or line extensions each year and to expand distribution into two new territories each year. This strategy has the advantage of building brands through geographic expansion and line extensions, and establishing incremental capabilities for new product introductions. We believe that our planned expansion will require approximately $9.5 million in total over the next year, which we intend to fund out of our future revenues and, if necessary, additional financing. If we are unable to either develop new products on our own or acquire licenses for new products from third parties, our ability to grow revenues and market share will be adversely affected. In addition, we may not be able to recover our investment in the development or acquisition of new products, given that projects may be interrupted, unsuccessful, not as profitable as initially contemplated or we may not be able to obtain necessary financing for such development if we are unable to fund such development or acquisition from our future revenues. Even if we are able to develop acquire or license new products, our growth could be materially adversely impacted if we are unable to successfully market and sell such new products once they are available to us.

We may be subject to product liability claims in the future.

         We face an inherent business risk of exposure to product liability claims in the event that the use of our technologies or products are alleged to have resulted in adverse side effects. Side effects or marketing or manufacturing problems pertaining to any of our products could result in product liability claims or adverse publicity. These risks will exist for those products in clinical development and with respect to those products that receive regulatory approval for commercial sale. Furthermore, although we have not historically experienced any problems associated with claims by users of our products, we do not currently maintain product liability insurance. We plan to have a product liability insurance plan in place by the second quarter of fiscal 2004 however there can be no assurance that we will be able to acquire product liability insurance with terms that are commercially feasible.


RISKS RELATING TO THE PHARMACEUTICAL INDUSTRY IN THE PEOPLE'S REPUBLIC OF CHINA

Changes in the laws and regulations in The Peoples Republic of China may adversely affect our ability to conduct our business.

         The pharmaceutical industry is relatively new in the emerging markets of The Peoples Republic of China that we are targeting, and the manner and extent to which it is regulated in these geographical areas is evolving. As a Chinese corporation, AXM Pharma is subject to the Company Law of The Peoples Republic of China and more specifically to the Foreign Company provisions of the Company Law and the Law on Foreign Capital Enterprises of the People's Republic of China. Additionally, as a pharmaceutical company, we are subject to the Pharmaceutical Administrative Law. Changes in existing laws or new interpretations of such laws may have a significant impact on our methods and costs of doing business. For example, new legislative proposals for pharmaceutical product pricing, reimbursement levels, approval criteria and manufacturing requirements may be proposed and adopted. Such new legislation or regulatory requirements may have a material adverse effect on our financial condition, results of operations or cash flows. In addition, we will be subject to varying degrees of regulation and licensing by governmental agencies in The Peoples Republic of China. There can be no assurance that the future regulatory, judicial and legislative changes will not have a material adverse effect on AXM Pharma, that regulators or third parties will not raise material issues with regard to AXM Pharma or our compliance or non-compliance with applicable laws or regulations or that any changes in applicable laws or regulations will not have a material adverse effect on AXM Pharma or our operations.

We may experience barriers to conducting business due to governmental policy.

         The State Food and Drug Administration of The Peoples Republic of China set up a classification administrative system in 1999 for prescription and over-the-counter drugs. Since then, the State Food and Drug Administration has issued a series of guidelines for interpretation of the new classification system for labeling, usage instructions and packaging of over-the-counter products. The State Food and Drug Administration currently requires that pharmaceutical manufacturers clearly label drugs for over-the-counter sales and distinguish them from those to be sold in hospitals as ethical drugs. We have instituted this policy as required by the State Food and Drug Administration. To date, we have never experienced any problems with compliance with the regulations of the State Food and Drug Administration. We have never been investigated for noncompliance by this agency nor have we violated any regulations of the State Food and Drug Administration.

Our business may be adversely affected by government plans to consolidate state owned pharmaceutical companies in the Peoples Republic of China.

         The Ministry of Commerce announced plans to consolidate nearly 5,000 state owned pharmaceutical companies into approximately 12 to 15 companies. The Ministry of Commerce has stated that it targets the size of these remaining firms to be at least U.S.$ 10.0 billion revenue per annum in the future (U.S.$
5.0 billion by the year 2010). Their primary business will be to make generic pharmaceutical products for sale to state owned hospitals. The planned consolidation has already commenced and is anticipated to continue until the goals of the Ministry of Commerce have been realized. The Ministry of Commerce has set a near term goal of having 10 large companies with annual sales of over RMB 5 billion by 2005. We are not aware, however, at this time of how many companies have been consolidated or when the planned consolidation will be completed. A recent example of the consolidation amongst state owned pharmaceutical companies is the acquisition by the conglomerate Huayuan Group of a 40% stake in Shanghai Pharmaceutical Group. This new company will be involved in manufacture, distribution and research and development. An objective of the consolidation is to establish a manufacturing standard consistent with U.S. Good Manufacturing Practices. It is planned that all products manufactured in The Peoples Republic of China will meet U.S. Good Manufacturing Practices standard in the future.

         AXM Pharma has initiated several programs to mitigate any potential negative impact that this consolidation may have. These steps include commencing construction of a U.S. Good Manufacturing Practices qualified facility that will comply with both Chinese and U.S. requirements; seeking to license original molecules from multi national pharmaceutical firms and specialist drug discovery firms to participate in the patented prescription product segment of the market which provides certain protections and pricing multiples not available in other segments;; and pursuing expansion into the distribution segment of the pharmaceutical business which is being opened for foreign companies at this time. This access is supported by new government regulation. Despite these steps, however, should The Ministry of Commerce follow through with its plans to consolidate the many fragmented Chinese pharmaceutical companies into a smaller number of large firms, we will face increased competition from large, well funded, government supported companies. Our business could be adversely affected by this increased competition.

RISKS RELATING TO THE PEOPLE'S REPUBLIC OF CHINA

Capital outflow policies in The Peoples Republic of China may hamper our ability to remit income to the United States.

         The Peoples Republic of China has adopted currency and capital transfer regulations. These regulations may require that we comply with complex regulations for the movement of capital. In order to comply with these regulations we may have to revise or change the banking structure of our company or its subsidiaries Although we believe that we are currently in compliance with these regulations, should these regulations or the interpretation of them by courts or regulatory agencies change we may not be able to remit all income earned and proceeds received in connection with our operations to the U.S.

Fluctuation of the Renminbi could materially affect our financial condition and results of operations.

         The value of the Renminbi fluctuates and is subject to changes in The Peoples Republic of China's political and economic conditions. Since 1994, the conversion of Renminbi into foreign currencies, including United States dollars, has been based on rates set by the People's Bank of China, which are set daily based upon the previous day's interbank foreign exchange market rates and current exchange rates on the world financial markets. Since 1994, the official exchange rate for the conversion of Renminbi to United States dollars has generally been stable. As of November 15, 2003, the exhange rate between the Renminbi and the United States dollar was 8.26 Renminbi to every one United States dollar.

We may face obstacles from the communist system in The Peoples Republic of China.

         Foreign companies conducting operations in The Peoples Republic of China face significant political, economic and legal risks. The Communist regime in The Peoples Republic of China, including a stifling bureaucracy, may hinder Western investment. Another obstacle to foreign investment is corruption. There is no assurance that we will be able to obtain recourse, if desired, through The Peoples Republic of China's poorly developed and often corrupt judicial systems.

We may have difficulty establishing adequate management, legal and financial controls in The Peoples Republic of China.

         The Peoples Republic of China historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in The Peoples Republic of China. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Trade barriers and taxes may have an adverse effect on our business and operations.

         We may experience barriers to conducting business and trade in our targeted emerging markets in the form of delayed customs clearances, customs duties and tariffs. In addition, we may be subject to repatriation taxes levied upon the exchange of income from local currency into foreign currency, substantial taxes of profits, revenues, assets and payroll, as well as value-added tax . The markets in which we plan to operate may impose onerous and unpredictable duties, tariffs and taxes on our business and products, and there can be no assurance that this will not have an adverse effect on our finances and operations.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in The Peoples Republic of China.

         Because several of our directors, including Wei Shi Wang, the chairman of our Board of Directors, are Chinese citizens it may be difficult, if not impossible, to acquire jurisdiction over these persons in the event a lawsuit is initiated against AXM Pharma and/or its officers and directors by a shareholder or group of shareholders in the U.S. Also, although our executive officers are U.S. citizens, because they may be residing in The Peoples Republic of China at the time such a suit is initiated achieving service of process against such persons would be extremely difficult. Furthermore, because the majority of our assets are located in The Peoples Republic of China it would also be extremely difficult to access those assets to satisfy an award entered against us in U.S. court.

There can be no guarantee that The Peoples Republic of China will comply with the membership requirements of the World Trade Organization.

         Due in part to the relaxation of trade barriers following World Trade Organization accession in January 2002, we believe The Peoples Republic of China will become one of the world's largest pharmaceutical markets by the middle of the twenty-first century. As a result, we believe the Chinese market presents a significant opportunity for both domestic and foreign drug manufacturers. With the Chinese accession to the World Trade Organization, the Chinese pharmaceutical industry is gearing up to face the new patent regime that is required by World Trade Organization regulation. The Chinese government has begun to reduce its average tariff on pharmaceuticals. The Peoples Republic of China has also agreed that foreign companies will be allowed to import most products, including pharmaceuticals, into any part of The Peoples Republic of China. Current trading rights and distribution restrictions are to be phased out over a three-year period. In the sensitive area of intellectual property rights, The Peoples Republic of China has agreed to implement the trade-related intellectual property agreement of the Uruguay Round. There can be no assurances that The Peoples Republic of China will implement any or all of the requirements of its membership in the World Trade Organization in a timely manner, if at all.

The recent outbreak of Severe Acute Respiratory Syndrome (SARS) may adversely impact our operations and the operations of our contract manufacturers and distributors.

         The SARS outbreak has been most notable in Asia, in particular The Peoples Republic of China, Singapore and Vietnam. Our principal administrative, sales, marketing and production development facilities are located in the Northern portion of The Peoples Republic of China and the operations of all of our contract manufacturers and distributors are located in The Peoples Republic of China, as well. The development, manufacture, marketing and distribution of our pharmaceutical products could suffer if a significant number of our employees or the employees of our contract manufacturers or distributors contract SARS or otherwise are unable to fulfill their responsibilities. In addition, while we possess technology that would allow us to develop and market products with minimal travel to or from Asia, our business could also be harmed if travel to or from Asia and the United States is restricted or inadvisable. Because of our relatively small size, many of our competitors may be better able to withstand the adverse impact to their businesses resulting from the SARS outbreak.

RISKS RELATING TO THE OFFERING

There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities.


         There is currently only a limited public market for our common stock, which is listed on the American Stock Exchange, and there can be no assurance that a trading market will develop further or be maintained in the future. During the month of May 2004, our common stock traded an average of approximately 55,000 shares per day. As of August 26, 2004, the closing bid price of our common stock on the American Stock Exchange was $2.71 per share. As of August 26, 2004, we had approximately 109 shareholders of record not including shares held in street name. In addition, during the past two years our common stock has had a trading range with a low price of $.09 per share and a high price of $7.30 per share.


The fact that our directors and officers own approximately 43.70% of our capital stock may decrease your influence on shareholder decisions.

         Our executive officers and directors, in the aggregate, beneficially own approximately 43.70% of our capital stock. As a result, our officers and directors, will have the ability to influence our management and affairs and the outcome of matters submitted to shareholders for approval, including the election and removal of directors, amendments to our bylaws and any merger, consolidation or sale of all or substantially all of our assets.

The outstanding warrants may adversely affect AXM Pharma in the future and cause dilution to existing Shareholders.

         The holders of the warrants have until August 21, 2008, September 12, 2008, December 31, 2008, and June 24, 2007 respectively, to exercise their warrants. There are currently 3,683,689 warrants outstanding, which are exercisable at a price of $3.00 per share, with the exception of those warrants which expire on June 24, 2007, which are exercisable at a price of $5.50 per share, subject to adjustment in certain circumstances. Exercise of the warrants may cause dilution in the interests of other shareholders as a result of the additional common stock that would be issued upon exercise. In addition, sales of the shares of our common stock issuable upon exercise of the warrants could have a depressive effect on the price of our stock, particularly if there is not a coinciding increase in demand by purchasers of our common stock. Further, the terms on which we may obtain additional financing during the period any of the warrants remain outstanding may be adversely affected by the existence of these warrants as well.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING INFORMATION

         Under the Private Securities Litigation Reform Act of 1995, companies are provided with a "safe harbor" for making forward-looking statements about the potential risks and rewards of their strategies. Forward-looking statements often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions.

         Our ability to achieve our goals depends on many known and unknown risks and uncertainties, including changes in general economic and business conditions. These factors could cause our actual performance and results to differ materially from those described or implied in forward-looking statements.

         In addition, these forward-looking statements speak only as of the date of this prospectus. We believe it is in the best interest of our investors to use forward-looking statements in discussing future events. However, we are not required to, and you should not rely on us to, revise or update these statements or any factors that may affect actual results, whether as a result of new information, future events or otherwise.


                                 USE OF PROCEEDS

         We have registered these shares because of registration rights granted to the investors in our recent private equity financing and the other selling shareholders. We will not receive any proceeds upon the conversion of the Preferred Stock into shares of our common stock, however, we received proceeds of approximately $4,977,100 from the initial sale of the Preferred Stock and we could receive up to $9,765,776, net of fees and expenses, from the exercise of the warrants when and if exercised. The net proceeds from the sale of the Preferred Stock and any proceeds received form the exercise of the warrants have been and will be used as set forth in the table below.




         The following table represents estimates only. The actual amounts may vary from these estimates.

Use of Funds                                              Funds Received from Sale of        Funds Received from Sale of
                                                                 Preferred Stock           Preferred Stock and Exercise of
                                                                                                     the Warrants

Partial Costs Associated with the Construction of                   $939,600                         $3,423,700
   Administrative Offices, Laboratory, and Production
   Facilities

Equipment and Systems for New Production Facilities                  950,000                          1,376,987

Working Capital(1)                                                 2,624,200                          4,321,789
Offering Expenses                                                     26,800                             26,800
Placement Agent Fee                                                  436,500                            616,500

   Total(2)                                                       $4,977,100                         $9,765,776

---------------
(1) These funds will be used for the Company's general corporate purposes, including, without limitation, general and administrative expenses, salaries, product development, construction administration, engineering and current Good Manufacturing Practices validation process with U.S. Food and Drug Administration certification..
 (2) The total proceeds assume the exercise of all outstanding warrants, except those contained in the agent warrants held by our placement agent and its assigns.


                              SELLING SHAREHOLDERS

         The following table sets forth certain information concerning the resale of the shares of common stock by the Selling Shareholders. Unless otherwise described below, to our knowledge, no selling shareholder nor any of their affiliates has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. Unless otherwise described below, the Selling Shareholders have confirmed to us that they are not broker-dealers or affiliates of a broker-dealer within the meaning of Rule 405 of the Securities Act, as amended.

         The Selling Shareholders may offer all or some portion of the shares of the common stock or the shares of common stock issuable upon conversion of the Preferred Stock and/or exercise of the warrants. Accordingly, no estimate can be given as to the amount or percentage of our common stock that will be held by the Selling Shareholders upon termination of sales pursuant to this prospectus. In addition, the Selling Shareholder identified below may have sold, transferred or disposed of all or a portion of their shares since the date on which they provided the information regarding their holdings in transactions exempt from the registration requirements of the Securities Act. The number of shares owned and offered hereby by the Selling Shareholders are calculated assuming a one to one conversion price of the Series B preferred stock and a fixed conversion price of $4.25 per share, which conversion prices are subject to adjustment under certain circumstances. See "Description of Securities - Series B Preferred Stock " "Description of Securities - Series C Preferred Stock "Individual beneficial ownership of the Selling Shareholders also includes shares of common stock that a person has the right to acquire within 60 days from June 28, 2004. See "Description of Securities -Warrants."


         As of August 26, 2004, there were 15,913,530 shares of our common stock outstanding and 3,085,030.425 shares of our preferred stock outstanding, which are treated on as converted basis for the purposes of computing the percentage of outstanding securities owned by the Selling Shareholders. Unless otherwise indicated, the Selling Shareholders have the sole power to direct the voting and investment over the shares owned by them. We will not receive any proceeds from the resale of the common stock by the Selling Shareholders. We estimate that our costs and expenses of registering the shares listed herein for resale will be approximately $10,000.

            The Selling Shareholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Shareholders or any other such persons. Furthermore, pursuant to Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares offered hereby.


                             OWNERSHIP OF COMMON STOCK BY SELLING SHAREHOLDERS
                             -------------------------------------------------

                                                   PERCENTAGE OF         NUMBER OF SHARES    PERCENTAGE OF
    NAME OF SELLING          NUMBER OF SHARES      OWNERSHIP PRIOR TO    OFFERED HEREBY      OWNERSHIP AFTER THE
    STOCKHOLDER                                    THE OFFERING(1)                           OFFERING (2)
    -------------------------------------------------------------------------------------------------------------




    SF Capital Partners Ltd.   983,748             4.99%                 100,000              4.99%
    (3)(4)
    c/o Staro Asset
    Management, LLC
    3600 South Lake Drive
    St. Francis, Wisconsin
    53235

    Gryphon Master Fund,     1,969,469             9.99%                 100,000              9.99%
    L.P. (3)(5)
    500 Crescent Court
    Suite 270
    Dallas, Texas  75201

    TerraNova Capital        186,000               0.94%                 186,000                 0%
    Partners (6)
    14 East 60th Street #701
    New York, NY 10022

    Aston Organization (7)   300,000               1.52%                 300,000                 0%
    417 Orchid Ave.
    Corona Del Mar, CA  92625

    XCL Partners (8)         320,000               1.62%                 320,000                 0%
    40 West Chesapeake
    Suite 300
    Towson, MD 21204

    Madden Consulting, Inc.  578,500               2.93%                 285,000              1.45%
    (9)
    37323 17th Ave S
    Federal Way, WA 98003

    Banyan Asia Limited      860,400               4.36%                 860,400                 0%
    (10)
    780 Third Avenue
    44th Floor
    New York, NY 10017

    Banyan Mac 24, Ltd.(3) 1,099,600               5.58%               1,099,600                 0%
    (10)
    780 Third Avenue
    44th Floor
    New York, NY 10017

    Great Eastern            150,000               0.76%                 150,000                 0%
    Securities, Inc.
    2 Seaview Blvd.
    Port Washington, NY 11050

    HC Wainwright             26,846               0.29%                 26,846               0.14%
    245 Park Avenue
    44th Floor
    New York, NY 10167

    John R. Clarke(11)        12,081               0.06%                 12,081                  0%
    H.C. Wainwright & co.
    Inc.
    245 Park Ave., 44th Floor
    New York, NY 10167

    Scott F. Koch(11)         12,080               0.06%                 12,080                  0%
    H.C. Wainwright & Co.
    Inc.
    245 Park Ave., 44th Floor
    New York, NY 10167

    Ari J. Fuchs               1,342               0.01%                  1,342                  0%
    H.C. Wainwright & Co.
    Inc.
    245 Park Ave., 44th Floor
    New York, NY 10167

    J. Rory Rohan(11)          1,342               0.01%                  1,342                  0%
    H.C. Wainwright & Co.
    Inc.
    245 Park Ave., 44th Floor
    New York, NY 10167

    Excalibur Limited        105,882               0.54%                105,882                 0%
    Partnership(3)
    33 Prince Arthur Avenue
    Toronto, ON M5R 1B2

    SRG Capital, LLC(3)      105,882               0.54%                105,882                 0%
    120 Broadway
    40th Floor
    New York, NY 10271

    Greenwich Growth Fund    35,293                0.18%                 35,293                 0%
    Limited(3)
    14 Par-La-Wille Road
    PO Box HM
    2257, Hamilton Bermuda
    HM08

    Whalehaven Fund Limited  35,293                0.18%                 35,293                 0%
    (3)
    14 Par-La-Wille Road
    PO Box HM
    2257, Hamilton Bermuda
    HM08

    Cranshire Capital LP(3)  176,470               0.90%                176,470                 0%
    666 Dundee Road,
    Suite 1901
    Northbrook, Il 60062

    Iroquois Capital, LP(3)  141,175               0.72%                141,175                 0%
    641 Lexington Avenue
    26th Floor
    New York, NY 10022



                                       18


    Omicron Master Trust     176,470               0.90%                176,470                 0%
    (3)
    c/o Winchester Global
    Trust Company,
    Williams House
    20 Reid Street
    Hamilton HM 11, Bermuda


    Stonestreet LP(3)        141,175               0.72%                 141,175                0%
    1300-320 Bay Street
    Toronto, ON
    M5H-4A6 CANADA

    Enable Growth Partners    70,587               0.36%                  70,587                0%
    (3)
    One Sansome, Ste 2900
    San Francisco, CA 94105

    Crescent International    70,587               0.36%                  70,587                 0%
    LTD(3)
    C/o Greenlight
    (Switzerland) SA
    84 Av. Louis-Casai, CH
    1216 Cointrin
    Geneva, Switzerland




                                       19


    Richard Mollinsky(3)      15,000               0.08%                 15,000                  0%
    51 Lords Highway East
    Weston, CT 06883

    Mirador Consulting, Inc.  30,000               0.15%                 15,000               0.08%
    5499 N. Federal Hwy.
    Suite D
    Boca Raton, FL 33487
    (12)



---------------
(1) All Percentages have been rounded up to the nearest one hundredth of one percent.
(2) Since we do not have the ability to control how many, if any, of their shares each of the selling shareholders listed above will sell, we have assumed that all of the selling shareholders will sell all of the shares offered herein for purposes of determining their percentage of ownership following the offering.
(3) The number of shares offered by this prospectus will vary from time to time based upon several factors including the total number of shares of preferred ptock the holders intend to convert and the amount of warrants that may be exercised. See "Prospectus Summary - Recent Developments - Financing." Based upon the terms of the both the preferred stock and the warrants, holders may not convert the Preferred Stock and/or exercise the warrants, if on any date, such holder would be deemed the beneficial owner of more than 9.99% of the then outstanding shares of our common stock, and in the case of all of the holders of preferred stock and warrants other than Gryphon Master Fund, an additional 4.99% cap on exercise of the warrants, which limit may be waived by the holder on 61 days written notice to AXM Pharma with regard to Banyan Mac 24 and Banyan Asia Limited and 65 days written notice with respect to other holders. Additionally, the shares of Preferred Stock are subject to certain anti-dilution provisions, which would be triggered if we were to sell securities at a price below the price at which we sold the Preferred Stock.
(4) SF Capital Partners is an affiliate of Reliant Trading and Shepherd Trading Limited, broker-dealers registered with the National Association of Securities Dealers. The persons having voting, dispositive or investment powers over SF Capital Partners Ltd. are Michael A. Roth and Brian J. Stark.
(5) The person having voting, dispositive or investment powers over Gryphon Master Fund, L.P. is Warren W. Garden, Authorized Agent.
(6) John Steinmetz is the principal of and registered person employed by TN Capital Equities, Ltd., a broker-dealer registered with the National Association of Securities Dealers. John Steinmetz is the person who has voting, dispositive or investment powers with regard to TN Capital Equities, Ltd. and TerraNova Explores Fund 1, LLC.
(7) The person having voting, dispositive or investment powers over Aston Organization is Tom Ronk.
(8) The person having voting, dispositive or investment powers over XCL Partners is Jim Price.
(9) The person who has voting, dispositive or investment powers over Madden Consulting, Inc. is Thomas Madden.
(10) The person who has voting, dispositive or investment powers over Banyan Asia Limited and Banyan Mac 24 is Stephen J. Lemanski.
(11) John R. Clarke, Scott F. Koch, Ari J. Fuchs, and J. Rory Rohan are affiliates of HC Wainwright & Co. broker-dealers registered with the National Association of Securities Dealers.

(12) The shares held by Mirador Consulting, Inc. consists of shares originally issued to Madden Consulting, Inc. and then acquired by Mirador Consulting through a sub-contract agreement between Madden Consulting and Mirador Consulting. Brian S. John has voting, dispositive or investment powers over Mirador Consulting, Inc.


                              PLAN OF DISTRIBUTION

         We are registering the shares of common stock on behalf of the selling shareholders. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be affected at various times in one or more of the following transactions, or in other kinds of transactions:

     o transactions on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the common stock may be listed or quoted at the time of sale;

     o    in the over-the-counter market;

     o in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

     o    in connection with short sales of the shares;

     o    by pledge to secure or in payment of debt and other obligations;

     o through the writing of options, whether the options are listed on an options exchange or otherwise;

     o in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

     o    through a combination of any of the above transactions.

         Each selling shareholder and its successors, including its transferees, pledgees or donees or their successors, may sell the common stock directly to the purchaser or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchaser. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

         The selling security holders and any broker-dealers or agents that are involved in selling the shares will be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

         We have entered into registration rights agreements for the benefit of the selling shareholders to register the common stock under applicable federal and state securities laws. The registration rights agreements provide for cross-indemnification of the selling shareholders and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the common stock, including liabilities under the Securities Act. We will pay substantially all of the expenses incurred by the selling shareholders incident to the registration of the offering and sale of the common stock.

                            THE PHARMACEUTICAL MARKET
                        IN THE PEOPLE'S REPUBLIC OF CHINA

         The Peoples Republic of China is one of the world's major producers of pharmaceuticals. According to IMS Market Research Consulting (Shanghai) currently there are approximately 6,000 pharmaceutical manufacturers operating in The Peoples Republic of China, with the capacity to produce 1,350 ethical drugs and more than 8,000 traditional Chinese medicines. In 2000, the The Peoples Republic of China's pharmaceutical industry had aggregate sales of US$28.2 billion, which represented a 22% increase over aggregate sales in 1999.(1)

         Impact of Accession to World Trade Organization. Due in part to the relaxation of trade barriers following The Peoples Republic of China's accession to the World Trade Organization in January 2002, we believe The Peoples Republic of China will become one of the world's largest pharmaceutical markets by the middle of the twenty-first century. As a result, we believe the Chinese market presents a significant opportunity for both domestic and foreign drug manufacturers. With the Chinese accession to the World Trade Organization, the Chinese pharmaceutical industry is gearing up to face the new patent regime that is required by World Trade Organization regulation, and the Chinese government has begun to reduce its average tariff on pharmaceuticals. The Peoples Republic of China has also agreed that foreign companies will be allowed to import most products, including pharmaceuticals, into any part of The Peoples Republic of China. Current trading rights and distribution restrictions are to be phased out over a three-year period. In the sensitive area of intellectual property rights, The Peoples Republic of China has agreed to implement the trade-related intellectual property agreement of the Uruguay Round. There can be no assurances that The Peoples Republic of China will implement any or all of the requirements of its membership in the World Trade Organization in a timely manner, if at all.

         The Peoples Republic of China's pharmaceutical industry was opened to outside markets earlier than other industrial sectors. With the reduction of tariffs, The Peoples Republic of China will not only be able to import advanced drugs, but many small and medium-sized foreign companies with independent patents will also be able to enter the market. Since The Peoples Republic of China's entry into the World Trade Organization, international pharmaceutical companies are now able to acquire a large share of the Chinese pharmaceutical market. These companies may be able to gain total control over their distribution networks and not have to rely on the complex and costly Chinese supply network. An open market will give international companies a better opportunity of having their products included on The Peoples Republic of China's provincial and municipal lists of drugs that are subject to state reimbursement. In addition, the intellectual property rights of foreign manufacturers may be better protected.

         Traditional Chinese medicines are likely to be less affected by The Peoples Republic of China's World Trade Organization accession. However, it is expected that The Peoples Republic of China will have to develop and utilize modern laboratory methods to demonstrate the efficacy of Traditional Chinese medicines. In addition, The Peoples Republic of China is requiring manufacturers of Western prescription and over-the-counter medicines that conform to new international standards of quality and efficacy. The Chinese government is determined to nurture its own large pharmaceutical companies, while reducing the number of small companies. It is anticipated that this government determination will boost the quality of Chinese medicine and enhance The Peoples Republic of China's ability to compete in world markets.


         Foreign drug companies are expected to benefit from The Peoples Republic of China's World Trade Organization accession in three significant areas: First, they will be able to acquire a larger share of the Chinese market; open competition will give foreign drug companies a better chance of having their products included on The Peoples Republic of China's provincial and municipal lists of drugs that are subject to state reimbursement. Second, they may be able to gain increased control over their distribution networks and may not have to rely on the complex and costly Chinese supply network. Finally, the intellectual property rights of foreign drug companies will be accorded enhanced protection. However, given The Peoples Republic of China's past performance in adhering to international agreements, there can be no assurance that any or all of these benefits will be achieved.

                  Regional Industry Development. The eastern coastal areas of The Peoples Republic of China are still the source of the greatest sales growth of The Peoples Republic of China's pharmaceutical industry. The value added of


-----------------------
(1) The statistics and market data regarding the Pharmaceutical Market in the Peoples Republic of China was based upon the report titled "IMS Market Research Consulting (Shanghai), Market Prognosis Asia, 2003-2007, China Report," prepared by IMS Market Research Consulting (Shanghai) is a subsidiary IMS Health (NYSE:
RX) ("IMS"), a global pharmaceutical market research company, operating in China.

the 12 coastal economically-developed provinces and municipalities, including Jiangsu, Zhejiang, Shandong, Guangdong, Liaoning, Shanghai and Beijing, comprised approximately 64% of the total sales growth over the period from 2000 to 2002. Seven of the 16 Chinese provinces, municipalities and autonomous regions reported a 20% or more growth rate from 2000 to 2002.

THE PEOPLES REPUBLIC OF CHINA'S OVER-THE-COUNTER MARKET DRIVERS

         We believe the following factors are the key market-driving forces in the projected growth of The Peoples Republic of China's over-the-counter pharmaceutical industry:

         Government Policy. The State Food and Drug Administration of The Peoples Republic of China set up an administrative system in 1999 for the classification of pharmaceutical products into the categories of prescription and over-the-counter drugs. Since then, the State Food and Drug Administration has issued a series of guidelines on the interpretation of the new classification system on labeling, usage instructions and packaging of over-the-counter products. At present, there are approximately 700 over-the-counter drugs classified by the State Food and Drug Administration. A second group of over-the-counter drugs is under consideration by the State Food and Drug Administration in consultation with the Chinese pharmaceutical industry. According to the State Food and Drug Administration's plan, it is estimated that approximately 70% of registered drugs will be classified as over-the-counter.

         Economic and Social Development. In The Peoples Republic of China, awareness is increasing about health care and the importance of self-medication. The rapid rise in living standards and disposable income has made possible self-medication on a continued basis for a large number of people. We believe achievement of satisfactory results through such easy self-health management is winning over an increasingly large number of people across age groups. The domestic over-the-counter market is also expanding as a result of rapid growth in target urban consumer populations. Currently, the total number of non-state-owned-enterprise workers (workers who are not covered by state health insurance) has overtaken that of state-owned-enterprise employees. Increased levels of international exchange and commercial activity have greatly added to the number of tourists and mobile populations, which, compared with other populations, tend to have higher incomes. The ongoing and proposed future reforms to the healthcare insurance system should divert more of the population to self-medication and over-the-counter consumption. Rural areas likely will become large potential markets for over-the-counter drugs. We believe the relative safety, low toxicity, efficacy, ease of use, and reasonable pricing of most over-the-counter drugs will make many over-the-counter drugs a preferred choice for the rural healthcare market in which medical services are scarce and virtually non-existent in remote locations.

         Technical Development. Adjustment in drug usage patterns should also push the over-the-counter market forward. In recent years, the conversion from prescription to over-the-counter drugs has become more frequent, which has resulted in a widening range of diseases and symptoms for which over-the-counter drugs are available. Consumption of nutritional supplements and medicated cosmetics in the over-the-counter sector is increasing, which should further enlarge the scope of over-the-counter application.

         The Peoples Republic of China's Drugstore Development. The development of the retail drugstore sector in The Peoples Republic of China since the most recent round of healthcare reforms began in 1998 has been rapid. Chain drugstores soon followed; since the promulgation of Chain Drugstores Regulations in 1998, more than 260 companies have been approved by the State Food and Drug Administration as chain drugstores. Of the roughly 120,000 Chinese retail pharmacies as of December 2002, 260 were chain drugstore enterprises that managed in the aggregate 5,096 retail outlets. According to recent industry figures, there are an average of 26 retail drugstores for each chain; and the largest chain had a total of 231 interregional retail outlets. As of December 2002, the largest retail sales of a chain drugstore in The Peoples Republic of China amounted to RMB300.0 million, or US$36.59 million.

         Chinese Consumers Trends. Recent consumer studies indicate that 86% of drug stores in Beijing carry promotional advertising inside the retail outlet, while another 59% use advertisements for external window displays. Seventy-one of the 100 drug stores surveyed also hosted on-site promotional events conducted by drug manufacturers. Television and radio commercials, pamphlets, journal and newsletter advertising, billboards and medical information hotlines are also used by manufacturers to promote their drug products to the public. Although more than half of the average urban consumers in The Peoples Republic of China know the brand names of commonly advertised over-the-counter products, only 16% are influenced by advertising to buy these products. The caution of Chinese consumers may stem from years of exposure to aggressive but medically unsubstantiated claims of efficacy advertised by some Chinese manufacturers, especially those dealing with herbal medicines. Although the State Food and Drug Administration's "truth in advertising" regulations have sought to curtail the advertising of cure-all products, the tendency of medically unsubstantiated claims persists among some Chinese manufacturers and the State Food and Drug Administration is unable to police all violations. In addition, recent studies show that the drug store sales clerks play a major role in influencing the consumer in his or her drug purchases. Sales clerk input and on-site educational promotion of products accounted for 58% of consumer selection, while counter displays attracted another 25.8%. We believe retail drug store outlets should play a powerful role in the development of The Peoples Republic of China's pharmaceutical market for prescription and non-prescription pharmaceutical products. Barring radical changes in The Peoples Republic of China's medical reform policies, the average consumer will increasingly be buying medication at retail drug stores.

THE PEOPLES REPUBLIC OF CHINA'S OVER-THE-COUNTER MARKET CHARACTERISTICS

         The following are the three key market characteristics of the Chinese over-the-counter pharmaceutical marketplace.

         Production and Price. Relatively simple off-patent technology makes entry barriers low. Brand sensitivity is much stronger than price sensitivity due to low price elasticity. It is very important to build branding and consumer awareness because of the fragmentation of production and low price elasticity.

         Promotion and Advertising. Typically, promotion and advertising expenditure account for approximately 20-25% of the total sales turnover of over-the-counter drugs. Advertising expenditure on television dominates. Other promotional tools include point-of-purchase displays and medical magazines.

         Distribution Channels. Distribution channels for over-the-counter drugs include chain pharmacies, hospitals, direct sales, department stores and supermarkets. For decades, the government has controlled The Peoples Republic of China's drug distribution industry, and chain pharmacies have appeared only in the past five years. The increase in over-the-counter sales has led to the rapid development of chain pharmacies in Chinese cities. In 2000, there were over 200 intra-province chain pharmacies, with approximately 5,000 stores nation-wide.

GENERAL CHINESE MARKET STATISTICS

         The Peoples Republic of China is one of the largest markets in the world and we believe the growth potential is significant. The country has a massive population of approximately 1.4 billion people. According to the Chinese Statistics Bureau, at December 31, 2000, the Chinese market had the following growth factors:

                a.     Gross Domestic Product ("GDP") growth rate:  9.6%;
                b.     Urban growth rate:  10% - 30%;
                c.     Urban per capital income:  RMB 8,596 (US$1,036);
                d.     Retail sales:  RMB 2,098 billion (US$253 billion);
                e.     Population: 1.4 billion;
                f.     Area:  9.6 million square km;
                g.     Key cities:  1,000; and
                h.     Urban dwellers:  27% (329 million).


FOREIGN INVESTMENT IN THE PEOPLES REPUBLIC OF CHINA'S PHARMACEUTICAL INDUSTRY

         Pharmaceuticals produced by Sino-foreign joint ventures in The Peoples Republic of China and imported drugs account for one third of the Chinese market. As of December 2000, approximately 1,700 pharmaceutical joint ventures had been established in The Peoples Republic of China, with investment totaling approximately US$2 billion and 40% of all Chinese pharmaceutical enterprises having utilized overseas capital. Of the 25 largest multinational pharmaceutical companies, 20 had established a presence in The Peoples Republic of China, with 40 of the 50 most popular branded drugs in The Peoples Republic of China produced by Sino-foreign joint ventures. In terms of sales volume, the leading joint venture is Xi'an-Janssen Pharmaceutical, a collaboration between Johnson & Johnson and the Shanxi Provincial Corporation of Pharmaceutical Industries. Tanjin Smith Kline & French Laboratories, which is owned 55% by GlaxoSmithKline, leads the over-the-counter market, and Shanghai Squibb Pharmaceuticals Products, which is partly owned by Bristol-Myers Squibb, has been successful in both urban hospitals and the over-the-counter market. A recent joint venture includes Shanghai Sankyo Pharmaceutical, a joint venture between Sankyo Seiyaku, a Japanese company that is the 95% owner, and Shanghai Zhangjiang Science and Technology Park Development, which markets six of Sankyo's products.

         The rate at which foreign companies are establishing joint ventures with Chinese enterprises and increasing their financial investment has significantly increased in the last two years. In 2000, Celera Genomics, a U.S. company, acquired a 47.5% stake in Shanghai GeneCore BioTechnologies, with a view to expanding globally and gaining access to new sources of genetic information. Nutricia, a Dutch company, has invested US$20 million to form a wholly-owned subsidiary, Nutricia Pharmaceutical (Wuxi), to produce proprietary nutritional products.

         The Chinese market is highly fragmented with a large number of manufacturers and distributors. There are over 6,000 pharmaceutical firms in The Peoples Republic of China, many of which are small local enterprises. In a move to improve the competitive edge of The Peoples Republic of China's pharmaceutical industry in the international market, in 2000, the Ministry of Commerce announced plans to consolidate nearly 5,000 state owned firms into 12 large pharmaceutical firms to compete with the world's leading drug producers. During the next five years, the Ministry of Commerce expects these 12 large pharmaceutical firms to play a significant role in the domestic and international arena, and they will be granted priority for technical renovation and research and development. The Peoples Republic of China has set up over 200 research institutes for biotechnology and more than 140 enterprises are engaged in related development and production. The Ministry of Commerce also supports foreign pharmaceutical companies in expanding their businesses and in setting up research centers to develop new products. Foreign-funded research centers would be exempt from import tariff and custom taxes; business taxes would also be exempt if foreign companies transfer technology to Chinese-based entities.

         Difficulties faced by foreign firms entering the Chinese market include the lack of protection of intellectual property rights, drug counterfeiting, price controls, limited social security, medical insurance and prescription coverage. See "Risk Factors - Risks Relating to the Pharmaceutical Industry in The People's Republic of China."


                                    BUSINESS

OVERVIEW

         We are a China-based pharmaceutical company that, through our wholly-owned subsidiary, Werke Pharmaceuticals, Inc. owns 100% of AXM Shenyang, a Wholly Foreign Owned Enterprise organized under the laws of The Peoples Republic of China.

         Werke Pharmaceuticals was organized on November 29, 2000, in order to enter the Chinese Pharmaeutical Industry. Werke had the capability to organize and expand an existing China-based Pharmaceutical company, as the Chinese industry accelerated the process of privatization of State Owned Pharmaceutical Companies. Toward that end, on January 26, 2001, Werke Pharmaceuticals entered into an equity joint venture with Shenyang Tianwei Pharmaceutical Factory, Ltd., a Chinese company that manufactured and marketed pharmaceuticals in The Peoples Republic of China, which contributed its assets and operations to the joint venture. The equity joint venture was organized under the name Shenyang Tianwei Werke Pharmaceuticals Co., Ltd., which was changed to AXM Pharma Shenyang, Inc. in April 2004. The shareholders of Shenyang Tianwei Pharmaceutical Factory later converted their interest in the equity joint venture into shares of Werke Pharmaceuticals in anticipation of Werke Pharmaceuticals' reverse acquisition of Wickliffe International Corporation. Upon the conversion of the interest of the shareholders of Shenyang Tianwei Pharmaceutical Factory into shares of Werke Pharmaceuticals, the joint venture was granted permission and rights to become a Wholly Foreign Owned Enterprise. As a result of the change of status of Shenyang Tiawei Werke Pharmaceutical Factory from an equity joint venture to a Wholly Foreign Owned Enterprise, AXM Shenyang became the wholly owned operating subsidiary of Werke. Immediately prior to its reverse acquisition of Wickliffe International, Werke's sole business was conducted through its wholly owned subsidiary Shenyang Tianwei Werke Pharmaceuticals. Wickliffe International had no operations immediately prior to its business combination with Werke. Following the reverse acquisition of Wickliffe International, Wickliffe International became the parent of Werke Pharmaceuticals and AXM Shenyang. Also following the reverse acquisition Wickliffe International Corporation changed its name to Axiom Pharmaceuticals, Inc., and subsequently to AXM Pharma, Inc.

      Our subsidiary, AXM Shenyang, is classified under Chinese Company Law as a

Wholly Foreign Owned Enterprise. Wholly Foreign Owned Enterprises have recently become the investment vehicle of choice for foreign investors who wish to manufacture, process, or assemble products in China. Wholly Foreign Owned Enterprises are limited liability companies established under Chinese Company Law, which are owned exclusively by one or more foreign investors and thus offer controls over the company's management, technology, and finances that the typical foreign investor requires. From a foreign investors' point of view, the advantages of establishing a Wholly Foreign Owned Enterprise include:

     o Independence and freedom to implement the worldwide strategies of its parent company without having to consider the involvement of a Chinese partner;

     o Ability to carry on business rather than just a representative office function;

     o Ability to issue invoices to their customers in Renminbi (Chinese Currency) and receive Renminbi revenues;

     o Ability to convert Renminbi profits to US dollars for remittance to their parent company outside China;

     o    Ability to employ staff directly within China;

     o    Protection of intellectual know-how technology;

     o    Greater   efficiency  in  its   operations,   management   and  future
          development; and

     o    No requirement to share profits with another party.

         In summary, the key differences between a Wholly Foreign Owned Enterprise and an equity or cooperative joint venture are that the joint venture business structure requires profit sharing between the stake holders, significant involvement in operational and business matters by the Chinese stake holders, indirect representation in business matters and much less effective and efficient cooperation between the stake holders. Typically, the foreign party to a Chinese joint venture experiences significantly less control over the business structure than if the foreign party forms a Wholly Foreign Owned Enterprise or converts an existing joint venture into a Wholly Foreign Owned Enterprise.

         There may of course be disadvantages to operating as a Wholly Foreign Owned Enterprise. For example, should we become subject to liabilities that arise from our operations in The Peoples Republic of China, we would be wholly responsible for such liabilities. In a joint venture, the foreign investor would only be liable for that portion of the liability, which corresponds to its ownership in the joint venture. Also, as a result of our wholly foreign ownership, we may receive less favorable treatment from governmental agencies in The Peoples Republic of China and other Chinese companies than we would receive if we had a Chinese Partner. To date we have not experienced any such disadvantages in operating our business as a Wholly Foreign Owned Enterprise.

         Despite the possible disadvantages to operating as a Wholly Foreign Owned Enterprise, we feel that the advantages outweigh the disadvantages. With regard to AXM Pharma, the advantage of being able to own 100% of our Chinese operating subsidiary is particularly important because of our status as a U.S. public company. We believe that newly formed businesses will also see the advantages to operating as a Wholly Foreign Owned Enterprise and that most such businesses will, if permitted by the Chinese government, choose the use of the Wholly Foreign Owned Enterprise structure over the joint venture structure. It is also anticipated that many existing joint ventures are likely to migrate their corporate structures to Wholly Foreign Owned Enterprises over the next five years.

         AXM  Shenyang  is  located  in the  City of  Shenyang,  which is in the
Province of Liaoning in the Northeastern section of The Peoples Republic of China. AXM Shenyang and its predecessor company, Shenyang Tianwei Pharmaceutical Factory, Ltd. have an operating history of approximately 10 years. AXM Shenyang historically has been a manufacturer and distributor of proprietary and generic pharmaceutical products, which include injectables, capsules, tablets, liquids and medicated skin products for export and domestic Chinese sales. The products produced by AXM Shenyang in the past three years have focused on relief of selective symptoms of upper respiratory infection, skin irritation and rash, infectious disease. We currently own 43 product permits, of which only four permits are currently commercialized. AXM Shenyang's Shenyang plant was decommissioned in 2002 due to the significant growth of the population of Shenyang that caused the surrounding area to change from a city-edge industrial area to a city-center, non-industrial urban residential neighborhood. As part of a broad-based corporate development strategy, the Shenyang plant is anticipated to be contributed to a city sponsored commercial/residential real estate development. However, since we did not own the land upon which the old factory was located, we do not anticipate receiving any material reimbursement for our contribution of the plant. Furthermore, the compensation we may receive, if any, is not expected to have a material affect on our results of operations or financial condition. Prior to the new regulatory guidelines that caused us to temporarily cease manufacturing, selling and distributing our products on June 30, 2004, AXM Shenyang was utilizing a third-party original equipment manufacturing pharmaceutical plant to produce all of its products and a third-party distributor to distribute its products. AXM Pharma has a marketing field force of 22 persons.

         We are utilizing a portion of the net proceeds from our sale of the Preferred Stock to build a modern production and distribution facility, which we plan to qualify under United States Good Manufacturing Practice regulations. The site of our new plant is located in a special economic zone located several kilometers from the old plant. We have engaged Liaoning Pharmaceutical Design & Engineering Company as our design company. Liaoning Pharmaceutical Design & Engineering Company has provided us with the following estimates in its report to us titled the " Basis for Design":


     o    Construction and installation of equipment: December 2003-July 2004
     o    Trial batch production: August 2004-September 2004
     o    Chinese Good Manufacturing Practices licensing:  October 2004-November
          2004
     o    US Food and  Drug and  Administration  inspection  and  certification:
          Inspection planned for October 2004

         Prior to closing the old plant, we had approximately 320 employees. By utilizing third-party original equipment manufacturing relationships, our head count has dropped to approximately 35 employees. We anticipate that when the new facility is certified and becomes operational our total headcount will likely approach the former number of employees and selected third-party original equipment manufacturing production will be discontinued.

         AXM Shenyang has chosen to locate its new production facility in the Shenyang Hunnan National New & High-Tech Industrial Development District. This special economic district is located at the southern part of the city of Shenyang with a total area of approximately 120 square kilometers. The development and construction of the High-Tech Industrial Development District is a major step for Shenyang's economic and social development. We expect to complete the construction and governmental approval process for the new facility by the fourth quarter of fiscal 2004. We believe construction of the new facility will provide us with the ability to meet current demand within The Peoples Republic of China and with the flexibility to add production capacity to meet future product requirements both within The Peoples Republic of China and for potential export markets. We believe construction of the new facility will provide significant operational and financial benefits as a result of our ability to implement operational effectiveness as well as offer greater control over quality assurance and production scheduling and capacity.

         The new Shenyang facility is designed to meet stringent U.S. Good Manufacturing Practice protocols. By meeting such protocols, we believe we will be in a position to expand our marketing and sales activities to include exports to neighboring Asia-Pacific countries, as well as North America, Europe and Africa. In addition, we believe we will be better positioned to actively seek and engage foreign ethical and over-the-counter drug manufacturers that are searching for high-quality, low-cost manufacturing capabilities for their high demand medications.

         The High-Tech Industrial Development District was established in May of 1988 order to accelerate the development and industrialization of high-tech industries in the North-Eastern portion of the Peoples Republic of China. After thirteen years of development, it has successfully attracted various high-tech industries, including: biotechnology, pharmaceuticals, software, digital technology, robots, nano-materials and a distribution center for IT products. Currently, over 480 foreign enterprises including General Motors, Toshiba and LG that have set up offices or manufacturing facilities in the High-Tech Industrial Development District.

         In order to create unique incentives for companies to locate in the High-Tech Industrial Development District, favorable corporate income rates have been established. The income tax rate for those companies that have chosen to locate in the High-Tech Industrial Development District will be levied at 15 percent annually. Newly founded high-tech enterprises, including AXM Shenyang, will enjoy exemption from income tax for 2 years from the first year of operation.

GROWTH STRATEGY

         We believe we have a low risk corporate development strategy in that we intend to organically grow our operational revenue using currently profitable products commercializing products for which permits are issued. Our strategy includes a focus on branding and marketing. We plan to attract unique molecules from large pharmaceutical and drug discovery companies through license agreements. We will continue to sell in the Peoples Republic of China. The addition of revenues through international sales of our products and/or acquisitions will only be considered if they are deemed to enhance our revenue and profitability. Utilizing our low risk growth strategy, however, we believe that we can become a leading China-based, current Good Manufacturing Practice-qualified pharmaceutical manufacturer and distributor, with certification from the U.S. Food and Drug Administration and the Chinese State Food and Drug Administration. To reach our goals, we intend to implement the following strategy:

         Construction of US Good Manufacturing Practice-qualified Manufacturing Facility. We began construction in January 2004 of a new U.S. Good Manufacturing Practice-qualified pharmaceutical manufacturing facility in the special economic zone in Shenyang. The Good Manufacturing Practice Regulations are promulgated by the United States Food and Drug Administration under the authority of the Federal Food, Drug and Cosmetic Act. These regulations, which have the force of law, require that manufacturers, processors and packagers of drugs, medical devices, some foods, and blood take proactive steps to ensure their products are safe, pure and effective. Good Manufacturing Practices regulations require a quality approach to manufacturing, enabling companies to minimize or eliminate instances of contamination, mix-ups and errors. Failure of firms to comply with Good Manufacturing Practices regulations can result in serious penalties, including recall, seizure, fine and imprisonment. We expect to complete the construction and governmental approval process by the fourth quarter of fiscal 2004. Our engineers have confirmed that the approval process for our factory is moving forward as expected and to that end, our factory is currently on schedule for an inspection for Chinese Good Manufacturing Practices in October 2004 to be followed by inspection by the United States Food and Drug Administration at a time to be agreed. We believe construction of the new plant will provide us with the ability to meet current demand within The Peoples Republic of China and with the flexibility to add production capacity to meet future product requirements both within The Peoples Republic of China and for potential export markets. We believe construction of the new plant will provide significant operational and financial benefits as a result of our ability to implement operational effectiveness as well as offer greater control over quality assurance and production scheduling and capacity.

         The new Shenyang facility is designed to meet stringent U.S. Good Manufacturing Practice protocols. By meeting such protocols, we believe we will be in a position to expand our marketing and sales activities to include exports to neighboring Asia-Pacific countries, as well as North America, Europe and Africa. In addition, we believe we will be better positioned to actively seek and engage foreign ethical and over-the-counter drug manufacturers that are searching for high-quality, low-cost manufacturing capabilities for their high demand medications.

         Product Range Expansion. Anticipating completion of our new manufacturing facility, we are undertaking to expand our existing product line by exploiting our existing base of licensed products, internal research and development of new formulas, as well as acquiring new ethical and over-the-counter pharmaceutical products licensed from drug manufacturers based in North America, Europe and Japan. Initially, selection of new products will be determined by criteria such as: (a) molecules that can achieve a unique or competitive positioning in the market relative to the competition in selected therapeutic categories, (b) the size of the market, (c) the price premium available based on the government's pricing mechanism in force at the time and the projected profit margins, and (d) The opportunity available at the time to market the products and have the product purchased through channels other than government hospital tender purchasing. Our objective will be to maximize return on investment and still benefit from proposed collaborative partners. We believe cancer, respiratory disease, diabetes, cardiovascular and infectious diseases represent significant therapeutic opportunities. In addition, we intend to focus on products developed from original molecules that work in unique ways compared to the competition, that have large potential markets and can be further differentiated through effective branding strategies. This strategy should greatly limit the number of potential competitors and help us maintain higher profit margins. We anticipate attempting to develop a portfolio of molecules and brands in selected therapeutic categories and introduce new products each year, that have significant intellectual property protection. Toward this end, in January 2004, we entered into a licensing agreement to manufacture, market and sell certain vitamin and vitamin supplements in The Peoples Republic of China under the Sunkist brand name and trademark. The agreement grants AXM Pharma exclusive rights in The Peoples Republic of China, excluding Macao and Hong Kong, for use of the Sunkist brand name for AXM Pharma's range of vitamin and vitamin supplements (excluding vitamin-fortified confections). The agreement also grants AXM Pharma a right of first refusal for any territory in the rest of Asia where Sunkist does not currently license the product categories covered by their agreement with AXM Pharma. Under the terms of the agreement, we are required to achieve certain sales targets each year, for each category of product licensed under the agreement. If we fail to achieve the agreed upon sales targets for any two consecutive years, the agreement may be terminated with regard to such product category by Sunkist in its discretion. Supporting the license, we are entering into agreements to secure the transfer of new manufacturing methods for traditional product forms and for product forms that will be new in China. Additionally, advances in manufacturing methods will be deployed in the manufacture of the product Qiyao, an adjunctive therapy for the treatment of type II diabetes, the rights to which we recently acquired.

         Expand Marketing and Sales. As we build and commission a factory achieving current Good Manufacturing Practice standards, we intend to expand our marketing and sales capabilities, first in The Peoples Republic of China, then internationally. We anticipate that initially we will seek to expand our current domestic distribution capabilities beyond the regions in which we currently sell. To achieve this goal, we expect to expand the current successful in-house marketing and sales capacity, as well as to engage additional domestic third-party distributors to penetrate new markets. We are also developing more extensive educational programs for hospitals, doctors, clinics and distributors with respect to our product lines. We expect these educational programs to significantly improve the sell through and promotion of our products.

PRODUCTS

Licensing and Intellectual Property

         The State Food and Drug Administration of the Government of The Peoples Republic of China issues the licenses and permits for permission to market and manufacture pharmaceutical products in The Peoples Republic of China. Generally, licenses and permits issued by the State Food and Drug Administration are revocable by the State Food and Drug Administration at any time, with or without cause. AXM Shenyang has been granted 43 product licenses and permits, of which only four licenses currently are commercialized. AXM Shenyang will likely undertake a selection process to decide which of its remaining licenses, if any, will be commercialized, and to determine the timeframe for such commercialization over the next 10 years. AXM Shenyang operates in both the over-the-counter and the prescription pharmaceutical product market segments. None of our registered products are currently patented nor do we have any patents pending before the government of The Peoples Republic of China or any other government. The State Food and Drug Administration has also implemented a new guideline requiring all pharmaceutical companies to obtain Chinese Good Manufacturing Practices certification and national approval licenses to manufacture each of their drugs. We have applied for Chinese Good Manufacturing Practices certification and those licenses and are waiting for approval. We have requested accelerated approval to allow for approval of our licenses in advance of the anticipated inspection of our new factory. Until our application is approved, we cannot manufacture or sell any of our products.

Current Product Line

         The five compounds we have recently manufactured and sold are listed below. Of the five compounds listed, four are commercialized, Lifupeng is available upon request from government hospitals only, as a service item. Due to new State Food and Drug Administration guidelines, we are required to obtain Chinese Good Manufacturing Practices certification and renew our licenses to manufacture and sell these products at the national level, as opposed to the state and local level as had been required in the past. Because our national approval license applications were not submitted until April 2004, we are unable to continue manufacturing and selling these items until we receive approval from the State Food and Drug Administration. Under the proscribed timeline for the approval process of national licenses (more than 100 working days from submission thereof), we expect to receive approval of our applications in October 2004 and to restart production of these products at that time. We have requested accelerated approval of our application for national registration approval number and hope that the renewal will be granted in advance of the inspection of our new factory for Chinese Good Manufacturing Certification scheduled for October 2004. Accordingly, the products listed below reflect the products we manufactured or produced prior to submitting our application.

         Asarone, which is manufactured in tablet form, is indicated for bronchial infection and bronchial constriction (symptoms of upper respiratory infection).


         Weifukang is an antiseptic cream for cleansing acne and for relieving the symptoms of eczema, psoriasis and other skin irritations, such as contact dermatitis.

         Cefalexine,  Cefalexine  is a  broad-spectrum  antibiotic.  It has high
sensitivity  to   staphylococcus,   streptococcus,   pneumococcus,   gonococcus,
diplococcus  meningitis  and others.  Cephalexine is approved for and registered for the treatment of respiratory  infections;  genitourinary  tract  infections;
skin  and soft  tissue  infections;  abdominal  (gastric)  infections;  and oral infections.

         Norfloxacin  is  a  medium   spectrum   antibiotic  that  is  primarily
positioned for gastric and urinary infection.

         Lifupeng, Rifampicin is used for treatment of tuberculosis.

         Until June 2004, we sold the following five products:



                                            REGISTRATION STATUS                   DISTRIBUTION CHANNEL SALES (%RX,
     PRODUCT                                (RX OR OTC)                           % OTC)
     -------                                -------------------                   --------------------------------

     Cafalexine, an antibiotic              Rx                                    100%Rx

     Weifukang skin cream                   OTC                                   100% OTC

     Norfloxacin, an antibiotic             Rx                                    100% Rx

     Lifupeng (Rifampacin) for              Rx                                    100% Rx
     Tuberculosis

     Asarone alpha (tablets)                OTC/Rx                                33% OTC/67%Rx

         We recently made a strategic decision to cease sales of our Cefalexin and Norflexin antibiotic products due to their significantly decreasing gross profit margins. Antibiotic pricing is under significant pressure from government hospital purchasers who are reducing the price they are willing to pay for antibiotics by up to 20% per year.

New Products

         In addition to the licenses for the products listed above, we acquired the rights to Qiyao, an adjunctive therapy for Type II diabetes; Tong Yang, an anti-fatigue functional food; Sunkist Vitamin Range; and, Whisper Feminine Hygiene Wash. We intend to manufacture, market and sell these products in the future, when we enter into appropriate marketing and distribution agreements.

         In June 2004, we launched a new product line of chewable prescription and Over The Counter products under the Sunkist brand in Asia that included the acquisition of the exclusive rights to an oral drug delivery technology. In August 2004, we signed an exclusive supply agreement for the chewable prescription line and Over The Counter products described above.

         On July 29, 2004 we entered into a distribution agreement with China Zuellig Xinxing Pharmaceutical Company Limited. Zuellig Xinxing has the exclusive right to distribute and sell our Whisper Feminine Hygiene Wash in Beijing. Whisper has been approved by the National Ministry for Health and Hygiene in China. The term of the agreement is one year, however it can be extended for an additional year on each anniversary of the date the agreement was entered into. We have finalized the plan with 40 promoters for the test launch of Whisper Feminine Hygiene Wash in the top 100 pharmacies in Beijing. We have already met with three of the largest chain retail pharmacies in Beijing, namely, Golden elephant, Chaoyang Dispatching (Yiyuan Tang), and Beijing Medical Group (Yibaoquanxing), all of whom are enthusiastic and eager to carry our product in their stores. Zuellig Xinxing has also agreed to expand distribution of our product to more pharmacies. In August 2004, we launched Whisper in the Beijing market.

         We are currently negotiating to import additional products under our Sunkist Agreement. It is our intention to begin importing these products sometime in the third or fourth quarter of this fiscal year.

Total Permitted and Licensed Products

         The following table lists all of the compounds for which AXM Shenyang has permits to manufacture and market, subject to reapproval of our licenses by the State Food and Drug Administration as described above. We have recently only produced and marketed the five products listed above. To date we have not commercialized any of the other compounds listed below because our strategy has been to focus on branding and brand development prior to introducing new product lines. So far, our focus has been on establishing and expanding sales of the brands we have already launched. Our focus for the latter half of 2004 and early portion of 2005 will be to continue to establish and expand sales of our previously launched products, but also to introduce two to three new products. From that point forward, we expect to introduce two additional products in each subsequent year. We plan to produce Whisper Feminine Hygiene Wash and two Sunkist products as our new products sometime in the fourth quarter. The State Food and Drug Administration has recently ordered pharmaceutical companies in The Peoples Republic of China to stop producing two of the 43 products listed below, Meleumcyin Tablets and Arsoer Tabellae for Common Cold. As a result, the State Food and Drug Administration will not renew these licenses in the future. However, we do not feel that this will have an adverse effect on our business since we are not currently commercializing these two products.



  --------------------------------------------
                     NAME
                     ----
  --------------------------------------------
  Tabellae Asarone
  --------------------------------------------
  Compoint Sulfamethoxazole
  --------------------------------------------
  Tabellae Amidopyririni Et Caffeini
  --------------------------------------------
  Pharacetamol
  --------------------------------------------
  Amidopyrini Et Paracetamoli Compositae
  --------------------------------------------
  Metamizole Sodium
  --------------------------------------------
  Tabellae Acidi Acetysalicylici Compositae
  --------------------------------------------
  Erythromycin
  --------------------------------------------
  Erthromycin Ethylsuccinate
  --------------------------------------------
  Acetylspiramycini
  --------------------------------------------
  Inosini
  --------------------------------------------
  Chloramphenicol
  --------------------------------------------
  Berberine Hydrochloride
  --------------------------------------------
  Fenofibrate
  --------------------------------------------
  Meleumycin
  --------------------------------------------
  Tabellae Natril Bicarbonatis Cum Rheo Et
  Gentiana
  --------------------------------------------
  Tabellae Acetamidopyrrolidoni
  --------------------------------------------
  Vitamin C
  --------------------------------------------
  Cyproheptadine Hydrochloride
  --------------------------------------------
  Arsoer Tabellae for Common Cold
  --------------------------------------------
  Atenolol
  --------------------------------------------
  Lid Tabellae for Stomach-Regulating
  --------------------------------------------
  Glucosum Pro Orale
  --------------------------------------------
  Norfloxacin
  --------------------------------------------
  Norflaxacin
  --------------------------------------------
  Ke Kuai Hao for treating Cough
  --------------------------------------------
  Fu Pai Shuan
  --------------------------------------------
  Nifedipine
  --------------------------------------------
  Tolperisoni Hydrochloridi
  --------------------------------------------
  Cefalexini Compositum
  --------------------------------------------
  Rifampicin
  --------------------------------------------

  --------------------------------------------
                   NAME
                   ----
  --------------------------------------------
  Indometacin
  --------------------------------------------
  Acetamidopyrrolidoni
  --------------------------------------------
  Pipemidic Acid
  --------------------------------------------
  Paracetamoli Compositae
  --------------------------------------------
  Capsules for Removing Erethism
  --------------------------------------------
  Albendazol
  --------------------------------------------
  Xiaoling for Common Cold
  --------------------------------------------
  Weifukang Cream
  --------------------------------------------
  Weifukang Cream
  --------------------------------------------
  Anti-Chap Skin Cream
  --------------------------------------------
  Unguentum Griseofulrini Compositum
  --------------------------------------------
  Unguentum Methylis Salicylatis
  Compositum
  --------------------------------------------
  Compound Zinc Undecylenate, Ointment
  --------------------------------------------
  Cremor Crotamitoni
  --------------------------------------------
  Clycerol
  --------------------------------------------


RECENT THIRD PARTY ORIGINAL EQUIPMENT MANUFACTURING

         Qiqihaer Pharmaceutical Factory 2 of Heilong Group, which is located in the City of Qiqihaer, Heilonjiang Province, manufactured the following products pursuant to an original equipment manufacturing agreement. These products constitute all of the products sold by AXM Pharma prior to submitting our Chinese Good Manufacturing Certification and national license applications.

     o    Asarone Tablets
     o    Cefalexine Capsules
     o    Norfloxacin Capsules
     o    Weifukang Antiseptic Cream
     o    Lifupeng Granules.


Our agreement with Qiqihaer Pharmaceutical Factory 2, entered into in September 2002, required Qiqihaer Pharmaceutical Factory 2 to manufacture those products that we designate. Under the agreement, Qiqihaer Pharmaceutical Factory 2 had to manufacture our products based on quality control variables and timetables supplied by us and we were obligated to pay Qiqihaer Pharmaceutical Factory 2 for products at the time the manufacturing process was completed. Qiqihaer Pharmaceutical Factory 2 is prohibited from selling any of our products. Qiqihaer Pharmaceutical Factory 2 is a medium-sized pharmaceutical factory with approximately 600 employees and over 34 years of operating history. It manufactures injectables, tablets, capsules and other pharmaceutical products for itself and unaffiliated third parties. In 2000 Qiqihaer Pharmaceutical Factory 2 received a Certificate of Chinese Good Manufacturing Practices for Human Drugs from the State Food and Drug Administration. The certification remains valid until 2008. Our agreement with Qiqihaer Pharmaceutical Factory 2 expires in September 2004. We anticipate that most of the products Qiqihaer Pharmaceutical Factory 2 manufactured for us will ultimately be manufactured in our new factory in Shenyang, which is currently under construction. We have, however, begun discussions with other third-party manufacturers whom we may employ if our new facility is not complete prior to the expiration of our agreement with Qiqihaer Pharmaceutical Factory 2 or in the event that it is more cost-effective to continue third-party production of certain products. In any event, from the time we submitted our Chinese Good Manufacturing Certification application in June 2004 and our national license application in April 2004 until the time it is approved, neither Qiqihaer Pharmaceutical Factory 2 nor any other manufacturer is allowed to manufacture any of our drug products.

         Under the Chinese Nutritional Association and State food and Drug Administration guidelines, several of our vitamin formulations are considered food products. As such, as opposed to the pharmaceutical drug product registration approval, these products can be registered using a notification system and be launched in the market in a relatively short time period. Furthermore, Whisper is a considered to be a hygiene product and as a result is regulated by the Ministry of Hygiene. As with food products, hygiene products may be registered using a notification system which may allow us to launch the product in the market in a relatively short time. If we are able to manufacture and sell such products prior to the completion of our new factory, we intend to appoint contract manufacturers / repackers to support the launch of these products until such time as our factory is operational. Accordingly, we may resume the manufacture and sale of our Whisper Feminine Hygiene Wash and other Sunkist products earlier than our drug products.



RECENT SALES AND MARKETING

         Prior to submitting our Chinese Good Manufacturing Practices Certification and national license applications, our products had been sold and distributed through one third-party pharmaceutical distributor, Liaoning Weikang Medicine Co. Pursuant to an agreement between our predecessor company, Shenyang Tianwei Pharmaceutical Factory and Liaoning Weikang Medicine Co., we granted Liaoning Weikang Medicine Co. exclusive rights to distribute our products in Shenyang. Due to the exclusive nature of our agreement with Liaoning Weikang Medicine Co., we were not permitted to sell our products to other customers in Shenyang. Liaoning Weikang Medicine Co. was required to pay for our products in cash at the time of sale. Also, pursuant to an oral agreement, Liaoning Weikang Medicine Co. was permitted to sell our products through sub-distributors in six territories, including Guangdong, Heilongjiang, Jilin, Fujian, Liaoning and Inner Mongolia.. Its sub-distributors include Shanghai Shenwei Drug Co., Guangzhou Kangning Drug Co., and Guangzhou Mingsheng Drug Co. Our agreement with Liaoning Weikang Medicine. Co. expired in March 2004. Liaoning Weikang Medicine Co. verbally agreed to continue its distribution relationship with us, although currently they are not permitted to distribute any of our drug products due to the pending review of our national license application. Additionally, we are negotiating with several other distributors for distribution of our products in additional provinces in the Peoples Republic of China.

         On August 1, 2004, we entered into a Distribution Agreement with China Zuellig Xinxing Pharmaceutical Company Limited. Under the terms of the Agreement, Zuellig Xinxing has an exclusive right to distribute, market and sell Whisper Feminine Hygiene Wash in Beijing and the trade channels (retail pharmacy, hospital channel and general merchandise channels) defined by us. However, in the event that Zuellig Xinxing cannot, under an exclusive right basis, accomplish the target promised purchase volume or does not accomplish our specified outlet penetration by trade channel, shelf facings, quantity in stock in retail/end sale outlets, implementation of sales promotion programs initiated or approved by us or reporting requirements in a consecutive 90-day term, then Zuellig Xinxing's exclusive right shall automatically change to a non-exclusive right after receiving written notice from us. The Agreement with Zuellig Xinxing is effective for one (1) year, and is thereafter renewable automatically on the anniversary of the date the agreement was entered, for additional one-year terms so long as all orders pursuant to the Agreement are received by the last day of the term thereof and the promised purchase volume of Zuellig Xinxing was accomplished.

         Until our Chinese Good Manufacturing Practices Certification and national license application is approved, no one can distribute or sell any of our pharmaceutical drug products. Under the regulatory guidelines, we expect our application to be approved in October 2004 and intend to resume the distribution and sale of our products at that time. Our Whisper Feminine Hygeine Wash and Sunkist products only require food product approval, as opposed to pharmaceutical drug approval and may therefore be eligible for manufacture and sale earlier than our drug products. It takes approximately one month to obtain food product approval and we intend to resume the manufacture and sale of such products immediately thereafter. Having our agreement with Zuellig Xinxing in place will avoid any other further delays in distributing and selling our products in Beijing once we gain the appropriate approval.


COMPETITION

         At present, we do not have a single main competitor. Rather, we compete with different companies in different therapeutic categories. For example, with regard to Asarone Tablets, the product from which we derive the most revenue, we compete with Liuzhou Pharmaceutical Factory, located in Liuzhou City, Guang Xi Autonomous Region. AXM and Liuzhou are the only two companies approved by the State Food and Drug Administration to manufacture Asarone Tablets. However because Liuzhou distributes its Asarone tablets mainly in Southern China and AXM distributes its products mainly in Northern China, the two companies do not really compete head to head in their respective markets. We compete with two companies for distribution of our product Weifukang herbal antiseptic skin cream, Zhejiang Wenzhou Pharmaceutical Factory and Ying Kou Biochemical Pharmaceutical Factory. However, one of these competitors, Zhejiang Wenzhou, targets its product to pubic bath houses, and does not compete in the pharmaeutical  distribution  segments  in which  AXM sells  Weifukang.  Ying Kou
Biochemical Pharmaceutical Factory's main business focus is its bulk bioprocessing business. Their herbal antiseptic product is a minor line. Our largest competitor for both Cefaxlin Capsules and Norfloxacin Capsules is Yanfeng Pharmaceutical in Shenyang. As a company in the same city, they are considered to be a direct competitor. Yanfeng Pharmaceutical Company is a recently privatized State Owned Enterprise They employ approximately 400 persons. Their sales territory focus is in Shenyang city and although market share information is not available we consider Yanfeng Pharmaceutical Company to be a major competitor.

INDUSTRY TAXES AND COSTS

          The Chinese government currently imposes a sales tariff of approximately 9.6% on imported pharmaceuticals, plus a 17% value-added tax charge, customs clearing charges and drug inspection costs. The prices of imported pharmaceuticals are further inflated by high distribution costs and hospital mark-ups. The retail prices paid by hospitals can be as much as 10 times higher than the manufacturer's price. In addition, only those drugs that appear on the provincial and municipal reimbursement lists are covered by the national medical insurance system, which naturally favors locally-manufactured products. Since according to IMS Market Research Consulting (Shanghai) in its report titled "IMS Market Research Consulting (Shanghai), Market Prognosis Asia, 2003-2007, China Report" approximately 80% of all drugs sold in The Peoples Republic of China are sold through hospital pharmacies, exclusion from these lists may result in huge losses in sales. We believe Chinese industry regulators are concerned about the surging drug costs for the national health care system, which accounts for about 70% of the total healthcare expenditure. Consequently, the government has initiated new plans to separate medical consulting from medical prescription. The State Development Planning Commission of The Peoples Republic of China has announced its intention to re-examine the pricing of drugs in The Peoples Republic of China, as well as to decrease the cost of "over-supplied drugs," according to the IMS Market Prognosis Asia 2003-2004, China Report.

RESEARCH AND DEVELOPMENT

         Our research and development activities have focused on quality and laboratory testing of compounds developed by others, and administration of the testing process and the negotiations for rights to the compounds. In this effort, we have developed working relationships with Shenyang Medical University and the Liaoning Research Institute for Traditional Chinese Medicine and Beijing Shiehe Medical University. As a result of our cooperative work with our research partners, we have expended only a nominal amount (relating only to analytical testing, travel and meeting expenses) on research and development during the year ended December 31, 2002.

EMPLOYEES


         At August 26, 2004, we had two employees in our U.S.-based headquarters and 35 full-time employees at our facilities located in The Peoples Republic of China. Until our new factory is completed we intend to hire additional employees on a part-time or independent contractor basis in connection with certain projects in The Peoples Republic of China. We also intend to hire up to two additional employees to serve in administrative positions at our U.S.-based headquarters in the near future.

         Once our new factory is completed, our forecast for staffing includes:

     o approximately 200 full time employees in manufacturing, management administration and marketing/sales
     o approximately 10 independent contractors assigned to market research and market analysis
     o approximately 90 sales persons assigned to in-store promotion at the retail pharmacy level
     o approximately 10 medical doctors employed part time to write technical briefs for products and diseases of interest

         None of our current employees is represented by a labor union and we consider our relationships with our employees to be good.

REGULATORY ENVIRONMENT

Effect of Government Regulation

         The modernization of regulations for the pharmaceutical industry is relatively new in the The Peoples Republic of China and the manner and extent to which it is regulated will continue to evolve. As a pharmaceutical company, we are subject to the Pharmaceutical Administrative Law, which governs the licensing, manufacture, marketing and distribution of pharmaceutical products in the Peoples Republic China for the and sets penalty provisions for violations of provisions of the Pharmaceutical Administrative Law. In addition as a Wholly Foreign Owned Enterprise we are subject to the Foreign Company provisions of the Company Law of the Peoples Republic of China, which governs the conduct of our wholly owned subsidiary, AXM Shenyang and its officers and directors. Changes in these laws or new interpretations of existing laws may have a significant impact on our methods and our costs of doing business.

         Additionally, we will be subject to varying degrees of regulation and permitting by governmental agencies in The Peoples Republic of China. For example, in 1999, the State Food and Drug Administration of The Peoples Republic of China set up an administrative system for the classification of prescription and over-the-counter drugs. Since then, the State Food and Drug Administration has issued a series of guidelines on interpretation of the new classification system in such areas as labeling, usage instructions and packaging of over-the-counter products.

         Recently, the State Food and Drug Administration implemented new Chinese Good Manufacturing Practices guidelines for licensing of pharmaceutical products. Our new factory will be required to comply with these new guidelines for production to begin at the facility. Since we are constructing our new factory in Shenyang to meet more stringent U.S. Good Manufacturing Practices requirements, we believe that we will satisfy the new guidelines and that our current licenses will be renewed. Failure to satisfy these new guidelines would have a material adverse effect our business.

         Additionally, beginning July 1, 2004, all pharmaceutical companies must obtain Good Manufacturing Practices Certification and national approval licenses to manufacture each of their drugs; by law, the application period for national approval licenses can take more than 100 working days. We have submitted applications to receive licenses for all of our drugs and for Chinese Good Manufacturing Practices certification, however until our applications are approved we are not permitted to manufacture or sell any of our drugs. We are attempting to expedite the review process and we expect to receive approval by October 2004.


         There can be no assurance that future regulatory, judicial and legislative changes will not have a material adverse effect on our business, that regulators or third parties will not raise material issues with regard to our business and operations or our compliance or non-compliance with applicable regulations or that any changes in applicable laws or regulations will not have a material adverse effect on AXM Pharma.

Compliance With Environmental Laws

         We are subject to the environmental laws of The Peoples Republic of China and its local governments. However, because we currently outsource manufacturing of our proprietary licensed products, we do not incur significant expense related to compliance with such laws nor do we expect to be affected significantly by compliance with such laws.

Compliance with Registered Capital Requirements

         Pursuant to the Company Law of The Peoples Republic of China, we are required to contribute a certain amount of "registered capital" to our wholly owned subsidiary, AXM Shenyang. AXM Shenyang's current registered capital requirement is US $10,000,000, of which we have contributed $8,579,181. Since AXM Shenyang is classified as a Wholly Foreign Owned Enterprise, pursuant to the Law on Foreign Capital Enterprises of The Peoples Republic of China, as well as its implementation rules (also known of the "Wholly Foreign Owned Enterprise Law"), we were not required to contribute all of our registered capital at the time AXM Shenyang was issued its business license. We are, however, expected to fully satisfy this registered capital requirement within a reasonable time period. We plan to satisfy this requirement through the completion of our new factory in Shenyang, the value of which will exceed the current shortfall in registered capital. Since we have been informed by our legal counsel in The Peoples Republic of China that they are not aware of any instance where the business license of a Wholly Foreign Owned Enterprise has been revoked due to failure to satisfy the registered capital requirement within a stipulated time period when most of its registered capital has been contributed, we do not believe that the current shortfall presents material risk to our business in The Peoples Republic of China. Moreover, we currently have sufficient funds available to satisfy the registered capital requirement if necessary. However, our management has determined that we will only contribute the funds to AXM Shenyang as they are needed to accomplish construction of the new factory or for other valid corporate purposes in The Peoples Republic of China. In February and March 2004, we transferred an additional $1,500,000 to AXM Shenyang, which, once the appropriate regulatory authorities accept it, will fully satisfy AXM Shenyang's registered capital requirement.

CORPORATE HISTORY

         We were incorporated under the laws of the State of Nevada on June 30, 1999, with the name Wholesale on the Net, Inc. Our original business purpose was to develop and sell business products over the Internet. In April 2001, we entered into a stock purchase agreement to acquire certain trademarks and control of a hotel and changed our named to Wickliffe International Corporation. We planned to operate hotels and resorts under the mark "Wickliffe." We never completed the planned stock purchase agreement.

         In April 2001, we began searching for hospitality properties to acquire. However, because of the deteriorating market, in January 2002, we determined that we would search for an ongoing business that we could purchase solely for stock rather than having to raise capital to offer cash for an existing business enterprise. On December 12, 2002, we entered into a share exchange agreement to acquire Werke Pharmaceuticals, Inc., together with its wholly-owned subsidiary AXM Shenyang. The transaction contemplated by our share exchange agreement with the shareholders of Werke Pharmaceuticals, Inc. closed on March 14, 2003, at which time Werke Pharmaceuticals, Inc. became our wholly-owned subsidiary and the shareholders of Werke Pharmaceuticals, Inc. acquired approximately 88.89% of our voting stock. In connection with such acquisition , we commenced operations in our current line of business and changed our name to AXM Pharma

                             DESCRIPTION OF PROPERTY

         Our corporate and United States offices are located at 3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada. The current rent for these premises is $200.00 per month. Our lease expires on February 28, 2005. Our United States marketing office is located at 4695 McArthur Court, 11th Floor, Newport Beach, California 92660. The current rent for these premises is $2,647.94 per month. Our lease expires in September 30, 2004.

         Our principal administrative, sales and marketing facilities are located at No. F.3004 Sankei Torch Bldg, 262A Shifu Road, Shenyang City, Liaoning Province, The People's Republic of The Peoples Republic of China. The current rent for these facilities is US$2,916.66 per month and our lease expires in October 2007.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


         The following table and text set forth the names and ages of all directors and executive officers of AXM Pharma as of July 31, 2004. The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders, which is anticipated to be held in April of 2005, and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. To date we have not had an annual meeting. There are no family relationships among directors and executive officers. Also provided herein are brief descriptions of the business experience of each director and executive officer during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.


NAME                           AGE           POSITION
----                           ---           --------
Wang Wei Shi                    45           Chairman

Douglas C. MacLellan            47           Vice Chairman
Peter W. Cunningham             47           Chief Executive Officer, President
Mark H. Elenowitz               34           Director
Chet Howard                     61           Chief Financial Officer
Montgomery F. Simus             36           Director
Mark Bluer                      42           Director
Chaoying (Charles) Li           33           Director


          MS. WANG WEI SHI, CHAIRMAN. Ms. Wang became Chairman of AXM Pharma when we acquired Werke Pharmaceuticals, Inc. in March 2003 and has been Chairman of AXM Shenyang and Vice-Chairman of Werke Pharmaceuticals, Inc. since December 2000. From 1999 until December 2000, Ms. Wang was Chairman and General Manager of Shenyang Tianwei Pharmaceutical Factory, Ltd., a predecessor to AXM Shenyang. Since May 1996, she has also been Chairman of Liaoning Shenda Import and Export Company, a Chinese import/export company. From 1984 through 1988, Ms. Wang was the Manager of the Finance Department of the Shenyang Five Mineral Import and Export Company, a Chinese import/export company. Ms. Wang attended Beijing University and Shenyang University and studied financial management, accounting and economics.

         MR. DOUGLAS C. MACLELLAN, VICE-CHAIRMAN Mr. MacLellan became Vice-Chairman of AXM Pharma in connection with our acquisition of Werke
Pharmaceuticals,  Inc.  in  March  2003  and has  been  Vice-Chairman  of  Werke
Pharmaceuticals, Inc. since October 2000 and Vice Charman of the Board of Directors of AXM Shenyang since December 2000. Mr. MacLellan is a venture capitalist and business incubation executive. He holds significant expertise in developing and financing Chinese-based businesses, particularly in the telecommunications, software and Internet industries. Since May 1992, Mr. MacLellan has been President and Chief Executive Officer of the MacLellan Group, Inc., a privately-held business incubator and financial advisory firm. From March 1998 through October 2000, Mr. MacLellan was the co-founder and a significant shareholder of Wireless Electronique, Ltd., a China-based telecommunications company having joint venture operations with China Unicom (NASDAQ: CHU) in Yunnan, Inner Mongolia and Ningxia provinces. He is also a co-founder and, since May 1997, has been a director of Datalex Corporation, a Canadian-based legacy software solution provider. Mr. MacLellan is also a member of the board of directors of AMDL, Inc. (AMEX: ADL), a publicly-held biotechnology firm. From November 1996 to March 1998, Mr. MacLellan was co-Chairman and an Investment Committee member of the Strategic East European Fund. From November 1995 to March 1998, Mr. MacLellan was President, Chief Executive Officer and a Director of PortaCom Wireless, Inc., a company engaged as a developer and operator of cellular and wireless telecommunications ventures in selected developing world markets. Mr. MacLellan is a former member of the board of directors and co-founder of FirstCom Corporation (NASDAQ: FCLX), an international telecommunications company that operates a competitive access fiber and satellite network in Latin America, which became AT&T Latin America (NASDAQ: ATTL) in August 2000. During 1996, he was also the Vice-Chairman of Asia American Telecommunications (now Metromedia China Corporation), a majority-owned subsidiary of Metromedia International Group, Inc. (AMEX: MMG). Mr. MacLellan was educated at the University of Southern California in economics and finance, with advanced training in classical economic theory.

         MR. PETER W. CUNNINGHAM, CHIEF EXECUTIVE OFFICER, PRESIDENT. Mr. Cunningham was appointed as our Chief Operating Officer in August 2003 and promoted to the positions of Chief Executive Officer and President in September 2003. He is a known pharmaceutical industry advisor with extensive experience in creating increased market share for new and existing ethical drug and over-the-counter pharmaceutical products. He has more than 15 years of experience working in the healthcare industries in the Asia Pacific region. Since 1997 Mr. Cunningham has been an independent consultant to the pharmaceutical industry. From 1994 to 1997, he was the Principal Consultant in the firms Marc J Consultants & Coopers & Lybrand / Marc J Consultants Healthcare Industry Practice. He is the former General Manager of Sterling Drug Singapore from 1983 to 1985, where he was the youngest General Manager in the company's history. He has held regional management positions with Rhone Poulenc Rorer from 1987 to 1990, and Becton Dickinson 1990 to 1994. While at Becton Dickinson, he held additional responsibility as a member of an internal strategy advisory team comprising headquarters staff and visionary management from various operations worldwide. Mr. Cunningham received his MBA from The George Washington University and a B.A from the State University of New York and is a Research Fellow at the American Red Cross National Headquarters.

         MR. MARK H. ELENOWITZ, DIRECTOR. Mr. Elenowitz became a Director of AXM

Pharma in connection with our acquisition of Werke Pharmaceuticals, Inc. in March 2003. Mr. Elenowitz was co-founder and since July 2001 has been a managing director of TriPoint Capital Advisors, LLC, a consulting firm, where he is responsible for the overall corporate development of TriPoint and assisting its clients with corporate and general business development. From September 2001 to March 2002, Mr. Elenowitz was a Director and President of Image World Media, Inc. (Pink sheet: IMWI), an international media company specializing in the production and distribution of various media content for worldwide distribution across multiple media platforms, such as traditional television, film and the Internet. From February 1998 to October 2001, Mr. Elenowitz was Co-Chairman and Managing Director of GroupNow!, Inc., a financial consulting firm. He was also a founder and since 1996 has been the senior managing director of Investor Communications Company, LLC, a national investor relations firm. Mr. Elenowitz has held Series 7 and 63 licenses as a broker, and has held a Series 24 license at a regional brokerage firm. Mr. Elenowitz is a graduate of the University of Maryland School of Business and Management, with a Bachelor of Science in Finance.

         MR. MARK BLUER, DIRECTOR. Mr. Bluer joined the AXM Pharma team on February 25, 2004. Mr. Bluer is a founder and managing partner of Bluer and Bluer, LLP,which was founded in 2000 and is a San Francisco Bay Area based law firm primarily focused on business and employment litigation. Mr. Bluer personally represents clients through all stages of litigation and many cases involve parties from China or disputes involving transactions between China and the United States. Prior to founding Bluer and Bluer, Mr. Bluer served as Deputy Chief Representative for the Beijing Representative office of the law firm CHA & PAN from 1997 to 1999. Mr. Bluer represented various American clients of the firm with business interests in China. Mr. Bluer's first attorney position was with Kern, Noda, Devine & Segal from 1992 to 1995. Mr. Bluer was enrolled in the Taipei Language Institute where he took tutorial classes in Mandarin Chinese from 1985 to 1986 and now has over 19 years experience speaking and reading Mandarin Chinese. Mr. Bluer also has a BA in Business Economics and History, from the University of California, Santa Barbara. In 1990, Mr. Bluer received his JD from Santa Clara University School of Law and has been an active member of the California State Bar since 1991.

         MR. CHET HOWARD, CFO, Mr. Chet Howard has over 30 years of financial management experience working with a variety of early stage and growth companies. Since January 2000, Mr. Howard has maintained a consulting practice that specializes in SEC reporting and Sarbanes-Oxley compliance. His clients have included Amerimmune Pharmaceuticals, Inc., Mandalay Resorts, Inc. and Smart Chip Technologies, Inc. From January 2001 to December 2002, Mr. Howard was Executive Vice President and CFO of AirCard Cellular, Inc., where he organized the finance department, implemented the accounting system and helped develop the business plan. Prior to AirCard, he was Senior Vice President and CFO of Big
Hub.com, Inc., where he was responsible for all aspects of taking the company public and instrumental in raising $7.5 million. Before joining Big Hub.com, he was Executive Vice President and CFO of USA Service Systems, Inc., a marketing and merchandising company with clients such as Sam's Club, Wal-Mart, Walgreen's and Sears. Mr. Howard was also Executive Vice President and CFO of InterAmericas Communication Corp (now AT&T Latin American) and Executive Vice President and CFO of HQ Office Supplies Warehouse, Inc, where he managed the sale of the company to Staples, Inc. Previously, he helped develop the business plan and manage venture capital investment as Senior Vice President, CFO and a co-founder of the Sports Authority, Inc. In addition to these corporate positions, Mr. Howard has eight years of experience as a consultant where he has prepared IPO's, several secondary offering documents and assisted company executives with SEC filings on a regular basis. Mr. Howard holds both an MBA and BS degree (Accounting Major) from California State Poly University and has attended numerous seminars to maintain current expertise in SEC reporting and other corporate goverence matters.

         MR. MONTGOMERY FRANK SIMUS, DIRECTOR. Mr. Simus has more than nine years of experience working in Central and Southeast Asia, including a unique combination of information and communications technology expertise and international development and team-building experience. Since August 2002, he has been President, CEO and founder of Golden Asia Ventures, a management consultancy that focuses on strategic business and technology investments partnerships between Asian and North American organizations. From 2001 to 2002, Mr. Simus was a Vice President at CEM Investments, where he focused on early-stage commercial and residential real estate and mezzanine financing opportunities. Prior to CEM Investments, he worked as an Alliance Manager in the Institutional Business Development Group at Financial Engines, Inc. from September 1999 to January 2001. Before joining Financial Engines, Inc., Mr. Simus held a variety of technology and finance related positions with various international firms, including AES Corporation, Lehman Brothers Asia Limited (Hong Kong), Hong Kong and Shanghai Banking Corporation Limited (Hong Kong), Oracle Corporation and EDS Limited. Mr. Simus also previously managed the implementation of a multi-million dollar international aid project portfolio focused on  telecommunications,  aviation,  and parastatal reform for the United
Nations  Development  Program in Kenya.  He graduated from Harvard  University's
John F. Kennedy School of Government with a Masters Degree in Public Policy focused on International Development. He has a BA in History from Yale
University and is functional in French, Mandarin Chinese and Russian.

         MR. CHAOYING (CHARLES) LI, DIRECTOR. Mr. Li is a registered lawyer and trademark attorney in the People's Republic of China where he specializes in foreign investments in China, mergers and acquisitions, joint venture structure and formations and intellectual property and technology law. Since August 2001, he has been a partner at T&C Law Offices in Beijing. Prior to joining T&C, Mr.
Li was a founder and general counsel of Bookoo, Inc., a pioneer in the e-book marketplace and one of the first Internet companies in Greater China that extensively emphasized the management of intellectual property rights from January 2000 to August 2001. Before the founding of Bookoo, Inc., Mr Li spent over 4 years from August 1995 to December 1999 working for Cha & Cha, an international law firm specializing in Telecom, Internet and joint venture law.
He recived a Master of Laws in August 2003 from the University of Ottawa and both a Master of Laws in July 1999 and Bachelor of Laws in July 1996 from Peking
University, majoring in Intellectual Property Law. He also received a BS in Mathematics in July 1995 from Peking University. Charles has written numerous academic and professional articles that are widely published internationally and in Mainland China, Hong Kong and Taiwan. Mr. Li is fluent in English and
Mandarin. He also completed an internship at Gowling Lafleur Henderson LLP in Ottawa, Canada in 2003.


COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors currently has five committees. The committees and committee members are listed below:

     o    Audit  Committee:   Douglas  MacLellan  (chairman),  Mark  Bluer,  and
          Montgomery Simus.

     o    Nominating  Committee:  Montgomery Simus  (chairman),  Mark Bluer, and
          Douglas MacLellan.

     o    Compensation Committee: Mark Bluer (chairman),  Douglas MacLellan, and
          Montgomery Simus.

     o    Disclosure Committee:  Douglas MacLellan (chairman),  Chet Howard, and
          Peter Cunningham.

     o Executive Committee: Douglas MacLellan (chairman), Peter Cunningham, and Madam Wei Shi Wang.



                            EXECUTIVE COMPENSATION



                           Summary Compensation Table



                                                                   Long Term Compensation
                                                                 ----------------------------- -----------
ANNUAL COMPENSATION                                              AWARDS                        Payouts
                                                                 ----------------------------- -----------
---------------------------------------------------------------- ----------------------------- -----------
 (a)                 (b)         (c)         (d)       (e)       (f)         (g)               (h)         (i)


                                                        Other                 Securities                    All
 Name                                                   Annual    Restricted  Under-                        Other
 And                                                    Compen-   Stock       lying            LTIP         Compen-
 Principal                                              sation    Award(s)    Options/         Payouts      sation
                                                                    ($)       SARs (#)         ($)            ($)



                                       39

Position             Year        Salary($)   Bonus($)     ($)
---------------------------------------------------------------- ----------------------------- ----------- -----------
Peter W. Cunningham, 2003        $50,000        0          0      $208,335     41,667              0           0
President, CEO,      2002         0             0          0
                     2001         0             0          0
Lan Hao              2003         40,000        0          0      $500,000    100,000              0           0
CFO, Director,       2002         0             0          0
                     2001         0             0          0



Option/SAR in Last Fiscal Year(1)
                               (Individual Grants)

--------------------------------------------------------------------------------------------------------------
Name                                Number of        Percent of total          Exercise or     Expiration
                                    Securities       options/SARs              base price      date
                                    Underlying       granted to                 ($/Sh)
                                    Options/SARs     employees in
                                    Granted (#)      fiscal year
--------------------------------------------------------------------------------------------------------------
(a)                                 (b)              (c)                       (d)             (e)

Peter W. Cunningham(1),              0                0                         0               N/A
President, CEO

Lan S. Hao                           0                0                         0               N/A
CFO, Director




     (1) Does not include the following options, which were ratified at our Shareholders' Annual Meeting on April 29, 2004: 40,000 options to Montgomery F. Simus; 300,000 options to Ms. Wang Wei Shi; 400,000 options to Douglas MacLellan; 160,000 options to Mark Elenowitz; and 100,000 options to Chaoying (Charles) Li; 400,000 options to Peter Cunningham; 25,000 to Lan Hao, our former CFO; and 40,000 options to Mark Bluer. All of the foregoing options have an exercise price of $3.90 per share, except for the options granted to Mark Bluer, which have an exercise price of $5.70 per share.



BOARD OF DIRECTORS

         Our directors who are employees do not receive any compensation from AXM Pharma for services rendered as directors. The Board has created three classes of fees for outside directors: (1) outside directors who are "independent," as defined in the Exchange Act will be paid $4,500.00 per month;
(2) outside directors who are not "independent" will receive $3,000.00 per month; and, (3) the Vice Chairman will receive a flat fee of $18,000.00 per month, inclusive of committee fees and the Chairwoman will receive a flat fee of $20,000.00 per month. All board members are entitled to participate in AXM Pharma's health insurance plan. In January 2004, our Board of Directors authorized the issuance of 910,000 stock options exercisable at $3.90 per share to members of our Board of Directors and an additional 40,000 stock options exercisable at 5.70 per share. Our shareholders ratified the foregoing options and the Company's 2004 Incentive and NonStatutory Stock Option Plan at our Annual Meeting, which was held in April 2004. Also in April 2004, our Board authorized an additional 40,000 options exercisable at $4.14 per share to Montgomery Simus, a member of our Board of Directors. Montgomery Simus received an additional $5,000.00 in May, June and July for his role as Chairman of the Executive Committee of AXM Shenyang; he stepped down from that position at the end of July. Charles (Chaoying) Li receives an additional $2,500.00 per month as a member of our Executive Committee of AXM Shenyang.


EMPLOYMENT AGREEMENTS

         In August 2003, we entered into an employment agreement with Peter Cunningham, our President and Chief Executive Officer. Although he was originally hired to serve as our Chief Operating Officer, in September 2003, Mr. Cunningham was promoted to the positions of President and Chief Executive
Officer. At the time of his promotion, other than the change in his responsibilities, the terms of Mr. Cunningham's employment agreement remained the same. Pursuant to the terms of his agreement with AXM Pharma, Mr. Cunningham shall be paid not less than $120,000 per year for his services. In January 2004, our Board of Directors increased Mr. Cunningham's salary from $120,000 per year to $240,000 per year. In addition, Mr. Cunningham is entitled to receive a stock grant of 250,000 shares of our common stock, which shall be issued and vest in equal installments every six months (41,667 per six month period) beginning in August 2003. Mr. Cunningham is also entitled to health insurance and such other bonus and incentives as the Board of Directors, in its discretion, shall authorize. Mr. Cunningham's salary, bonus and incentives shall be reviewed yearly by our Board of Directors and compensation committee with the goal of bringing Mr. Cunningham's salary in line with industry standards. The term of Mr. Cunningham's agreement with AXM Pharma is one year but the agreement shall automatically renew on the first and second anniversary dates of the agreement unless either AXM Pharma or Mr. Cunningham provides written notice to the other not less than 60 days prior to the anniversary date that they do not wish to renew the agreement, in which case the agreement shall expire on the day prior to the anniversary date. The employment agreement may be terminated for good cause by either party in the event of a material breach of the employment agreement by either party or in the case of Mr. Cunningham of a change in control of AXM Pharma. In the event of termination with good cause by Mr. Cunningham or without good cause by AXM Pharma, Mr. Cunningham is entitled to three months severance plus bonus and incentives earned to that date and relocation to Los Angeles, California. In the event that Mr. Cunningham is terminated for good cause by the Company or terminates the agreement without good cause he will only be entitled to payment of his salary, bonus and incentives earned to the date of termination and relocation to Los Angeles, California. Mr. Cunningham's agreement requires that he keep confidential any proprietary information acquired while employed and upon termination of his employment. He is also prohibited from soliciting any employees of AXM Pharma for a period of one year following his termination for any reason.

         In September 2003, we entered into employment agreement with Lan Hao, our former Chief Financial Officer. Pursuant to the terms of his agreement with AXM Pharma, Mr. Hao is entitled to be paid $120,000 per year for his services. In addition, Mr. Hao received a stock grant of 100,000 shares of our common stock, health insurance and such other bonus and incentives as the Board of Directors, in its discretion, shall authorize. The term of Mr. Hao's employment agreement is one year but the agreement may be terminated by either party with or without cause on 30 days written notice. In the event of termination with good cause by Mr. Hao or without good cause by AXM Pharma, Mr. Hao is entitled to three months severance plus bonus and incentives earned to that date. In the event that Mr. Hao is terminated for good cause by the Company or terminates the agreement without good cause he will only be entitled to payment of his salary, bonus and incentives earned to the date of termination. Mr. Hao is not subject to any restrictive covenants in his employment agreement. In March 2003 Mr. Hao voluntarily resigned from his position as our Chief Financial Officer. He is not entitled to any severance pay as a result of his voluntary resignation.


STOCK OPTION PLANS

In January of 2004, our Board of Directors approved the "2004 Qualified and Nonstatutory Stock Option Plan." The Board of Directors reserved 3,000,000 shares of the Company's common stock to be issued in the form of incentive and/or non-qualified stock options for employees, directors and consultants to AXM. As of May 1, 2004, our Board of Directors has authorized the issuance of 2,080,000 options to employees, directors and consultants. The Company's Shareholders ratified the stock option plan and the options authorized thereunder at our Annual Meeting in April 2004.



                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable.


         As of August 26, 2004, we had a total of 15,913,530 shares of common stock and 3,085,030.425 shares of preferred stock issued and outstanding, which are the only issued and outstanding voting equity securities of AXM Pharma.
Shares of Preferred Stock vote on as converted basis with the common stock. At the date of this Prospectus, each share of Preferred Stock is convertible into one share of common stock.

         The following table sets forth, as of August 26, 2004: (a) the names and addresses of each beneficial owner of more than five percent (5%) of our common stock and Preferred Stock (taken together as one class) known to us, the number of shares of common stock and Preferred Stock beneficially owned by each such person, and the percent of our common stock and Preferred Stock so owned;
and (b) the names and addresses of each director and executive officer, the number of shares our common stock and Preferred Stock beneficially owned, and the percentage of our common stock and Preferred Stock so owned, by each such person, and by all of our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of our common stock and Preferred Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock and Preferred Stock, except as otherwise indicated.


                                                 Amount and Nature of Beneficial Ownership        Percentage
               Name and Address                                                                  Of Voting of
                                                                                                Securities (1)


Ms. Wang Wei Shi                                  6,327,000 (2)                                     32.10%
46 Wen An Road
Building 4, 5th Floor
Shenyang, Liaoning, The Peoples Republic of
China 110003

Douglas C. MacLellan                               933,672(3)                                        4.74%
8324 Delgany Avenue
Playa Del Rey, California 90293

Byrle Lerner                                       950,000                                           4.82%
2904 Via Campesina
Palo Verdes Estates, CA 90274

Peter W. Cunningham                                555,001(4)                                        2.82%
755 Promontory Point Drive West
Newport Beach, California 92660

Mark Elenowitz                                     385,160 (5)                                       1.95%
400 Professional Drive, Suite 310
Gaithersburg, MD 20879

Gryphon Master Fund, L.P.                        1,969,469                                           9.99%
500 Crescent Court
Suite 270
Dallas, Texas  75201

SF Capital Partners Ltd.                           983,748                                           4.99%
c/o Staro Asset Management, LLC
3600 South Lake Drive
St. Francis, Wisconsin 53235



                                       42


                                                 Amount and Nature of Beneficial Ownership        Percentage
               Name and Address                                                                  Of Voting of
                                                                                                Securities (1)


Mark J. Bluer                                       65,000(6)                                       0.33%
945 Magnolia Avenue, #77
Larkspur, CA 94939

Mr. Chet Howard                                    100,000                                          0.51%
11792 Lily Rubin Ave.
Las Vegas, NV 89138

Montgomery Simus                                    40,000(7)                                       0.20%
33 Haight Street, #8
San Francisco, CA 94102

Chaoying (Charles) Li                              210,000(8)                                       1.07%
14/F, Building A, Huixium Plaza, No.8
Beisihuan Zhong Road
Chaoyang District, Beijing 100101,
P.R. China

All directors and officers as a group            8,615,833                                         43.70%
   (8 persons)(6)



----------------
(1) All Percentages have been rounded up to the nearest one hundredth of one percent.

(2) Includes 3,117,000 shares owned by Ms. Wang directly and 2,910,000 shares owned by members of her immediate family. Also includes 300,000 stock options granted to Ms. Wang on April 29, 2004, under the 2004 Qualified and Nonstatutory Stock Option Plan.

(3) Includes 475,000 shares owned by Mr. MacLellan directly, 48,500 shares owned by The MacLellan Group, Inc., which is owned by Mr. MacLellan, and 16,953 shares owned by Broadband Access Market Space, Ltd., a company in which Mr. MacLellan owns 60% of the outstanding shares. Also includes 400,000 stock options granted to Mr. MacLellan on April 29, 2004, under the 2004 Qualified and Nonstatutory Stock Option Plan.

(4) Includes 125,001 shares owned by Mr. Cunningham directly and 30,000 shares owned by Rabelaisian Resources, Plc., a company owned by Mr. Cunningham. Also includes 41,667 shares Mr. Cunningham is entitled to receive through his employment agreement with AXM Pharma. Mr. Cunningham is entitled to receive an additional 208,333 shares of our common stock over the next three years pursuant to his employment agreement, which provides that Mr. Cunningham is entitled to receive a stock grant of 250,000 shares of our common stock, which shall be issued and vest in equal installments every six months (41,667 per six month period) beginning in August 2003. Also includes 400,000 stock options granted to Mr. Cunningham on April 29, 2004, under the 2004 Qualified and Nonstatutory Stock Option Plan.


(5) Includes (i) 201,160 shares indirectly owned by MHE, Inc. (a company owned 100% by Mark Elenowitz) as a result of its 40% ownership interest of TriPoint Capital Holdings, LLC, which owns 502,900 shares of common stock, and (ii) 24,000 shares owned by Investor Communications Company, LLC, a company which is owned by MHE, Inc. Also includes 160,000 stock options granted to Mr. Elenowitz on April 29, 2004, under the 2004 Qualified and Nonstatutory Stock Option Plan.

(6) Includes the 40,000 stock options, at an exercise price of $5.70 per share, granted to Mr. Bluer on April 29, 2004, under the 2004 Qualified and Nonstatutory Stock Option Plan.

(7) Includes the 40,000 stock options granted to Mr. Simus on April 29, 2004, under the 2004 Qualified and Nonstatutory Stock Option Plan.

(8) Includes the 100,000 stock options granted to Mr. Li on April 29, 2004, under the 2004 Qualified and Nonstatutory Stock Option Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                   AND RECENT SALES OF UNREGISTERED SECURITIES

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We are party to a consulting agreement with TriPoint Capital Advisors, LLC, a company in which Mark Elenowitz, a director and significant shareholder of AXM Pharma, indirectly owns a 40% interest. Pursuant to the terms of the consulting agreement, we are required to pay TriPoint a monthly fee of $10,000. The current agreement between Tripoint Capital Advisors and AXM Pharma has a one-year term and is terminable by either party, with or without cause, upon 30 days written notice. Additionally, on May 1, 2002, pursuant to the terms of a previous consulting agreement with TriPoint, Werke Pharmaceuticals, Inc., our wholly owned subsidiary issued TriPoint 500,000 shares of its common stock, which shares were exchanged pursuant to the terms of our share exchange agreement with the shareholders of Werke Pharmaceuticals, Inc. into shares of AXM Pharma common stock. On April 29, 2004, the Board authorized Peter Cunningham to sign a new agreement with Tripoint Capital Advisors for their consulting services. In addition, Werke Pharmaceuticals, Inc. is party to a consulting agreement with Investor Communications Company, LLC , a company in which Mark Elenowitz directly benefits from 20% of the stock compensation received from the Company. Pursuant to the terms of the consulting agreement, Werke Pharmaceuticals, Inc. is required to pay Investor Communications Company, LLC a monthly fee of $5,000 and issued to Investor Communications Company, LLC 120,000 shares of its common stock which were subsequently converted into shares of AXM Pharma common stock as a result of the Share Exchange.

         On September 12, 2002, Byrle Lerner, a significant shareholder of AXM Pharma, made a capital contribution of $100,000 to Werke Pharmaceuticals, Inc. to provide working capital for Werke Pharmaceuticals, Inc.'s United States administrative offices, including expenses for travel to The Peoples Republic of China by Werke Pharmaceuticals, Inc.'s U.S. employees and consultants. Mr. Lerner received shares of Werke Pharmaceuticals, which were later exchanged for shares of AXM Pharma pursuant to our share exchange with Werke Pharmaceuticals, in consideration for his capital contribution.

         In September 2003, we engaged Amaroq Capital, LLC, to provide advice regarding business development and to identify and review potential merger and acquisition candidates in Asia. Amaroq Capital will be paid $5,000 per month for its services and is entitled to receive additional compensation in connection with mergers or acquisitions that it identifies or for which it provides substantive assistance to AXM Pharma. The current agreement with Amaroq Capital is for a six month term and is terminable only upon the mutual written consent of AXM Pharma and Amaroq Capital. Amaroq Capital is owned by Joseph Cunningham, brother of Peter Cunningham, our President and Chief Executive Officer.

         In April 2003, we engaged Rabelaisian Resources, Plc., to provide consulting services for AXM Pharma. Rabelaisian Resources' agreement expired in August 2003. Rabelaisian Resources is owned by Peter Cunningham, who is currently our President and Chief Executive Officer. In August 2003, Mr. Cunningham was hired as our Chief Operating Officer and was promoted to the positions of President and Chief Executive Officer following the resignation of That Ngo from such positions in September 2003.


RECENT SALES OF UNREGISTERED SECURITIES

         In order to accomplish the March 2003 share exchange with Werke Pharmaceuticals, Inc., we issued an aggregate of 11,420,000 shares of common stock in exchange for all of the issued and outstanding capital stock of Werke Pharmaceuticals, Inc. The shares issued to the former shareholders of Werke
Pharmaceuticals, Inc. were issued to 25 accredited investors pursuant to an exemption from registration under Section 4(2) of the Securities Act and to 33 non-U.S. persons pursuant to an exemption from registration under Regulation S promulgated under the Securities Act.


         On April 30, 2003, we issued 30,000 shares of restricted common stock to Rabelaisian Resources, Plc. pursuant to a consulting agreement. Rabelasian Resources' services were business and product development. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $1.80 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Rabelasian Resources was $54,000.

         On April 30, 2003, we issued 150,000 shares of restricted common stock to Madden Consulting, Inc. pursuant to a consulting agreement. The services to be provided under the consulting agreement were investor and public relations. On September 18, 2003, we issued an additional 400,000 shares to Madden Consulting, in connection with renewal of its consulting agreement. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares issued on April 30, 2003, were valued at $1.80 per share and the shares issued on September 18, 2003, were valued at $5.00 per share, the market price for shares of our common stock at the respective times of issuance. Therefore, the total aggregate value of the consideration paid to Madden Consulting was $270,000 on April 30, 2003, and $2,000,000 on September 18, 2003.

         On May 1, 2003, we issued 25,000 shares of restricted common stock to Robert Alexander pursuant to a consulting agreement. The services to be provided under the consulting agreement were the identification and evaluation of pharmaceutical companies, products and licenses in Canada. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $1.50 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Robert Alexander was $37,500.

         On May 21, 2003, we issued 40,000 shares of restricted common stock to Amaroq Capital, LLC pursuant to a consulting agreement. The services to be provided under the consulting agreement were business development and financial consulting. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $1.75 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Amaroq Capital was $70,000.

         On May 21, 2003, we issued 15,000 shares of restricted common stock to McCartney Multimedia, Inc. in consideration for the creation of our website and corporate logo. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $1.75 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to McCartney Multimedia was $26,250.

         On June 27, 2003, we issued 80,000 shares of restricted common stock to Woodbridge Management, Ltd. pursuant to a consulting agreement. The services to be provided under the consulting agreement were business development, corporate strategy, and assistance with joint ventures, mergers and acquisitions. The shares were issued pursuant to the exemption from registration provided by
Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $4.45 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Woodbridge Management was $356,000.

         On August 21, 2003, and September 12, 2003, we issued 2,750,000 shares of our preferred stock at a price per share of $2.00 and 2,750,000 warrants, each of which entitles the holder to purchase one share of our common stock for a period of five years from the date of issuance at a price of $3.00 per share, to two accredited investors pursuant to a private equity financing. Each share of preferred stock is convertible, at the option of the holder, into one share of common stock, subject to adjustment for certain occurrences. We also issued a five-year warrant to purchase up to 275,000 units , each Unit consisting of one share of preferred stock and one Warrant at an exercise price of $2.00 per Unit to TN Capital Equities, Ltd., our placement agent in connection with the private equity financing. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

         On August 31, 2003, we issued 41,667 shares to Peter Cunningham, our President and Chief Executive Officer, pursuant to the terms of his employment agreement with AXM Pharma. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $5.00 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Peter W. Cunningham was $208,335.

         On September 18, 2003, we issued 100,000 shares to Lan Hao, our Chief Financial Officer, pursuant to the terms of his employment agreement with AXM Pharma. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $5.00 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Lan S. Hao was $500,000.

         On December 31, 2003, we issued 860,000 shares of our preferred stock, at a price per share of $2.25 and 1,000,000 warrants. Each share of preferred stock is convertible, at the option of the holder, into one share of common stock, subject to adjustment for certain occurrences. Each warrant entitles the holder to purchase one share of our common stock for a period of five years from the date of issuance at a price of $3.00 per share. Holders of our warrants may also exercise the warrants through a cashless exercise under certain circumstances. In addition, we issued to TN Capital Equities, our placement agent, a five-year warrant to purchase up to 86,000 shares of our preferred stock for $2.25 per share and up to 100,000 warrants to purchase shares of our common stock upon exercise at $3.00 per share, on a pro-rata basis to the number of shares of preferred stock purchased. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

         On January 26, 2004, the Board authorized the issuance of 100,000 shares of restricted common shares and 50,000 warrants to Great Eastern Securities, Inc. pursuant to an investment banking agreement. The shares are to be released quarterly based upon a vesting schedule of 25,000 shares per quarter during the term of the agreement. Pursuant to an agreement that was executed on December 18, 2003, Great Eastern will provide investor relations related services and assist AXM Pharma with broker relations for our stock. The warrants are for a term of five years and have an exercise price equal to $4.74 per share. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $5.65 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Great Eastern Securities, Inc. was $639,828, including a $104,828 charge for black shoals valuation of the warrants issued.


         On February 2, 2004 and April 20, 2004, we issued 200,000 shares of restricted common and 100,000 shares of restricted common, respectively to the Aston Organization pursuant to a consulting agreement and amendment thereto. 20,000 shares were released when the April 20, 2004 amendment was signed. The remaining 180,000 shares are to be released monthly based upon a vesting schedule of 15,000 shares per month during the term of the agreement. The services to be provided under the agreement are investor relations. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $5.65 per share and $4.27 per share respectively, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to the Aston Organization was $1,557,000.

         On May 7, 2004, we issued 120,000 shares of restricted common stock, and 200,000 warrants at $6.00 per warrant, to XCL Partners, Inc. 20,000 shares were released when the agreement was signed on June 24, 2004. The remaining 100,000 shares are to be released monthly based upon a vesting schedule of 10 ,000 shares per month for ten (1 0 ) months , beginning 30 days after effective date of the agreement The services to be provided under the agreement are investor relations. 20,000 warrants shall vest immediately. The remaining 180,000 warrants shall be released monthly based on a vesting schedule of 15,000 warrants per month for eleven (11) months. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $4.09 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to the XCL Partners will be $490,800.


         On May 10, 2004 we issued 300,000 shares to Madden Consulting, Inc. pursuant to a consulting agreement. The services to be provided under the consulting agreement were investor and public relations. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $3.92 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Madden Consulting was $1,176,000.


         On June 24, 2004, we issued 30.425shares of our preferred stock, at a price per share of $100,000 and 357,936 common stock purchase warrants, each of which entitles the holder to purchase one share of our common stock, $.001 par value, for a period of three years from the date of issuance at a price equal to $5.50 per share to accredited investors pursuant to a private equity financing. Each share of the preferred stock shall be convertible into a number of fully paid and nonassessable shares of our common stock obtained by dividing the face value of $100,000 per share by the fixed conversion price of $4.25 per share. In addition, we issued to HC Wainwright, our placement agent, a three-year warrant to purchase up to 3shares of our Series C Preferred Stock at a price of $4.25per share and up to 35,793 warrants. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act for issuances not involving a public offering provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. The securities issued have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

         On June 24, 2004, we issued 100,000 warrants to each of SF Capital Partners Ltd., Gryphon Master Fund, L.P., Banyon Asia Limited and Banyon Mac 24, Ltd. in consideration for services provided related to our recent private equity financing. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act for issuances not involving a public offering provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. The securities issued have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.



                            DESCRIPTION OF SECURITIES


         Our authorized capital consists of 50,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share. As of August 26, 2004, there were outstanding 15,913,530 shares of our common stock outstanding and 3,085,030.425 shares of our preferred stock.



COMMON STOCK

         The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. The holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors, in its discretion, from funds legally available therefore. Upon liquidation or dissolution of AXM Pharma, the holders of common stock are entitled to receive, pro rata, assets remaining available for distribution to stockholders. The common stock has no cumulative voting, preemptive or subscription rights and is not subject to any future calls. There are no conversion rights or redemption or sinking fund provisions applicable to the shares of common stock. All the outstanding shares of common stock are fully paid and nonassessable. Other than the possible effects of the issuance of preferred stock described below, there are no provisions in our Articles of Organization or Bylaws that would delay, defer or prevent a change in control.

PREFERRED STOCK

         Our Board of Directors is authorized, without further action by the shareholders, to issue, from time to time, up to 10,000,000 shares of preferred stock in one or more classes or series. Similarly, our Board of Directors is authorized to fix or alter the designations, powers, preferences, and the number of shares which constitute each such class or series of preferred stock. Such designations, powers or preferences may include, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share), redemption rights (including sinking fund provisions, if any), and liquidation preferences of any unissued shares or wholly unissued series of preferred stock. As of the date of this prospectus, we have issued 2,225,000 shares of our Series A Preferred Stock, 860,000 shares of our Series B Preferred Stock and 30.425 shares of our Series C Preferred Stock.

         It is not possible to state the actual effect of any authorization of preferred stock upon the rights of holders of common stock until our Board determines the specific rights of the holders of any series of preferred stock, other than the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock described herein. Our Board of Director's authority to issue preferred stock also provides a convenient vehicle in connection with possible acquisitions and other corporate purposes, but could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Accordingly, the issuance of preferred stock may be used as an "anti-takeover" device without further action on the part of our stockholders, and may adversely affect the holders of our common stock.

SERIES A PREFERRED STOCK

         Our  Board  of  Directors  has  designated   4,050,000  shares  of  our
authorized preferred stock as Series A Convertible Preferred Stock. The principal terms of the preferred stock are as follows:

         Voting. The holder of each share of the Series A Preferred stock shall be entitled to the number of votes equal to the number of shares of common stock into which such share of preferred stock could be converted into for purposes of determining the shares entitled to vote at any regular, annual, or special meeting of our shareholders. The Series A Preferred Stock has voting rights and powers equal to the voting rights and powers of the common stock and votes together with the common stock as a single class. Holders are entitled to notice of any shareholders' meeting in accordance with our Bylaws.

         Dividends. The holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by our Board of Directors, non-cumulative dividends in such amounts as may be determined by the Board of Directors from time to time out of funds legally available therefor. No dividends (other than those payable solely in common stock) shall be paid on the common stock or the Series B Preferred Stock during any fiscal year until there shall have been paid or declared and set apart during that fiscal year for the holders of the preferred stock a dividend in an amount per share equal to (i) the number of shares of common stock issuable upon conversion of the preferred stock times (ii) the amount per share of the dividend to be paid on the common stock.

         Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and nonassessable shares of common stock as is determined by dividing $2.00 by the Conversion Price applicable to such share in effect on the date the certificate is surrendered for conversion. The price at which shares of common stock shall be deliverable upon conversion of shares of the Series A Preferred Stock shall initially be $2.00 per share of common stock. Such initial Series A Conversion Price shall be adjusted in the event of (i) combination, subdivision or reclassification of the common stock, and (ii) the sale of common stock at a price, or the issuance of options, warrants or convertible securities with an exercise or conversion price per share, less than $2.00.

         Liquidation. In the event of any liquidation, dissolution or winding up of AXM Pharma, either voluntary and involuntary, the holders of each share of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of AXM Pharma to the common stock holders or the Series B Preferred Stock holders, a preferred distribution. This distribution shall be an amount equal to (i) all declared and unpaid dividends on each such share; plus (ii) an amount per share equal to greater of (A) the original issue price ($2.00) per share of preferred stock, as adjusted for any stock splits, stock dividends, recapitalizations or similar occurrences, plus 8% per annum on such original issue price (as adjusted) accumulated, but not compounded, from the date of issuance to the date on which the liquidation preference is paid or (B) the amount that would be receivable if the preferred stock had been converted into common stock immediately prior to such liquidation distribution. In the event the assets and funds of AXM Pharma are insufficient to pay the entire liquidation preference of the preferred stock, the holders thereof will share ratably in the assets and funds of AXM Pharma in proportion to the preferential amount each such holder is otherwise entitled to receive.

SERIES B PREFERRED STOCK

         Our Board of Directors of has designated 2,000,000 shares of our authorized preferred stock as Series B Convertible Preferred Stock. The principal terms of the preferred stock are as follows:

         Voting. The holder of each share of the Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of common stock into which such share of preferred stock could be converted into for purposes of determining the shares entitled to vote at any regular, annual, or special meeting of our shareholders. The Series B Preferred Stock has voting rights and powers equal to the voting rights and powers of the common stock and votes together with the common stock as a single class. Holders are entitled to notice of any shareholders' meeting in accordance with our Bylaws.

         Dividends. The holders of the Series B Preferred Stock shall be entitled to receive, when and as declared by our Board of Directors, non-cumulative dividends in such amounts as may be determined by the Board of Directors from time to time out of funds legally available therefor. No dividends (other than those payable solely in common stock) shall be paid on the common stock during any fiscal year until there shall have been paid or declared and set apart during that fiscal year for the holders of the preferred stock a dividend in an amount per share equal to (i) the number of shares of common stock issuable upon conversion of the preferred stock times (ii) the amount per share of the dividend to be paid on the common stock. The holders of Series B Preferred Stock shall not, however, be entitled to paid any dividends (other than those payable solely in Common Stock) until such time as there shall have been paid or declared and set apart during that fiscal year for the holders of the Series A Preferred Stock a dividend in an amount per share equal to (i) the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock times (ii) the amount per share of the dividend to be paid on the Series B Preferred Stock.

         Conversion. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and nonassessable shares of common stock as is determined by dividing $2.25 by the Conversion Price applicable to such share in effect on the date the certificate is surrendered for conversion. The price at which shares of common stock shall be deliverable upon conversion of shares of the preferred stock shall initially be $2.25 per share of common stock. Such initial Series A Conversion Price shall be adjusted in the event of (i) combination, subdivision or reclassification of the common stock, and (ii) the sale of common stock at a price, or the issuance of options, warrants or convertible securities with an exercise or conversion price per share, less than $2.25.

         Liquidation. In the event of any liquidation, dissolution or winding up of AXM Pharma, either voluntary and involuntary, the holders of each share of the preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of AXM Pharma to the common stock holders but after any distribution of the assets or surplus funds of AXM Pharma to the Series A Preferred Stock holders, a preferred distribution. This distribution shall be an amount equal to (i) all declared and unpaid dividends on each such share; plus (ii) an amount per share equal to greater of (A) the original issue price ($2.25) per share of preferred stock, as adjusted for any stock splits, stock dividends, recapitalizations or similar occurrences, plus 8% per annum on such original issue price (as adjusted) accumulated, but not compounded, from the date of issuance to the date on which the liquidation preference is paid or (B) the amount that would be receivable if the preferred stock had been converted into common stock immediately prior to such liquidation distribution. In the event the assets and funds of AXM Pharma are insufficient to pay the entire liquidation preference of the preferred stock, the holders thereof will share ratably in the assets and funds of AXM Pharma in proportion to the preferential amount each such holder is otherwise entitled to receive.

SERIES C PREFERRED STOCK

         Our Board of Directors of has designated 150 shares of our authorized preferred stock as Series C Convertible Preferred Stock. The principal terms of the preferred stock are as follows:

         Voting. The holder of each share of Series C Preferred Stock shall be entitled to the number of votes equal to the number of shares of common stock into which such share of preferred stock could be converted for purposes of determining the shares entitled to vote at any regular, annual or special meeting of our shareholders. The Series C Preferred Stock has voting rights and powers equal to the voting rights and powers of the common stock and votes together with the common stock as a single class. Holders are entitled to notice of any shareholders' meeting in accordance with our Bylaws.

         Dividends. The holders of record of shares of Series C Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefor and when and as declared by the Board of Directors, dividends at the rate of six percent (6%) per annum. If we elect to pay any dividend in shares of common stock, the number of shares of common stock to be issued to the holder shall be an amount equal to the quotient of (i) the dividend payment divided by
(ii) the average of the volume weighted average prices of the common stock for the five (5) trading days prior to the date such dividend payment is due. Dividends on the Series C Preferred Stock shall be cumulative, shall accrue and be payable semi-annually. Dividends on the Series C Preferred Stock are prior and in preference to any declaration or payment of any distribution on any outstanding shares of junior stock. So long as any shares of Series C Preferred Stock are outstanding, we shall not declare, pay or set apart for payment any dividend or make any distribution on any junior stock (other than dividends or distributions payable in additional shares of junior stock), unless at the time of such dividend or distribution we shall have paid all accrued and unpaid dividends on the outstanding shares of Series C Preferred Stock.

         Conversion

         Voluntary Conversion: At any time on or after the Issuance Date, the holder of the any such shares of Series C Preferred Stock may, at the holder's option, elect to convert all or any portion of the shares of the preferred stock held by such person into a number of fully paid and nonassessable shares of common stock at the fixed conversion price of $4.25 per share.

         If within three (3) business days of our receipt of an executed copy of a conversion notice the transfer agent shall fail to issue and deliver to a holder the number of shares of common stock to which such holder is entitled upon such holder's conversion of the Series C Preferred Stock or to issue a new preferred stock certificate representing the number of shares of Series C Preferred Stock to which such holder is entitled, we shall pay additional damages to such holder on each business day after such third (3rd) business day that such conversion is not timely effected in an amount equal 0.5% of the product of (A) the sum of the number of shares of common stock not issued to the holder on a timely basis and to which such holder is entitled and, in the event hawse have failed to deliver a preferred stock certificate to the holder on a timely basis, the number of shares of common stock issuable upon conversion of the shares of Series C Preferred Stock represented by such preferred stock certificate, as of the last possible date which we could have issued such preferred stock certificate, and (B) the closing bid price of the common stock on the last possible date which we could have issued such common stock and such preferred stock certificate. If we fail to pay the additional damages within five (5) business days of the date incurred, then such payment shall bear interest at the rate of 2.0% per month (pro rated for partial months) until such payments are made.

         Mandatory Conversion: Each share of Series C Preferred Stock outstanding on the mandatory conversion date of June 24, 2007, shall, automatically and without any action on the part of the holder thereof, convert into a number of fully paid and nonassessable shares of common stock equal to the quotient of (i) the liquidation preference amount of $100,000 per share of preferred stock outstanding on the mandatory conversion date divided by (ii) the fixed conversion price of $4.25 per share. The mandatory conversion date shall be June 24, 2007; provided, that, that on the mandatory conversion date, the registration statement covering the resale of the shares of common stock underlying the preferred stock is effective and has been effective, without lapse or suspension of any kind, for a period sixty (60) consecutive calendar days, or the shares of common stock underlying the preferred stock can be converted may be offered for sale to the public pursuant to Rule 144(k) under the Securities Act.

         The fixed conversion price may be adjusted in the event of (i) combination, stock split, or reclassification of the common stock; (ii) capital reorganization; (iii) distribution of dividends; or (iv) the issuance or sale of additional shares of common stock or common stock equivalents.

         Liquidation. In the event of the liquidation, dissolution or winding up of the affairs of AXM Pharma, whether voluntary or involuntary, the holders of each share of the Series C Preferred Stock then outstanding shall be entitled to receive, out of our assets available for distribution to our stockholders, a liquidation preference amount in an amount equal to $100,000 per share of the Series C Preferred Stock plus any accrued and unpaid dividends before any payment shall be made or any assets distributed to the holders of the common stock or any other junior stock; provided, however, that the then outstanding shares of Series A and B Preferred Stock shall be deemed to be senior to the Series C Preferred Stock. In the event our assets and funds are insufficient to pay the entire liquidation preference of the preferred stock, the holders thereof then all of said assets will be distributed among the holders of the Series C Preferred Stock and the other classes of stock on a parity with the Series C Preferred Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. No cash shall be paid to holders of junior stock unless each holder of the outstanding shares of Series C Preferred Stock has been paid in cash the full Liquidation Preference Amount plus any accrued and unpaid dividends to which such holder is entitled as provided herein and that no distribution shall be paid to the holders of Series C stock until such time as the holders of Series A and B Preferred Stock have been paid any liquidation preference with respect to the terms of such stock currently in effect. After payment of the full liquidation preference amount plus any accrued and unpaid dividends to which each holder is entitled, such holders of shares of Series C Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of AXM Pharma.


WARRANTS

Exercisable until August, September and December 2008, respectively

         Each warrant allows its holder to purchase one share of common stock for $3.00, subject to adjustment, until five years after the date of issuance. Holders may also exercise the warrants through a cashless exercise using the following formula:

                  X =   Y(A-B)
                        ------
                          A

     where:

                  X =   the number of shares of common stock to be issued to the
                        Holder  upon  exercise  of the Warrant;
                  Y =   the number of Warrant Shares identified in the  Exercise
                        Form as being applied to the subject exercise;
                  A =   the Current Market Price on such date; and
                  B =   the Exercise Price on such date

         The warrants are redeemable, commencing 60 days from the date of their issuance, by us at a price of $.05 per warrant at any time prior to their exercise or expiration upon 30 days' prior written notice. However, we may only redeem the warrants if (i) the closing sales price for the common stock has been at least $4.00 per share for 30 consecutive calendar days; (ii) a registration statement is effective and is available for resale of such Warrant Shares during the entire 30-day notice period; and (iii) the holder would not be prevented from selling the shares issuable upon exercise of the warrants as a result of any lock-up or dribble-out provisions The warrants remain exercisable during the 30-day notice period. Any holder who does not exercise that holder's warrants prior to their expiration or redemption, as the case may be, forfeits that holder's right to purchase the shares of common stock underlying the warrants.

         The exercise price of the warrants and the number of shares of common stock purchasable upon exercise of the warrants are subject to adjustment upon the occurrence of certain events. Such events include split-ups or combinations of our common stock, dividends payable in our common stock, and the issuance of rights to purchase additional shares of our common stock or to receive other securities convertible into additional shares of common stock.

         Pursuant to the terms of the warrants, AXM Pharma shall not effect the exercise of any warrants, and no person who is a holder of any warrant shall have the right to exercise their warrants, to the extent that after giving effect to such exercise, such person would beneficially own in excess of 9.99% of the shares of our common stock outstanding immediately after giving effect to such exercise. Additionally, the warrants issued to SF Capital Partners Ltd., contain an additional cap on exercise, which prevents the holder from exercising and AXM Pharma from effecting any exercise of the warrants issued to SF Capital Partners if after giving effect to such exercise, such person would beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such exercise. This 4.99% is waivable by the holder on 61 days written notice to AXM Pharma. The 1,000,000 warrants issued on December 31, 2003, also contain 4.99% cap on exercise that is identical to the cap on the warrants issued to SF Capital Partners, except that it is waivable by the holder on 65 days written notice to us.

         No fractional shares will be issued upon the exercise of the warrants, but we will pay cash for the value of any fractional shares or warrants otherwise issuable.

         Each Investor Warrant will expire at the close of business on the fifth anniversary of the date of issuance.

Exercisable until June 2007

         Each warrant allows its holder to purchase one share of common stock for $5.50, subject to adjustment, until three years after the date of issuance.

         The exercise price of the warrants and the number of shares of common stock purchasable upon exercise of the warrants are subject to adjustment upon the occurrence of certain events. Such events include split-ups or combinations of our common stock, dividends payable in our common stock, and the issuance of rights to purchase additional shares of our common stock or to receive other securities convertible into additional shares of common stock.

         Pursuant to the terms of the warrants, AXM Pharma shall not effect the exercise of any warrants, and no person who is a holder of any warrant shall have the right to exercise their warrants, to the extent that after giving effect to such exercise, such person would beneficially own in excess of9.99% of the then outstanding shares of our common stock. Also, the holders of the warrants are subject to an additional 4.99% cap on exercise of the warrants, which limit may be waived by the holder on 65 days written notice to AXM Pharma.

         No fractional shares will be issued upon the exercise of the warrants, but we will pay cash for the value of any fractional shares or warrants otherwise issuable.

         Each Investor Warrant will expire at the close of business on the third anniversary of the date of issuance.


DIVIDEND POLICY

         It is the policy of our Board of Directors to retain our earnings for use in our day-to-day operations and expansion of our operations. We have not declared any dividends on our common stock, nor do we intend to declare any dividends in the foreseeable future.

         In the event that our Board of Directors determines to declare a dividend, no dividends can be paid to the holders of our common Stock until we have paid to the holders of our preferred stock a dividend in an amount per share equal to (i) the number of shares of common stock issuable upon conversion of the preferred stock times (ii) the amount per share of the dividend to be paid on the common stock. Other than the dividend preference described herein for holders of our preferred stock, there are no loans or other contractual obligations that restrict our ability to pay dividends.


REGISTRATION RIGHTS

         We granted purchasers of our Series A Preferred Stock certain rights with respect to the registration under the Securities Act of the shares of common stock issuable upon conversion of the Preferred Stock and the shares of common stock issuable upon exercise of the warrants. We agreed to file, within 45 days of date of the purchase agreements, a registration statement on Form SB-2 (or such other form as is applicable) registering the resales of such shares of common stock. We granted TN Capital Equities, Ltd, the placement agent comparable registration rights with respect to the shares of common stock underlying the Agent's Warrants.

         In addition to the registration rights granted to the purchasers of the preferred stock, we granted piggy-back registration rights to certain persons in connection with shares of our common stock issued in consideration for services performed our behalf.

         We also agreed to file a registration statement covering the resale of the shares of common stock issuable upon conversion of our Series B Preferred Stock and the exercise of the warrants we issued on December 31, 2003. We are required to file such registration statement on or before June 30, 2004. If the registration statement is not declared effective by October 15, 2004, we will pay liquidated damages equal to 1.0% of the amount invested and shall pay liquidated damages equal to 0.5% of the amount invested for each subsequent 30-day period. In no event however, shall the liquidated damages exceed 18% in the aggregate.

         In connection with the issuance of the shares of Series C Preferred Stock and warrants issued on June 24, 2004, we agreed to file the current registration statement with the Securities and Exchange Commission to register for resale the shares of our common stock into which the shares of our preferred stock may be converted and the shares of common stock issuable upon the exercise of the warrants. We are required to file such registration statement on or before July 15, 2004. If the registration statement is not declared effective by October 15, 2004, we will be required to pay liquidated damages equal to 1.0% of the amount invested and additional liquidated damages equal to 0.5% of the amount invested for each subsequent 30-day period. In no event however, shall the liquidated damages exceed 18% in the aggregate. We also agreed to provide the same penalty provisions to our Series B Shareholders whose stock is also being registered as part of this prospectus.


TRANSFER AGENT

         The transfer agent for the common stock is Signature Stock Transfer, 2301 Ohio Drive, Plano, Texas 75093, (972) 612-4120. AXM Pharma acts as its own transfer agent with regard to the Preferred Stock and warrants.


                            MARKET FOR COMMON EQUITY
                         AND RELATED SHAREHOLDER MATTERS

         The common stock is currently listed on the American Stock Exchange under the symbol "AXJ." Prior to March 14, 2003, the date on which the reverse acquisition with Werke Pharmaceuticals, Inc. occurred, the common stock was quoted under the symbol "WICK" on the over-the-counter Bulletin Board.

         The following table sets forth the quarterly high and low bid prices for the common stock since the quarter ended March 30, 2002. The prices set forth below represent inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

     FISCAL 2003                                                 HIGH     LOW
                                                                 ----     ---
     Quarter ended March 31, 2002 ............................  $ 0.55   $ 0.10
     Quarter ended June 30, 2002 .............................    7.00     0.11
     Quarter ended September 30, 2002 ........................    0.51     0.10
     Quarter ended December 31, 2002 .........................    0.51     0.09
     January 1, 2003 to March 13, 2003 .......................    0.51     0.14
     Quarter ended March 30, 2003 (beginning on March 14) ....    1.85     0.14
     Quarter Ended June 30, 2003 .............................    6.69     1.05
     Quarter Ended September 30, 2003 ........................    5.68     4.20
     Quarter Ended December 31, 2003 .........................    5.10     3.30
     Quarter Ended March 31, 2004 ............................    7.30     3.80
     Quarter Ended June 30, 2004 .............................    5.49     3.70


         Starting on March 3, 2004, our common stock listed on the American Stock Exchange, also called the AMEX, under the trading symbol "AXJ." On May 13, 2004, the closing bid for our common stock as reported on the AMEX was $4.28 per share. As of August 26, 2004 there were 15,913,530 shares of common stock outstanding, 2,225,000 shares of Series A Preferred Stock outstanding 860,000 shares of Series B Preferred Stock outstanding, and 30.425shares of Series C Preferred Stock outstanding. At August 26, 2004, there were approximately 109 record holders of our common stock. This number excludes any estimate by AXM Pharma of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

         We have not paid cash dividends on any class of common equity since formation and we do not anticipate paying any dividends on our outstanding common stock in the foreseeable future.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with our financial statements and the notes thereto which appear elsewhere in this report. The results shown herein are not necessarily indicative of the results to be expected in any future periods. This discussion contains forward-looking statements based on current expectations, which involve uncertainties. Actual results and the timing of events could differ materially from the forward-looking statements as a result of a number of factors. Readers should also carefully review factors set forth in other reports or documents that we file from time to time with the Securities and Exchange Commission.



Overview
--------

On March 14, 2003, we completed a share exchange with Werke Pharmaceuticals, Inc., a Delaware corporation, formed to develop and finance the growth of Chinese based pharmaceutical companies. As a result of the share exchange, Werke became our wholly owned subsidiary. Werke's wholly owned operating subsidiary is AXM Shenyang Inc., a northern China-based pharmaceutical company. The comparables discussed below relate to the operations of Werke and its wholly owned subsidiary, AXM Shenyang, for the periods discussed.


During the fiscal quarter ended June 30, 2004, our products were primarily sold through one third party distributor, Liaoning Weikang Medicine Co., Ltd. and its selected sub-distributors, to hospital pharmacies in the key cities of Guangzhou and Shenyang. Beginning July 1, 2004, all pharmaceutical companies must obtain Good Manufacturing Practices certification and national approval licenses to manufacture each of their pharmaceutical products. The application period can take more than 100 working days. In April 2004, in accordance with guidelines provided by the Liaoning sFDA, we submitted applications to renew licenses for all of our pharmaceutical products. The guidelines provided to AXM Pharma are organized to accommodate companies that are building new manufacturing facilities and / or have other reasons for filing past December 2003. We are attempting to expedite the review process. Under these timelines, we expect to receive approval by October 2004. In June 2004, we submitted applications for Good Manufacturing Practices certification pursuant to the requirements of State Food and Drug Administration, which we are required to obtain prior to December 31, 2004. Until we receive these regulatory approvals and our products are ready for sale, we will not receive any revenues from the sale of our pharmaceutical products. However, certain of our new products, such as Whisper Feminine hygiene product and certain vitamin products that we intend to produce under our license agreement with Sunkist, do not require approval as pharmaceutical products and may therefore be produced and sold earlier. We expect to commence sales of a new feminine hygiene product brand named Whisper in August 2004, on a trial basis. We also anticipate that we will commence sales of certain of the Sunkist products in the third quarter, which will likely require approval as food products, which approval takes approximately one month to obtain.


We  are  currently   seeking  to  license  various  branded  OTC  products  from identifiable North American pharmaceutical and supplement companies for distribution and manufacturing in China and Asia-Pacific. We are currently party to a licensing agreement to manufacture market and sell certain vitamin and vitamin supplements in The Peoples Republic of China under the Sunkist brand name and trademark and other products under AXM Pharma owned brand names. The Sunkist trademark agreement grants AXM Pharma exclusive rights in The Peoples
Republic of China, excluding Macao and Hong Kong, for use of the Sunkist brand name for AXM Pharma's range of vitamin and vitamin supplements (excluding vitamin-fortified confections). The agreement also grants AXM Pharma a right of first refusal for any territory in the rest of Asia where Sunkist does not currently license the product categories covered by their agreement with AXM

Pharma. Under the terms of the agreement, we are required to achieve certain sales targets each year, for each category of product licensed under the agreement. If we fail to achieve the agreed upon sales targets for any two consecutive years, the agreement may be terminated with regard to such product category by Sunkist in its discretion.

Recent events have led us to examine closely the management performance at our wholly owned operating subsidiary, AXM Shenyang. There are clear indications that deficiencies have arisen at the senior level. These deficiencies may have contributed to the delays in the process to obtain national approval licenses and the lower than expected sales in the second quarter. We have instituted a senior management executive search process in order to attract additional senior management and advisors to AXM Shenyang in order to support the significant company activities taking place in China during the second half of 2004 and beyond. This process is not unusual particularly in companies with international cross-cultural businesses. The typical results of this type of initiative is to add strong industry experienced executives to the management team and to reorganize various roles and responsibilities within the group in order to enhance productivity and reduce conflicts. We hope that these initiatives will lead to more effective integration of our U.S. and Chinese management teams and enhance our ability to conduct our business in an effective manner in future periods.

LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

Total assets increased from $11,024,738 at December 31, 2003 to $11,555,467 at June 30, 2004. This increase is attributable to the increase of $1,219,656 in cash and an increase of $ 732,259 in receivables, offset by a decrease of $2,703,597 in advances to suppliers.

On June 24, 2004, we completed a private equity financing of $3,042,500 with 11 accredited investors. After payment of costs and expenses, including fees of the placement agent, we received net proceeds of approximately $2,773,800. We issued
30.425 shares of our Series C Preferred Stock, $.001 par value per share, at a price per share of $100,000 and 357,936 common stock purchase warrants, each of which entitles the holder to purchase one share of our common stock, $.001 par value, for a period of three years from the date of issuance at an exercise price equal to $5.50 per share. Each share of the preferred stock is convertible into a number of fully paid and nonassessable shares of our common stock obtained by dividing the face value of $100,000 per share by at the fixed conversion price of $4.25 per share. The warrants are redeemable by AXM Pharma under certain circumstances.

Our total outstanding current liabilities decreased to approximately $1,010,783 at June 30, 2004, as compared to approximately $3,441,990 at March 31, 2003. This reduction of $2,431,207 is mostly attributable to a reduction in Value Added Tax liabilities of $2,239,162.

From December 31, 2003, to June 30, 2004, our cash and cash equivalents increased by approximately $1,209,404 million as a result of receipt of net proceeds in the private placement offering of approximately $6,492,963. This was offset by cash used for factory and equipment of $1,326,954 and reductions in current liabilities of $2,431,207. Approximately $1,666,800 of non-cash general, administrative and selling expenses were incurred in the period ended June 30, 2004. The non-cash expenses for the six months ended June 30, 2004 was $3,331,800. Non-cash expense is where we pay for services (e.g. financial consulting and investor relations services) using shares of our common stock. In the past the Company took advantage of these opportunities to conserve cash.


We currently have sufficient cash to maintain operations at their present level through the end of the current year. Capital used to date in activities associated with the building and certification of the new facilities in Shenyang is approximately US$4 million. We anticipate requiring additional investment of approximately US$ 4.2 million primarily during the 3rd quarter of 2004 in order to complete the new production facilities, laboratory and administration buildings. However, to fulfill our planned expansion in sales territory, complete the factory, implement the required systems and fund our working capital needs, we will need to raise approximately $9 million in additional funds. We are currently seeking to raise this additional capital through either sales of our equity securities or debt financing of our factory and equipment in Shenyang, but there cannot be any guarantees that we will be able to raise this additional capital on terms acceptable to management or at all. We are not currently in a position to call any of our outstanding warrants. However, should our common stock trade at a price of $4.00, based on the closing sales price, for 30 consecutive calendar days, assuming an effective registration statement is in place with regard to the underlying shares of our common stock, we would be in a position to call a significant portion of the outstanding warrants. In the event that these warrants were called and converted we would receive gross proceeds of approximately $10.5 million. If we are not able to raise this additional capital through warrant exercises or additional fund raising activities we could be forced to curtail some of the currently anticipated expenditures in the above mentioned areas. Should we be forced to do this it could have an impact on the anticipated future sales and earnings.

If the warrants are not exercised and we are unable to provide necessary capital for construction of the Shenyang plant from future revenues or financing activities, this may cause delays in the construction of the Shenyang plant. More likely, however, is that in the absence of the funds from additional debt or equity financing or the exercise of the warrants, we will still be able to complete the Shenyang plant but we will then have to seek alternative manufacturing equipment that operates at lower capacity and speed. We intend to use the additional funds from exercise of the warrants, if any, for engineering support to increase speed of production through improving work flow and using higher speed equipment; for higher speed equipment for tableting and encapsulation production; and for higher volume equipment and higher speed equipment for cream mixing and filling production.

CRITICAL ACCOUNTING POLICIES
----------------------------

We believe the following critical accounting policies, among others, affect our more significant judgments and estimates used in the preparation of our financial statements:

ALLOWANCE FOR DOUBTFUL ACCOUNTS

We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. The allowance for doubtful accounts is based on specific identification of customer accounts and our best estimate of the likelihood of potential loss, taking into account such factors as the financial condition and payment history of major customers. We evaluate the collectability of our receivables at least quarterly. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The differences could be material and could significantly impact cash flows from operating activities.


INVENTORY

We write down our inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand, future pricing and market conditions. If actual future demands, future pricing or market conditions are less favorable than those projected by management, additional inventory write-downs may be required and the differences could be material. Such differences might significantly impact cash flows from operating activities.

ACCOUNTING FOR STOCK-BASED COMPENSATION

We account for stock-based compensation based on the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," as amended by the Financial Accounting Standards Board Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation." Accounting Principles Board Opinion No. 25 and Financial Accounting Standards Board Interpretation No. 44 state that no compensation expense is recorded for stock options or other stock-based awards to employees that are granted with an exercise price equal to or above the estimated fair value per share of the company's common stock on the grant date. We adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," which requires compensation expense to be disclosed based on the fair value of the options granted at the date of the grant.

In December 2002, the Financial Accounting Standards Board issued its Statement No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure--an amendment of Financial Accounting Standards Board Statement No. 123." This Statement amends Statement of Financial Accounting Standards No. 123, to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of Statement of Financial Accounting Standards No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. The transition and annual disclosure provisions of Statement of Financial Accounting Standards No. 148 are effective for fiscal years ending after December 15, 2002, and the interim disclosure provisions were effective for the first interim period beginning after December 15, 2002. We did not voluntarily change to the fair value based method of accounting for stock-based employee compensation, therefore, the adoption of Statement of Financial Accounting Standards No. 148 did not have a material impact on our operations and/or financial position.

We did not issue any stock options to employees during the period ended March 31, 2004, therefore pro forma disclosures are not required for the three months ended March 31, 2004.

CONVERTIBLE PREFERRED STOCK
---------------------------

Convertible Preferred Sock issued by AXM Pharma is initially offset by a discount representing the relative fair value of the beneficial conversion feature and warrants. This beneficial conversion for the preferred stock is recorded as a dividend over the period the preferred stock is convertible and accelerated pro-rata as the preferred stock are converted. The beneficial conversion feature allocated to warrants is recognized over the life of the warrants and accelerated as warrants are exercised. The fair value of the warrants and beneficial conversion discount are calculated based on available market data using appropriate valuation models. The beneficial conversion feature is limited to the total proceeds received.

SALES ALLOWANCES
----------------

A portion of our business is to sell products to distributors who resell the products to the end customers. In certain instances, these distributors obtain discounts based on the contractual terms of these arrangements. Sales discounts are usually based upon the volume of purchases or by reference to a specific price in the related distribution agreement. We recognize the amount of these discounts at the time the sale is recognized. Additionally, sales returns allowances are estimated based on historical return data, and recorded at the time of sale. If the quality or efficacy of our products deteriorates or market conditions otherwise change, actual discounts and returns could be significantly higher than estimated, resulting in potentially material differences in cash flows from operating activities.

VALUATION OF INTANGIBLES
------------------------

From time to time, we acquire intangible assets that are beneficial to our product development processes. We periodically evaluate the carrying value of intangibles, including the related amortization periods. In evaluating acquired intangible assets, we determine whether there has been impairment by comparing the anticipated undiscounted cash flows from the operation and eventual disposition of the product line with its carrying value. If the undiscounted cash flows are less than the carrying value, the amount of the impairment, if any, will be determined by comparing the carrying value of each intangible asset with its fair value. Fair value is generally based on either a discounted cash flows analysis or market analysis. Future operating income is based on various assumptions, including regulatory approvals, patents being granted, and the type and nature of competing products. If regulatory approvals or patents are not obtained or are substantially delayed, or other competing technologies are developed and obtain general market acceptance or market conditions otherwise change, our intangibles may have a substantially reduced value, which could be material.

DEFERRED TAXES
--------------

We record a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized. We have considered estimated future taxable income and ongoing tax planning strategies in assessing the amount needed for the valuation allowance. Based on these estimates, all of our deferred tax assets have been reserved. If actual results differ favorably from those estimates used, we may be able to realize all or part of our net deferred tax assets. Such realization could positively impact our operating results and cash flows from operating activities.

VALUE ADDED TAX
---------------

Value added tax payable is reported as a significant liability. The accounting policies adopted by management include full disclosure of the Value Added Tax liability calculated at 17% of the difference between ex factory price and the cost of raw materials, less the cost of the fees paid to the third-party original equipment manufacturing company.

LITIGATION
----------

We account for litigation losses in accordance with Statement of Financial Accounting Standards (SFAS) No. 5, "Accounting for Contingencies." Under SFAS No. 5, loss contingency provisions are recorded for probable losses at management's best estimate of a loss, or when a best estimate cannot be made, a minimum loss contingency amount is recorded. These estimates are often initially developed substantially earlier than the ultimate loss is known, and the estimates are refined each accounting period, as additional information is known. Accordingly, we are often initially unable to develop a best estimate of loss; therefore, the minimum amount, which could be zero, is recorded. As information becomes known, either the minimum loss amount is increased or a best estimate can be made, resulting in additional loss provisions. Occasionally, a best estimate amount is changed to a lower amount when events result in an expectation of a more favorable outcome than previously expected. Due to the nature of current litigation matters, the factors that could lead to changes in loss reserves might change quickly and the range of actual losses could be significant, which could materially impact our results of operations and cash flows from operating activities.


RESULTS OF OPERATIONS

COMPARISON OF RESULTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, TO THE FISCAL
--------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31, 2002.
-----------------------------

         REVENUE. During the fiscal year ended December 31, 2003, we generated $10,025,605 from product sales compared to revenues from product sales for the fiscal year ended December 31, 2002, of $3,103,656. This is an increase of $6,921,949 or approximately 223%. The increase is primarily due to more robust sales of our product line, particularly the sales of Asarone tablets and Weifukang cream. Domestic Chinese customers accounted for 100% of total sales. We estimate that 45% of these sales were from the sale of Asarone Tablets and 27% were from the sale of Weifukang cream.

         GROSS PROFIT. Gross profit on product sales for the fiscal year ended December 31, 2003, was $3,497,325 compared to $621,579 for the fiscal year ended December 31, 2002, an increase of $2,875,746 or approximately 462%. The increase in gross profits during 2003 was due primarily to the $6.9 million increase in sales. More efficient third party product manufacturing accounted for the remainder of the increase in our gross profits. Assuming the product sales mix remains the same, management anticipates future gross profit margins to increase by as much as another 5% in 2004. This gross profit margin increase is due to higher pricing of our products and slightly lower production and distribution costs. We plan to achieve higher average unit prices through the introduction of new high value products and the revision of marketing and pricing programs to reflect the Wholly Foreign Owned Entity status of the Company. The State Food and Drug Administration allows for higher prices to be charged in the hospital tendering process by foreign owned enterprises as compared to locally owned companies. We believe that lower production and distribution costs will result from the opening of the new manufacturing facility, which will enable us to reduce processing costs through the use of high speed equipment. Further, with our own factory operating, we eliminate the need to pay the processing fees to the third-party original equipment manufacturer. We also believe that the increased unit production and sales volume being achieved will enable us to negotiate improved raw material supply prices. Despite the views of management, the statement concerning future gross profit margins is a forward-looking statement that involves certain risks and uncertainties, which could result in a fluctuation of gross margins below those achieved for the three months ended September 30, 2003. Pricing of our products and gross profit on product sales could change due to competitive forces that could negatively impact future sales and or operating profits.

         SALES, GENERAL AND ADMINISTRATIVE EXPENSES. We incurred Sales, General and Administrative expenses of $7,205,392 for fiscal year ended December 31, 2003, compared to $673,936 for the fiscal year ended December 31, 2002, an increase of $6,531,456. There were $3,522,085 in non-cash expenses in recognition of stock issued to cover administrative services provided by consultants in lieu of cash. The cash Selling, General and Administrative expense was $3,683,307 for the same period, or an increase of $3,009,371 and was the result of the increased personnel and outside services required to prepare the Company for the increase in sales, marketing of our products, expenses associated with our public reporting status and increased activities associated with the proposed construction of a new plant in Shenyang.

         NON-CASH CONSULTING ACTIVITIES. During the year ended December 31, 2003, our Board of Directors authorized the issuance of shares of our restricted common stock to various consultants in lieu of cash payments. Based upon the common stock trading price at the times of issuance, and FASB rules, we were required to incur non-cash consulting expenses of $3,522,085 for the issuance of these shares during the year ended December 31, 2003.

         NET LOSS. We recorded a Net Loss applicable to common shareholders for the fiscal year ended December 31, 2003, of $6,771,556 compared to a Net Loss of $52,357 for the fiscal year ended December 31, 2002. The increase is the result of the aforementioned increase in Selling, General and Administrative expenses and approximately $3.1 million charged to the deemed dividend from beneficial conversion feature embedded in the preferred stock. The net loss per share for the year ended December 31, 2003 was $0.52 per share calculated on weighted average shares outstanding of 12,927,956. This was compared to a net loss per share for the year ended December 31, 2002 of $0.01 for weighted average shares outstanding of 10,000,000.

RESULTS OF OPERATIONS
---------------------

COMPARISON OF RESULTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004 TO THREE AND SIX MONTHS ENDED JUNE 30, 2003

REVENUE
-------

During the three-month period ended June 30, 2004 we generated $978,663 from product sales compared to revenues from product sales for the three-month period ended June 30, 2003 of $1,848,057. This represents a sales decrease of $869,394 from the three-month period ended June 30, 2003. For the six months ended June 30, 2004 sales were $2,097,628 versus sales of $3,215,216 for the comparable period ended June 30, 2003.

The lower sales were due in part to management's strategic decision to eliminate the sales of the Cefalexin and Norflexin antibiotic products due to their significantly decreasing gross profit margins. Antibiotic pricing is under significant pressure from government hospital purchasers who are reducing the price they are willing to pay for antibiotics by up to 20% per year. Other product categories are not under such pressures. Sales also decreased in part due to the fact that we have not yet received national approval for our pharmaceutical licenses or Chinese Good Manufacturing certification, which caused us to cease manufacturer of our pharmaceutical products as of July 1, 2004, and also disqualified us and any distributors we use from certain competitive bidding processes prior to that date. For example, we were disqualified from a competitive bidding process for the sale of Asarone direct to hospitals in Shanghai because we could not provide the documentation of Good Manufacturing Practices certification required by the local government to participate in such process. Management estimates that the approvals from the regulatory body for these items will be obtained in October 2004. Management further estimates that the Company will lose approximately in sales for the remainder of the year related to these items.

In March 2004, we announced that we had acquired the rights to manufacture and distribute a new adjunctive therapy for Type II diabetes. In March 2004, we also announced the signing of an exclusive agreement with Sunkist Growers to manufacture and distribute various vitamin and supplement products. In March 2004, we also announced that we had hired a former executive of Viagra's (Pfizer) Marketing Service provider in China as Vice President of Marketing. Following the close of the first quarter, in April 2004, we announced that we had gained the rights to manufacture and distribute a new Feminine Hygiene Product, Xin Shu, which we are marketing under the name Whisper Feminine Hygiene Wash, and had appointed ZZAD and the Ogilvy Group to provide marketing and branding service support for the various new products. In July 2004, we entered into an exclusive distribution agreement with China Zuellig Xin Xing to distribute Whisper in Beijing. Also in July 2004, we acquired the exclusive rights to oral drug delivery technology drug delivery technology for chewable tablets, capsules and lozenges including the transfer of intellectual property and technical support for formulation and manufacturing processes, as well as, distribution rights throughout Asia from WN Pharmaceuticals, Ltd. We plan to market these products will be marketed under the Sunkist brand, in accordance with our agreement with Sunkist. In August 2004, we entered into an exclusive supply agreement with WN Pharmaceuticals for the same products so that we can begin production and sales of these products prior to the completion and certification of our new factory. These events, coupled with anticipated expanded distribution and marketing relationships, have provided us with the key products and internal management and external advisors necessary for us to increase total revenues by as much as 300% in 2004. We anticipate completing new marketing and distribution relationships during the remainder of 2004. We are currently in negotiation with various new distribution and marketing partners, to date no additional distribution or marketing agreements have been executed. We will continue to seek additional manufacturing and marketing rights to new over-the-counter formulas and products.

Despite the views of management, the statement concerning future gross revenues is a forward-looking statement that involves certain risks and uncertainties, which could result in a fluctuation of total sales below those anticipated to be achieved. Pricing of our products and gross profit on product sales could change due to competitive forces, which could negatively impact future sales and or operating profits.

GROSS PROFIT
------------

Gross profit on product sales for the three-month period ended June 30, 2004, was $513,228 compared to $810,692 for the three-month period ended March 31, 2003, a decrease of $297,464. For the six months ended June 30, 2004 the gross profit was $1,051,856 compared to $1,250,442 for the comparable period in 2003. In both instances the decrease in gross profit is attributable to the decrease in sales.

While gross profit decreased due to decreased sales the gross margin actually improved from 43.6% for the three months ended June 30, 2003 to 52.4% for the three months ended June 30, 2004. Likewise the gross margin for the six months ended June 30, 2004 was 50.1% compared to 38.9% for the six months ended June 30, 2003. This increase in gross margin was achieved through a planned elimination of the sales of our ultra-low margin antibiotic products. During the remainder of FY 2004, we anticipate continuing to increase our gross profit margin with the sales of our new and re-licensed products particularly during the 4th quarter. We continue to anticipate a significant increase in gross profit margin through the introduction of our various new products, which are anticipated to have an average gross margin of 75%, the re-branding of our products under the AXM Pharma Shenyang and Sunkist brands, signing new distribution contracts at margins that are equivalent or better than the agreements in force in 2003, and the opening of our new state of the art manufacturing plant in Shenyang scheduled for October 2004.

Despite the views of management,  the statement  concerning  future gross profit margins is a forward-looking statement that involves certain risks and uncertainties, which could result in a fluctuation of gross margins below those anticipated to be achieved. Pricing of our products and gross profit on product sales could change due to competitive forces that could negatively impact future sales and or operating profits.


SALES, GENERAL AND ADMINISTRATIVE EXPENSES
------------------------------------------

The cash portion of this expense category for the three months ended June 30, 2004 was $3,199,679 compared to $488,069 for the same period last year. The non-cash portion of this expense for the six months ended June 30, 2004 was $3,331,800 compared to $787,500 for the comparable period in 2003. This increase in cash expenditures on general, administrative and selling expense for this quarter compared to the same quarter last year is due primarily to the expansion of administrative staff in the US and China to provide for financial reporting, capital raising efforts and maintaining our public relations at a level consistent with a public company. We also added staff in setting up the information technology function for reviewing possible software and hardware solutions. The expenditures in the information technology area are necessary in order to proceed with the actual implementation and role our of our new manufacturing, marketing and accounting software modules in step with the completion of our new manufacturing facility in Shenyang and meeting US GMP and China GMP standards.

In addition to the aforementioned cash expenses in the general, administrative and selling expense category there were $1,666,800 in non-cash expenses relating to stock issued for professional services rendered in the public relations area for the three months ended June 30, 2004. For the six months ended June 30, 2004 there was $3,331,800 in non-cash expenditures for professional services rendered.

NON-CASH CONSULTING ACTIVITIES
------------------------------

During the three-month period ended June 30, 2004, our Board of Directors authorized the issuance of shares of restricted common stock to various consultants in lieu of cash payments. Based upon the common stock trading price at the times of issuance, and FASB rules, we were required to incur non-cash consulting expenses of $1,660,800 for the issuance of these shares during the three-month period ended June 30, 2004. For the six month period ended June 30, 2004 the Company incurred $3,331,800 in non-cash expense for compensation to various consultants.

NET LOSS AND LOSS PER SHARE
---------------------------

The net loss the three months ended June 30, 2004, was $4,353,251 including $1,660,800 in non-cash stock issuance. The net loss in the period applicable to common shareholders was $5,265,140 or $(0.35) per share compared to $467,877 loss the same period during 2003. The Net Loss for the three months ended June 30, 2004 was primarily the result of increased expenses related to our public reporting status and increased activities associated with the construction of our new plant in Shenyang. The net loss for the six months ended June 30, 2004 was $6,848,637 as compared to $392,587 for the comparable period in 2003. The same reasons attributable to the three month loss increase are applicable to the six month results. The net loss applicable to the common shareholders for the six month period ended June 30, 2004 was $8,845,543 as compared to $440,905 for the comparable period in 2003.

Delays in regulatory approval have caused delays in the implementation of new sales and marketing initiatives until later in the third and fourth quarters of 2004. Management remains confident that the activities currently being completed in China will position us to be able to execute a solid growth plan of increased sales and earnings during the 4th quarter of 2004 and on into 2005. Management recognizes that 2004 is a significant transition year, where we are transforming a localized privately owned pharmaceutical company into an international company with state of the art manufacturing facilities, nation-wide distribution reach and new globally recognized branded products. Delays in the actual launch of our new products, which is the culmination of our efforts over the past year, is typical within emerging markets and the pharmaceutical industry as a whole.

The net loss and loss per share results for the three months ended June 30, 2004, were higher than internal management estimates. We had previously forecasted $33 million in gross sales and earnings per share for FY2004 at $0.42 cents per share, excluding non-cash expenses, on a fully diluted basis of approximately 21 million shares outstanding at year-end. Management now estimates that we will incur a loss of approximately $ 2.7 million or_ ($0.13) per share on FY 2004 sales of approximately $12 million and gross profits of $6.1 million, excluding non-cash expenses, on a fully diluted basis of approximately 21 million shares outstanding at year-end. The primary reasons for these revised estimates are the delays in bringing certain products to market, as well as lost sales due to the particular regulations, which require us to receive national approval of licenses for the manufacture and sale of our pharmaceutical products and the need to receive Chinese Good Manufacturing Practices certification.

Despite the views of management, the statement concerning future loss or earnings per share is a forward-looking statement that involves certain risks and uncertainties, which could result in a fluctuation of earnings below those anticipated to be achieved. Pricing of our products and gross profit on product sales could change due to competitive forces which could negatively impacted future earnings.

ASSETS AND LIABILITIES
----------------------

At June 30, 2004, we had total assets of $11,555,467 compared to total assets of $11,024,738 at December 31, 2003. Cash was $4,160,186 as of June 30, 2004, an
increase of $1,209,404 from the $2,950,782 cash on hand as of December 31, 2003. Cash used in operations was $3,956,605 and cash provided by financing activities from the sale of common and preferred stock was $6,492,963.

Accounts receivable was $828,902 at June 30, 2004, a decrease of $1,786,077 from the $2,614,979 at December 31, 2003. Inventories increased $732,259 to $2,976,013 from the $2,243,754 at December 31, 2003. The increase in inventories is attributable to preparing to meet the anticipated higher sales figures.

Total liabilities at June 30, 2004 were $1,010,783, a decrease of $2,431,207 from the $3,441,990 at December 31, 2003. Accounts payable and accrued liabilities were $332,120 at June 30, 2004, a decrease of $192,044 from the $524,164 at December 31, 2003.



         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE




                                LEGAL PROCEEDINGS

         On June 3, 2003, we received correspondence from counsel to an entity purportedly known as Axiom Pharmaceutical Corporation, which alleged that we were infringing upon its use of the trademark "Axiom Pharmaceutical Corporation." On September 29, 2003, we entered into a settlement agreement with Axiom Pharmaceutical Corporation, whereby we agreed to cease using the name "Axiom Pharmaceuticals, Inc." and in consideration Axiom Pharmaceutical Corporation agreed to release us from any claims of infringement regarding use of the trademark "Axiom Pharmaceutical Corporation" and to pay us $5,000.

         Other than as disclosed herein, we are not a party to any material legal proceeding and no such proceeding is known to be contemplated.

                                     EXPERTS

         The financial statements included in the Prospectus have been audited by Malone & Bailey, PLLC, independent certified public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


                                  LEGAL MATTERS

         Law Offices of Louis E. Taubman, P.C., has passed upon the validity of the securities being offered hereby.

                              FINANCIAL STATEMENTS



                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
  AXM Pharma, Inc.
  Las Vegas, Nevada

We have audited the accompanying consolidated balance sheet of AXM Pharma, Inc. as of December 31, 2003 and the related statements of operations, stockholders' equity, and cash flows for each of the two years then ended. These financial statements are the responsibility of AXM Pharma's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AXM Pharma, Inc. as of December 31, 2003 and the results of its operations and its cash flows for each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America.



/s/  Lopez, Blevins, Bork & Assocaites, LLP
-------------------------------------------
Lopez, Blevins, Bork & Associates, LLP
Houston, Texas


August 26, 2004




                                AXM PHARMA, INC.
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2003

                                     ASSETS

Current assets
  Cash                                                                     $  2,950,782
  Accounts receivable, net of allowance of $0                                 2,614,979
  Inventories                                                                 2,243,754
  Advances - supplier                                                         1,465,699
                                                                           ------------
    Total current assets                                                      9,275,214

Property and equipment, net                                                     299,776
Licenses                                                                      1,449,748
                                                                           ------------

    TOTAL ASSETS                                                           $ 11,024,738
                                                                           ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Value added tax payable                                                  $  2,917,826
  Accounts payable and accrued expenses                                         524,164
                                                                           ------------
    Total current liabilities                                                 3,441,990
                                                                           ------------

Commitments

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value, 10,000,000 shares authorized,
    2,750,000 shares issued and outstanding                                       2,750
  Common stock, $.001 par value, 50,000,000 shares authorized,
    13,728,347 shares issued and outstanding                                     13,728
  Additional paid-in capital                                                 12,844,354
  Accumulated deficit                                                        (5,278,084)
                                                                           ------------
    Total Stockholders' Equity                                                7,582,748
                                                                           ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $ 11,024,738
                                                                           ============






                See accompanying summary of accounting policies
                       and notes to financial statements.



                                AXM PHARMA, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                      December 31,
                                                               2003              2002
                                                            --------------    --------------

  Revenues                                                  $   10,025,605    $    3,103,656

  Cost of revenues                                               6,528,280         2,482,077
                                                            --------------    --------------

  Gross profit                                                   3,497,325           621,579
                                                            --------------    --------------

  General, administrative and selling:
    Cash                                                         3,683,307           673,936
    Non-cash                                                     3,522,085                 -
                                                            --------------    --------------

                                                                 7,205,392           673,936
                                                            --------------    --------------

  Net loss                                                  $   (3,708,067)   $      (52,357)
                                                            ==============    ==============

  Net loss applicable to common shareholders:
    Net loss                                                $   (3,708,067)   $      (52,357)
    Beneficial conversion of preferred stock                    (2,933,137)                -
    Deemed dividend from beneficial conversion
     feature of warrants                                          (130,362)                -
                                                            --------------    --------------
  Net loss applicable to common shareholders                $   (6,771,556)   $      (52,357)
                                                            ==============    ==============

  Net loss per share:
                                                            $        (0.52)   $        (0.01)
    Basic and diluted                                                =====             =====


  Weighted averaged shares outstanding:
    Basic and diluted                                           12,927,956        10,000,000
                                                            ==============    ==============







                See accompanying summary of accounting policies
                       and notes to financial statements.



                                AXM PHARMA, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 2003 AND 2002




                            Common Stock              Preferred Stock        Additional
                            ------------              ---------------        Paid-In        Accumulated
                          Shares        Amount       Shares       Amount     Capital          Deficit         Total
                       ------------   -----------  -----------   ---------   ------------   -------------   -------------
Balance,
  December 31, 2001      10,000,000   $    10,000            -   $       -   $  4,362,877   $  (1,517,660)  $   2,855,217

Contributed capital               -             -            -           -        100,000               -         100,000

Net loss                          -             -            -           -              -         (52,357)        (52,357)
                       ------------   -----------  -----------   ---------   ------------   -------------   -------------

Balance,
  December 31, 2002      10,000,000        10,000            -           -      4,462,877      (1,570,017)      2,902,860

Issuance of common
  stock in connection
  with recapitalization   2,846,680         2,847            -           -        (25,539)              -         (22,692)

Issuance of common
  stock for services        881,667           881            -           -      3,521,204               -       3,522,085

Issuance of preferred
  stock and warrants,
  net of expenses                 -             -    2,750,000       2,750      4,885,812               -       4,888,562

Beneficial conversion
  feature embedded in
  preferred stock and
  warrants                        -             -            -           -      3,063,499               -       3,063,499

Deemed dividend on
  preferred stock                 -             -            -           -     (2,933,137)              -      (2,933,137)

Deemed dividends
  on warrants                     -             -            -           -       (130,362)              -        (130,362)

Net loss                          -             -            -           -              -      (3,708,067)     (3,708,067)
                       ------------   -----------  -----------   ---------   ------------   -------------   -------------

Balance,
  December 31, 2003      13,728,347   $    13,728    2,750,000   $   2,750   $ 12,844,354   $  (5,278,084)  $   7,582,748
                       ============   ===========  ===========   =========   ============   =============   =============




                See accompanying summary of accounting policies
                       and notes to financial statements.



                                AXM PHARMA, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                        2003              2002
                                                                  --------------     -------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                        $   (3,708,067)    $     (52,357)
  Adjustments to reconcile net loss to cash used in
    operating activities:
      Common stock issued for services                                 3,522,085                 -
      Depreciation and amortization                                       51,573            21,664
        Changes in assets and liabilities:
          Cash held in trust                                             149,203           738,360
          Accounts receivable                                         (1,681,978)         (387,622)
          Advances                                                    (1,166,101)         (291,597)
          Inventories                                                   (918,829)         (650,009)
          Accounts payable                                               457,317                 -
          Value added tax payable                                      1,705,755           538,901
          Accrued expenses                                              (161,111)           88,687
                                                                  --------------     -------------

CASH FLOWS PROVIDED BY (USED IN)
  OPERATING ACTIVITIES                                                (1,750,153)            6,027
                                                                  --------------     -------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                                  (293,654)                -
                                                                  --------------     -------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Capital contributions                                                        -           100,000
  Proceeds from the sale of preferred stock                            4,888,562                 -
                                                                  --------------     -------------

CASH FROM FINANCING ACTIVITIES                                         4,888,562           100,000
                                                                  --------------     -------------

NET INCREASE IN CASH                                                   2,844,755           106,027

Cash, beginning of period                                                106,027                 -
                                                                  --------------     -------------

Cash, end of period                                               $    2,950,782     $     106,027
                                                                  ==============     =============

SUPPLEMENTAL NON-CASH TRANSACTIONS:
  Net liabilities assumed in reverse merger                       $       22,692     $           -
                                                                  ==============     =============


                See accompanying summary of accounting policies
                       and notes to financial statements.

                                AXM PHARMA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND BASIS OF PRESENTATION

Nature of our Business

AXM Pharma, Inc. ("AXM Pharma"), a Nevada corporation, is a pharmaceutical company based in The People's Republic of China. We are a publicly listed company quoted under the symbol (OTCBB: AXMA). Our business is the sale of over-the-counter and prescription pharmaceutical products in The People's Republic of China. Our business in The People's Republic of China is conducted by our wholly-owned subsidiary, Shenyang Tianwei Werke Pharmaceuticals Co., Ltd., located in the city of Shenyang in the Northeastern Portion of the People's Republic of China. Our products are currently produced by third-party manufacturers and sold through a third-party distributor. Shenyang Tianwei Werke Pharmaceuticals currently holds 43 licenses to produce over-the-counter and prescription pharmaceutical products in The Peoples Republic of China. Of these 43 licenses, we have, to date, commercialized four of these licenses from which we produce five products. In the future we plan to expand our business by commercializing additional licenses held by Shenyang Tianwei Werke Pharmaceuticals; acquiring additional product licenses; and by moving the manufacturing and distribution of our products in-house.

Our subsidiary, Shenyang Tainwei Werke Pharmaceutical Co., Ltd., is classified under Chinese Company Law as a Wholly Foreign Owned Enterprise. Wholly Foreign Owned Enterprises have recently become the investment vehicle of choice for foreign investors who wish to manufacture, process, or assemble products in
China. Wholly Foreign Owned Enterprises are limited liability companies established under Chinese Company Law, which are owned exclusively by one or more foreign investors and thus offer controls over AXM Pharma's management, technology, and finances that the typical foreign investor requires. From a foreign investors' point of view, the advantages of establishing a Wholly Foreign Owned Enterprise include:

     o Independence and freedom to implement the worldwide strategies of its parent company without having to consider the involvement of a Chinese partner;
     o Ability to carry on business rather than just a representative office function;
     o Ability to issue invoices to their customers in Renminbi (Chinese Currency) and receive Renminbi revenues;
     o Ability to convert Renminbi profits to US dollars for remittance to their parent company outside China;
     o    Ability to employ staff directly within China;
     o    Protection of intellectual know-how technology;
     o Greater efficiency in its operations, management and future development; and
     o    No requirement to share profits with another party; and

In summary, the key differences between a Wholly Foreign Owned Enterprise and an equity or cooperative joint venture are that the joint venture business structure requires profit sharing between the stake holders, significant involvement in operational and business matters by the Chinese stake holders, indirect representation in business matters and much less effective and efficient cooperation between the stake holders. Typically, the foreign party to a Chinese joint venture experiences significantly less control over the business structure than if the foreign party forms a Wholly Foreign Owned Enterprise or converts an existing joint venture into a Wholly Foreign Owned Enterprise. Because the Wholly Foreign Owned Enterprise business structure is relatively new compared to the joint venture structure, fewer than 5% of foreign firms currently operate as Wholly Foreign Owned Enterprises. It is anticipated that newly formed businesses will likely choose the use of the Wholly Foreign Owned Enterprise structure over the joint venture structure. It is also anticipated that existing joint ventures are likely to migrate their corporate structures to Wholly Foreign Owned Enterprises over the next five years.

Shenyang Tianwei Werke Pharmaceuticals is located in the City of Shenyang, which is in the Province of Liaoning in the Northeastern section of The Peoples Republic of China. Shenyang Tianwei Werke Pharmaceuticals and its predecessor company, Shenyang Tianwei Pharmaceutical Factory, Ltd. have an operating history of approximately 10 years. Shenyang Tianwei Werke Pharmaceuticals historically has been a manufacturer and distributor of proprietary and generic pharmaceutical products, which include injectables, capsules, tablets, liquids and medicated skin products for export and domestic Chinese sales. We currently own 43 product licenses and permits, of which only four licenses are currently commercialized. Shenyang Tianwei Werke Pharmaceuticals's Shenyang plant was decommissioned in December 2001 due to the significant growth of the population of Shenyang that caused the surrounding area to change from a city-edge industrial area to a city-center, non-industrial urban residential neighborhood. As part of a broad-based corporate development strategy, the Shenyang plant is anticipated to be contributed to a city sponsored commercial/residential real estate development. Shenyang Tianwei Werke Pharmaceuticals currently utilizes a third-party original equipment manufacturing pharmaceutical plant to produce all of its products and sells its products only through third-party distributors.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents include highly liquid, temporary cash investments having original maturity dates of three months or less. For reporting purposes, cash equivalents are stated at cost plus accrued interest, which approximates fair value.

Inventories

Inventories are valued at the lower of cost or market. Cost is determined by using the average cost method. Inventories consist primarily of raw materials for its three products which are for the treatment of bronchial infections, skin infections and gastric and urinary infections. AXM Pharma uses third party manufacturers and generally has no work in process or finished goods inventory.

Long-Lived Assets

Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives of machinery and equipment (three to seven years). The majority of AXM Pharma's long-lived assets are located in The People's Republic of China. Axiom performs reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Licenses

Licenses consist of permits to produce pharmaceutical products which were acquired in a business combination. The licenses were valued at their historical cost. The cost of the licenses is not amortized since they have an indefinite life. The licenses are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The permits are in the Peoples Republic of China.

Value Added Tax Payable

AXM Pharma is subject to a value added tax rate of 17% on product sales by the Peoples Republic of China. Value added tax payable is computed net of value added tax paid on purchases for all sales in the Peoples Republic of China.

Convertible Preferred Stock

Convertible Preferred Sock issued by AXM Pharma is initially offset by a discount representing the relative fair value of the beneficial conversion feature and warrants. This beneficial conversion for the preferred stock is recorded as a dividend over the period the preferred stock is convertible and accelerated pro-rata as the preferred stock are converted. The beneficial conversion feature allocated to warrants is recognized over the life of the warrants and accelerated as warrants are exercised. The fair value of the warrants and beneficial conversion discount are calculated based on available market data using appropriate valuation models. The beneficial conversion feature is limited to the total proceeds received.

Revenue Recognition

AXM Pharma recognizes revenue when persuasive evidence of an arrangement exists,
delivery  has  occurred,   the  sales  price  is  fixed  or   determinable   and
collectibility is probable.

Product sales are recognized by AXM Pharma generally at the time product is shipped. Shipping and handling costs are included in cost of goods sold.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Foreign Currency Translation

The Renminbi ("RMB") is the functional currency of AXM Pharma. Transactions in foreign currency are translated at rates of exchange rates ruling at the transaction date. Monetary assets and liabilities denominated in foreign currencies are retranslated at rates ruling at the balance sheet date. Exchange differences are recognize in the in the statement of operations.

Stock-Based Compensation

AXM Pharma accounts for stock-based compensation for employees and non-employee members of our board of directors in accordance with Accounting Principles Board, or APB, Opinion No. 25, "Accounting for Stock Issued to Employees." Under APB Opinion No. 25, compensation expense is based on the intrinsic value on the measurement date, calculated as the difference between the fair value of our common stock and the relevant exercise price. We account for stock-based compensation for non-employees, who are not members of our board of directors, at fair value using a Black-Scholes option-pricing model in accordance with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and other applicable accounting principles. We recorded stock-based compensation expense of approximately $3,522,000 million during 2003. There were no options granted to employees during 2003 and 2002.

Basic and Diluted Net Loss per Share

Basic net loss per share is computed using the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed using the weighted average number of common and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options and warrants (using the treasury stock method). For 2003 and 2002, there were no potential common shares outstanding that were related to shares issuable upon the exercise of stock options or warrants.

Recent Accounting Pronouncements

In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (the "Statement"). The Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The Statement is generally effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement had no effect on our consolidated financial statements.

In January 2003, the FASB issued Interpretation No. 46 ("FIN 46") Consolidation of Variable Interest Entities, which addresses the consolidation of variable interest entities ("VIEs") by business enterprises that are the primary beneficiaries. A VIE is an entity that does not have sufficient equity investment at risk to permit it to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest. The primary beneficiary of a VIE is the enterprise that has the majority of the risks or rewards associated with the VIE. In December 2003, the FASB issued a revision to FIN 46, Interpretation No. 46R ("FIN 46R"), to clarify some of the provisions of FIN 46, and to defer certain entities from adopting until the end of the first interim or annual reporting period ending after March 15, 2004. Application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application for all other types of VIEs is required in financial statements for periods ending after March 15, 2004. We believe we have no arrangements that would require the application of FIN 46R. We have no material off-balance sheet arrangements.

Reclassifications

Certain items in 2002 have been reclassified to conform to the 2003 financial statement presentation.


NOTE 2 - ACCOUNTS RECEIVABLE

AXM Pharma's trade accounts receivable are shown net of allowance for doubtful accounts of $0.

AXM Pharma maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customer to make required payments. If the financial condition of AXM Pharma's customer were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.


NOTE 3 - PROPERTY AND EQUIPMENT:

Components of property, plant, and equipment, at December 31, 2003 are as follows:

    Vehicles                                         $   77,473
    Equipment                                           126,704
    Construction in progress                            190,496
                                                     ----------
                                                        394,673
    Less: accumulated depreciation                      (94,897)
                                                     ----------
                                                     $  299,776
                                                     ==========

Depreciation expense totaled $51,573 and $21,664 in 2003 and 2002, respectively.


NOTE 4 - STOCKHOLDERS' EQUITY

Common Stock

We periodically issue common stock for services rendered. Common stock issued is valued at fair market value, which is the quoted market price. During the year ended December 31, 2003, AXM Pharma issued 881,667 shares of common stock for services valued at $3,522,085.

On September 18, 2003, we issued 400,000 shares of restricted Common Stock to Madden Consulting, Inc. pursuant to a consulting agreement. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The services provided are public relations consulting.

On September 18, 2003, we issued 100,000 shares to Lan Hao, our Chief Financial Officer, pursuant to the terms of his employment agreement with AXM Pharma. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act for issuances not involving a public offering.

On August 31, 2003, we issued 41,667 shares to Peter Cunningham, our President and Chief Executive Officer, pursuant to the terms of his employment agreement with AXM Pharma. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act for issuances not involving a public offering.

On June 27, 2003, we issued 80,000 shares of restricted Common Stock to Woodbridge Management, Ltd. pursuant to a consulting agreement. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The services provided are financial consulting.

On May 1, 2003, we issued 25,000 shares of restricted Common Stock to Robert Alexander pursuant to a consulting agreement. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The services provided are identification and consulting for acquisition of pharmaceutical companies in Canada.

On May 21, 2003, we issued 40,000 shares of restricted Common Stock to Amaroq Capital, LLC pursuant to a consulting agreement. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The services provided are business development and financial consulting.

On May 21, 2003, we issued 15,000 shares of restricted Common Stock to McCartney Multimedia, Inc. pursuant to a consulting agreement. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The services provided are the creation of company's web site and logo.

On April 30, 2003, we issued 30,000 shares of restricted Common Stock to Rabelaisian Resources, Plc. pursuant to a consulting agreement. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 for issuances not involving a public offering. The services are to include business and product development.

On April 30, 2003, we issued 150,000 shares of restricted Common Stock to Madden Consulting, Inc. pursuant to a consulting agreement. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The services provided are public relations consulting.

Convertible Preferred Stock

On September 12, 2003, AXM Pharma completed a private equity financing of $5,500,000 with two accredited investors. After payment of costs and expenses, including fees of the placement agent, we received net proceeds of approximately $4,889,000. Pursuant to the terms of the Securities Purchase Agreements, dated as of August 21, 2003, and September 12, 2003, we issued 2,750,000 shares of our preferred stock, $.001 par value per share, at a price per share of $2.00 and 2,750,000 warrants. Each share of preferred stock is convertible, at the option of the holder, into one share of common stock, subject to adjustment for certain occurrences. Each warrant entitles the holder to purchase one share of our common stock, $.001 par value, for a period of five years from the date of issuance at a price of $3.00 per share. Holders of our warrants may also exercise the warrants through a cashless exercise under certain circumstances. The warrants are redeemable by AXM Pharma under certain circumstances. In addition to its fees and expenses, TN Capital Equities, Ltd., the placement agent, received a five-year warrant to purchase up to 275,000 units. Each unit granted to the placement agent consists of one share of our preferred stock and one common stock purchase warrant. The placement agent's warrants are exercisable at a price of $2.00 per unit.

The warrants are redeemable at AXM Pharma's option, commencing 60 days from the date of the final Closing, by AXM Pharma at a price of $.05 per warrant upon 30 days written notice; provided (i) closing sales price for the common stock for at least 30 days has been at $4.00 per share; (ii) a registration statement relating to the common stock underlying the warrants has been declared effective by the Securities and Exchange Commission; and (iii) the holder would not be prevented from selling the common shares issuable upon exercise of the warrants subject to the notice of redemption as a result of the lock-up/dribble-out provisions

In connection with the transaction, AXM Pharma recorded a deemed dividend of $2,933,137 for the beneficial conversion feature embedded in the preferred stock and a deemed dividend of $130,362 for the beneficial conversion feature embedded in the warrants.

AXM Pharma is authorized to issue up to 4,095,000 shares of Series A preferred stock par value $.001 per share.

Voting. The holder of each share of the Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted for purposes of determining the shares entitled to vote at any regular, annual or special meeting of shareholders of AXM Pharma, and shall have voting rights and powers equal to the voting rights and powers of the Common Stock.

Dividend Provisions. The holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, dividends in such amounts as may be determined by the Board of Directors from time to time out of funds legally available. No dividends (other than those payable solely in Common Stock) shall be paid on the Common Stock during any fiscal year of AXM Pharma until there shall have been paid or declared and set apart during that fiscal year for the holders of the Series A Preferred Stock a dividend in an amount per share equal to (i) the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock times (ii) the amount per share of the dividend to be paid on the Common Stock.


NOTE 4 - INCOME TAXES

AXM Pharma is incorporated in the PRC which is governed by the Income Tax Law of the PRC concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (the "Income Tax Laws"). Under the Income Tax Laws, foreign investment enterprises ("FIE") generally are subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income as reported in their statutory financial statements after appropriate tax adjustments unless the enterprise is located in specially designated regions or cities for which more favorable effective rates apply. Upon approval by the PRC tax authorities, FIEs scheduled to operate for a period of 10 years or more and engaged in manufacturing and production may be exempt from income taxes for two years, commencing with their first profitable year of operations, and thereafter with a 50% exemption for the next three years. As of December 31, 2003, AXM Pharma had not attained profitable operations for tax purposes.

For the years ended December 31, 2003 and 2002, AXM Pharma incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $3,000,000 at December 31, 2003, and will expire in the years 2007 through 2023.

Deferred income taxes consist of the following at December 31, 2003:

    Long-term:
      Net operating loss                       $  1,020,000
      Valuation allowance                        (1,020,000)
                                               ------------
                                               $          -
                                               ============


NOTE 5 - MAJOR DISTRIBUTOR

AXM Pharma has one distributor that accounted for 100% of net revenues for the years ended December 31, 2003 and 2002, respectively. The distribution agreement expires in March 2004.

AXM Pharma will maintain allowances for estimated potential bad debt losses and will revise its estimates of collectibility on a periodic basis. There is no history of bad debt experience with the distributor and collection of the receivable is reasonably assured.

AXM Pharma products are sold by a third party distributor to hospitals and hospital distributors. The slow down of the pharmaceutical industry globally will have a material adverse effect on AXM Pharma's business. AXM Pharma's has one primary distributor and the loss of this distributor could cause AXM Pharma's business to suffer while they are finding new distributors.


NOTE 6 - RELATED PARTY TRANSACTIONS

AXM Pharma has a consulting agreement with TriPoint Capital Advisors, LLC, a company in which Mark Elenowitz, a director and significant shareholder of AXM Pharma, indirectly owns a 40% interest. AXM Pharma is required to pay TriPoint a monthly fee of $10,000. The current agreement between Tripoint Capital Advisors and AXM Pharma is for a one-year term and is terminable by either party with 30 days notice. The one-year term expires on August 24, 2004.

Additionally, on May 1, 2002, pursuant to the terms of a previous consulting agreement with TriPoint, Werke Pharmaceuticals, Inc., our wholly owned subsidiary issued TriPoint 500,000 shares of its common stock, which shares were exchanged pursuant to the terms of our share exchange agreement with the shareholders of Werke Pharmaceuticals, Inc. into shares of AXM Pharma common stock. In addition, Werke Pharmaceuticals, Inc. is party to a consulting agreement with Investor Communications Company, LLC, a company in which Mark Elenowitz directly benefits from 20% of the stock compensation received from AXM Pharma. Pursuant to the terms of the consulting agreement, Werke Pharmaceuticals, Inc. is required to pay Investor Communications Company, LLC a monthly fee of $5,000 and issued to Investor Communications Company, LLC 120,000 shares of its common stock which were subsequently converted into shares of AXM Pharma common stock as a result of the Share Exchange.

In September 2003, we engaged Amaroq Capital, LLC, to provide advice regarding business development and to identify and review potential merger and acquisition candidates in Asia. Amaroq Capital will be paid $5,000 per month for its services and is entitled to receive additional compensation in connection with mergers or acquisitions that it identifies or for which it provides substantive assistance to AXM Pharma. The current agreement with Amaroq Capital is for a six- month term and is terminable only upon the mutual written consent of AXM Pharma and Amaroq Capital. Amaroq Capital is owned by Joseph Cunningham, brother of Peter Cunningham, our President and Chief Executive Officer.

In April 2003, we engaged Rabelaisian Resources, Plc., to provide consulting services for AXM Pharma. Rabelaisian Resources' agreement expired in August 2003. Rabelaisian Resources is owned by Peter Cunningham, who is currently our President and Chief Executive Officer. In August 2003, Mr. Cunningham was hired as our Chief Operating Officer and was promoted to the positions of President and Chief Executive Officer following the resignation of That Ngo from such positions in September 2003.


NOTE 7 - VALUE ADDED TAX PAYABLE

AXM Pharma is subject to Chinese value added tax at a rate of 17% on product sales. Value added tax payable on sales is computed net of value added tax paid on purchases for all domestic sales.


NOTE 8 - DISTRIBUTION OF PROFITS

As stipulated by the relevant laws and regulations applicable to China's foreign investment enterprises, AXM Pharma is required to make appropriations from net income as determined under accounting principles generally accepted in the PRC ("PRC GAAP") to non-distributable reserves which include a general reserve, an enterprises expansion reserve and employee welfare and bonus reserves.

The general reserve is used to offset future extraordinary losses as defined under PRC GAAP. AXM Pharma may, upon a resolution passed by the owners, convert the general reserve into capital. The employee welfare and bonus reserve is used for the collective welfare of the employees of AXM Pharma. The enterprise expansion reserve is used for the expansion of AXM Pharma and can be converted to capital subject to approval by the relevant authorities. AXM Pharma did not record any reserves in 2003 and 2002. AXM Pharma incurred losses under accounting principles generally accepted under the PRC. Therefore, AXM Pharma was not required to record such reserves. No such adjustments are required under accounting principles generally accepted in the United States of America in 2003 and 2002.


NOTE 9 - EMPLOYEE RETIREMENT BENEFITS AND POST RETIREMENT BENEFITS

AXM Pharma's employees in the PRC are entitled to retirement benefits calculated with reference to their basic salaries on retirement and their length of service in accordance with a government managed benefits plan. The PRC government is responsible for the benefit liability to these retired employees. AXM Pharma is required to make contributions to the state retirement plan based on 19% of the employees' monthly basic salaries. Because AXM Pharma only has temporary staff for the years ended 2003 and 2002, AXM Pharma is not obligated under any contributions to the state retirement. AXM Pharma does not have any other post retirement benefit plans and does not provide any post-employment benefits.

NOTE 10 - COMMITMENTS

In August 2003, we entered into an employment agreement with Peter Cunningham, our President and Chief Executive Officer. Although he was originally hired to serve as our Chief Operating Officer, in September 2003, Mr. Cunningham was promoted to the positions of President and Chief Executive Officer. At the time of his promotion, other than the change in his responsibilities, the terms of Mr. Cunningham's employment agreement remained the same. Pursuant to the terms of his agreement with AXM Pharma, Mr. Cunningham shall be paid not less than $120,000 per year for his services. In January 2004, our Board of Directors increased Mr. Cunningham's salary from $120,000 per year to $240,000 per year. In addition, Mr. Cunningham is entitled to receive a stock grant of 250,000 shares of our common stock, which shall be issued and vest in equal installments every six months (41,667 per six month period) beginning in August 2003. The term of Mr. Cunningham's agreement with AXM Pharma is one year, but the agreement shall automatically renew on the first and second anniversary dates of the agreement unless either AXM Pharma or Mr. Cunningham provides written notice to the other not less than 60 days prior to the anniversary date that they do not wish to renew the agreement, in which case the agreement shall expire on the day prior to the anniversary date. The employment agreement may be terminated for good cause by either party in the event of a material breach of the employment agreement by either party or in the case of a change in control of AXM Pharma. In the event of termination with good cause by Mr. Cunningham or without good cause by AXM Pharma, Mr. Cunningham is entitled to three months severance plus bonus and incentives earned to that date and relocation to Los Angeles, California. In the event that Mr. Cunningham is terminated for good cause by AXM Pharma or terminates the agreement without good cause he will only be entitled to payment of his salary, bonus and incentives earned to the date of termination and relocation to Los Angeles, California. Mr. Cunningham's agreement requires that he keep confidential any proprietary information acquired while employed and upon termination of his employment. He is also prohibited from soliciting any employees of AXM Pharma for a period of one year following his termination for any reason.

In September 2003, we entered into employment agreement with Lan Hao, our Chief Financial Officer. Pursuant to the terms of his agreement with AXM Pharma, Mr. Hao is entitled to be paid $120,000 per year for his services. In addition, Mr. Hao received a stock grant of 100,000, issued in December 2003, shares of our common stock, health insurance and such other bonus and incentives as the Board of Directors, in its discretion, shall authorize. The term of Mr. Hao's employment agreement is one year but the agreement may be terminated by either party with or without cause on 30 days written notice. In the event of termination with good cause by Mr. Hao or without good cause by AXM Pharma, Mr. Hao is entitled to three months severance plus bonus and incentives earned to that date. In the event that Mr. Hao is terminated for good cause by AXM Pharma or terminates the agreement without good cause he will only be entitled to payment of his salary, bonus and incentives earned to the date of termination. Mr. Hao is not subject to any restrictive covenants in his employment agreement. Mr. Hao's employment agreement may be extended by mutual written consent of AXM Pharma and Mr. Hao.

NOTE 11 - SUBSEQUENT EVENTS

Stock Option Plans

In January of 2004, our Board of Directors approved the "2004 Qualified and Nonstatutory Stock Option Plan." The Board of Directors reserved 3,000,000 shares of AXM Pharma's common stock to be issued in the form of incentive and/or non-qualified stock options for employees, directors and consultants to AXM Pharma. As of January 2004, our Board of Directors, authorized the issuance of 2,040,000 options to employees, directors and consultants. The stock option plan and the options authorized there under are subject to ratification of the stock option plan by our Shareholders at our next annual meeting.

Private Equity Financings

In January 2004, AXM Pharma, Inc. completed a private equity financing of $1,935,000 with two accredited investors. Net proceeds from the offering after estimated costs and expenses, including fees of the placement agent, are approximately $1,740,000. We issued 860,000 shares of our Series B Preferred Stock, $.001 par value per share, at a price per share of $2.25 and 1,000,000 Common Stock Purchase Warrants (the "Warrants"), each of which entitles the holder to purchase one share of our common stock, $.001 par value, for a period of five years from the date of issuance at a price of $3.00 per share. Each share of Series B Preferred Stock is convertible, at the option of the holder, into one share of common stock, subject to adjustment for certain occurrences. In addition to its fees and expenses, the placement agent, or its assigns, received a five-year warrant to purchase up to 86,000 shares of AXM Pharma's Series B Preferred Stock at a price of $2.25 per share and up to 100,000 Warrants on a pro-rata basis to the number of shares of Preferred Stock purchased upon exercise. AXM Pharma is obligated to file a registration statement within six months the closing covering the shares of common stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants.

On June 24, 2004, we completed a private equity financing of $3,042,500 with 11 accredited investors. After payment of costs and expenses, including fees of the placement agent, we received net proceeds of approximately $2,773,800. We issued
30.425 shares of our Series C Preferred Stock, $.001 par value per share, at a price per share of $100,000 and 357,936 common stock purchase warrants, each of which entitles the holder to purchase one share of our common stock, $.001 par value, for a period of three years from the date of issuance at an exercise price equal to $5.50 per share. Each share of the preferred stock is convertible into a number of fully paid and non-assessable shares of our common stock obtained by dividing the face value of $100,000 per share by the fixed conversion price of $4.25 per share. The warrants are redeemable by AXM Pharma under certain circumstances.

Common Stock for Services

On May 10, 2004, we issued 300,000 shares of restricted common shares valued at $1,176,000 pursuant to an agreement with Madden Consulting to provide investor relations services. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $3.92 per share, the market price for shares of our common stock at the time of issuance.

On May 7, 2004, we issued 120,000 shares of restricted common to XCL Partners valued at $490,800 pursuant to an agreement with XCL Partners to provide investor relations services. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $4.09 per share, the market price for shares of our common stock at the time of issuance.

On March 12, 2004, we issued 100,000 shares of restricted common 50,000 warrants to Great Eastern Securities, Inc. pursuant to an investment banking agreement. The shares are to be released quarterly based upon a vesting schedule of 25,000 shares per quarter during the term of the agreement. Investor relation services are to be provided under the agreement, which was executed on December 18, 2003. The warrants are for a term of five years and have an exercise price equal to $4.74 per share. The services to be provided under the agreement are to assist AXM Pharma with broker relations for our stock. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $5.65 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Great Eastern Securities, Inc. was $565,000.

Conversions of Preferred Stock and Warrant Exercises

During the third quarter, AXM Pharma issued shares of common stock in connection with the following conversions of its Series A Preferred Stock and exercise of Common Stock purchase warrants. AXM Pharma issued 200,000 shares of common stock for the conversion of 200,000 shares of Series A Preferred Stock. AXM Pharma issued 20,000 shares of common stock for the exercise of warrants for proceeds of $40,000.

Product Licenses

Due to new State Food and Drug Administration guidelines, we are now required to obtain Chinese Good Manufacturing Practices certification and renew our licenses to manufacture and sell our existing products at the national level, as opposed to the state and local level as had been required in the past. Because our national approval license applications were not submitted until April 2004, we have been unable to continue manufacturing and selling these items until we receive approval from the State Food and Drug Administration. Under the proscribed timeline for the approval process of national licenses (more than 100 working days from submission thereof), we expect to receive approval of our applications in October 2004 and to restart production of these products at that time. We have requested accelerated approval of our application for national registration approval number and hope that the renewal will be granted in advance of the inspection of our new factory for Chinese Good Manufacturing Certification scheduled for the fourth quarter of 2004.

In addition to the licenses for the products listed above, we acquired the rights to Qiyao, an adjunctive therapy for Type II diabetes; Tong Yang, an anti-fatigue functional food; Sunkist Vitamin Range; and, Whisper Feminine Hygiene Wash. We intend to manufacture, market and sell these products in the future, when we enter into appropriate marketing and distribution agreements. On July 29, 2004 we entered into a distribution agreement with China Zuellig Xinxing Pharmaceutical Company Limited. Zuellig Xinxing has the exclusive right to distribute and sell our Whisper Feminine Hygiene Wash in Beijing. The term of the agreement is one year, however it can be extended for an additional year on each anniversary of the date the agreement was entered into. We have finalized the plan with 40 product promoters for the test launch of Whisper Feminine Hygiene Wash in the top 100 pharmacies in Beijing. We have already met with three of the largest chain retail pharmacies in Beijing, namely, Golden Elephant, Chaoyang Dispatching (Yiyuan Tang), and Beijing Medical Group (Yibaoquanxing), all of whom we believe are enthusiastic and eager to carry our product in their stores. Zuellig Xinxing has also agreed to try to expand distribution of our product to more pharmacies. We are currently negotiating to import additional products under our Sunkist Agreement. It is our intention to begin importing these products sometime in the third or fourth quarter of this fiscal year.

Although our new sales and marketing initiatives have been delayed until later in the third and fourth quarters of 2004, management remains confident that the activities currently being completed in China will position us to be able to execute a solid growth plan of increased sales and earnings during the 4th quarter of 2004 and on into 2005. Management recognizes that 2004 is a significant transition year, where we are transforming a localized privately-owned pharmaceutical company into an international company with state of the art manufacturing facilities, nation-wide distribution reach and new globally recognized branded products. Delays in the actual launch of our new products, which is the culmination of our efforts over the past year, is typical within emerging markets and the pharmaceutical industry as a whole.



                                AXM Pharma, Inc.
                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2004
                                   (UNAUDITED)


ASSETS
Current assets

  Cash                                                                    $  4,160,186
  Accounts Receivable, net of allowance of 0                                   828,902
  Inventories                                                                2,976,013
  Advances, Suppliers                                                          548,179
                                                                          ------------

    Total current assets                                                     8,513,280

Property and equipment, net                                                  1,592,316
Licenses                                                                     1,449,871
                                                                          ------------

TOTAL ASSETS                                                              $ 11,555,467
                                                                          ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

  Value added tax payable                                                 $    678,664
  Accounts payable and accrued expenses                                        332,119
                                                                          ------------

    Total current liabilities                                                1,010,783


Stockholders' Equity
Series A Preferred stock, $.001 par value, 4,050,000 shares authorized,
  2,255,000 shares issued and outstanding                                        2,255
Series B Preferred stock, $.001 par value, 2,000,000 shares authorized,
  860,000 shares issued and outstanding                                            860
Series C Preferred stock, $.001 par value, 100 shares authorized,
  30.425 shares issued and outstanding                                               1
Common stock, $.001 par value, 50,000,000 shares authorized,
  15,642,280 issued and outstanding                                             15,642
Additional paid-in-capital                                                  22,652,647
Accumulated deficit                                                        (12,126,721)
                                                                          ------------

Stockholders' Equity                                                        10,544,684
                                                                          ------------
LIABILITIES AND STOCKHOLDERS' EQUITY                                      $ 11,555,467
                                                                          ============



                                AXM PHARMA, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (UNAUDITED)

                                                        Three Months Ended               Six Months Ended
                                                            June 30,                        June 30,
                                                    ----------------------------   ----------------------------
                                                     2004             2003          2004            2003
                                                    ------------    ------------   ------------    ------------
Revenues                                            $    978,663    $  1,848,057    $  2,097,628    $  3,215,216

Cost of revenues                                         465,435       1,037,365       1,045,772       1,964,774
                                                    ------------    ------------    ------------    ------------

Gross profit                                             513,228         810,692       1,051,856       1,250,442


General, administrative and selling:

  Cash                                                 3,199,679         488,069       4,568,693         855,529

  Non-cash                                             1,666,800         787,500       3,331,800         787,500
                                                    ------------    ------------    ------------    ------------

Net income (loss)                                   $ (4,353,251)   $   (467,877)   $ (6,848,637)   $   (392,587)

Net income (loss) applicable common shareholders:

  Net income (loss)                                 $ (4,353,251)   $   (467,877)   $ (6,848,637)    $   (392,587)
  Beneficial conversion features of preferred
    stock                                               (827,838)              0      (1,775,466)              0
  Deemed dividend from beneficial
      conversion feature of warrants                     (84,051)              0        (221,440)              0
                                                    ------------    ------------    ------------    ------------

Net income (loss) applicable to common
shareholders                                        $ (5,265,140)   $   (467,877    $ (8,845,543)   $   (392,587)

                                                    ============    ============    ============    ============

Net income (loss) per share:
  Basic and diluted                                 $      (0.35)   $       0.01    $      (0.60)   $      (0.03)

Weighted averaged shares outstanding:

  Basic and diluted                                   15,221,836      11,420,000      14,708,684      12,984,828


                                AXM PHARMA, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Six Months Ended June 30, 2004 and 2003
                                   (Unaudited)

                                                         2004          2003
                                                     -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES

  Net income (loss)                                  $(6,848,637)   $  (392,587)
  Adjustments to reconcile net loss to cash used in
   operating activities:
    Common stock issued for services                   3,331,800        787,500

    Depreciation and amortization                         20,100         32,796
     Changes in assets and liabilities:
      Cash held in trust                                       0          8,074

     Accounts receivable                               1,786,077       (644,051)

     Advances                                            917,520        291,597

     Inventories                                        (732,259)      (921,573)

     Accounts payable and accrued expenses              (192,044)       193,627

     Value added tax payable                          (2,239,162)       552,664
                                                     -----------    -----------


CASH FLOWS USED IN OPERATING ACTIVITIES               (3,956,605)       (91,953)
                                                     -----------    -----------


CASH FLOWS FROM INVESTING ACTIVITIES

  Capital expenditures                                (1,326,954)       (27,235)
                                                     -----------    -----------

  Cash Received in reverse merger                                           169
                                                                    -----------
CASH FROM FINANCING ACTIVITIES

  Proceeds from sale of stock                          6,492,963              0
                                                     -----------    -----------

NET INCREASE IN CASH                                   1,209,404        (83,672)

Cash, beginning of period                              2,950,782        106,027
                                                     -----------    -----------

Cash, end of period                                  $ 4,160,186    $    22,355
                                                     ===========    ===========


SUPPLEMENTAL NON-CASH TRANSACTIONS
  Net liabilities assumed in reverse merger

                                AXM PHARMA, INC.
                     (FORMERLY AXIOM PHARMACEUTICALS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: MANAGEMENT REPRESENTATION AND PRESENTATION

Operating results for the three months ended June 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004. It is suggested that the financial statements be read in conjunction with the audited financial statements and notes for the fiscal year ended December 31, 2003 included in our Annual Report on Form 10-KSB.

The balance sheet of AXM Pharma, Inc. as of June, 2004, the related consolidated statement of operations for the three and six months ended June 30, 2004, and the consolidated statement of cash flows for the six months ended June 30, 2004 included in the consolidated financial statements have been prepared by us without audit. In the opinion of management, the accompanying consolidated financial statements include all adjustments (consisting of normal, recurring adjustments) necessary to summarize fairly our consolidated financial position and results of operations. The consolidated results of operations for the three and six months ended June 30, 2004, are not necessarily indicative of the results of operations for the full year or any other interim period. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year ended December 31, 2003 and reported in our most recent Form 10-KSB, have been omitted.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OUR BUSINESS

AXM Pharma, Inc., a Nevada corporation, is a pharmaceutical company based in The People's Republic of China. We are a publicly listed company trading under the symbol (AMEX: AXJ). Our business is the sale of over-the-counter and prescription pharmaceutical products in the People's Republic of China. Our business in the People's Republic of China is conducted by our wholly-owned subsidiary, AXM Pharma Shenyang, Inc., located in the city of Shenyang in the Northeastern Portion of the People's Republic of China. AXM Shenyang and its predecessor company, Shenyang Tiawei Pharmaceutical Factory, Ltd., have an operating history of approximately 10 years. AXM Shenyang has historically been a manufacturer and distributor of proprietary and generic pharmaceutical products, which include injectables, capsules, tablets, liquids and medicated skin products for export and domestic Chinese sales. AXM Shenyang's plant was decommissioned in 2002 due to significant growth of the population of Shenyang that caused the surrounding area to change from a city-edge industrial area to a city-center, non-industrial, residential neighborhood. Our products are currently produced by third-party manufacturers and sold through third-party distributors. AXM Shenyang currently holds 43 licenses to produce over-the-counter and prescription pharmaceutical products in The Peoples Republic of China. Of these 43 licenses, we have, to date, commercialized four of these licenses from which we produce five products. In the future we plan to expand our business by commercializing additional licenses held by AXM Shenyang; acquiring additional product licenses; and by moving the manufacturing and distribution of our products in-house. In October 2003, we commenced construction of a new plant to be built to U.S. and Chinese Good Manufacturing Practices requirements.

Our subsidiary, AXM Shenyang, is classified under Chinese Company Law as a Wholly Foreign Owned Enterprise. Wholly Foreign Owned Enterprises have recently become the investment vehicle of choice for foreign investors who wish to manufacture, process, or assemble products in China. Wholly Foreign Owned Enterprises are limited liability companies established under Chinese Company Law, which are owned exclusively by one or more foreign investors and thus offer controls over the company's management, technology, and finances that the typical foreign investor requires. From a foreign investors' point of view, the advantages of establishing a WFOE include:

     o Independence and freedom to implement the worldwide strategies of its parent company without having to consider the involvement of a Chinese partner;
     o Ability to carry on business rather than just a representative office function;
     o Ability to issue invoices to their customers in Renminbi (Chinese Currency) and receive Renminbi revenues;
     o Ability to convert Renminbi profits to US dollars for remittance to their parent company outside China;
     o    Ability to employ staff directly within China;
     o    Protection of intellectual know-how technology;
     o Greater efficiency in its operations, management and future development; and
     o    No requirement to share profits with another party; and

In summary, the key differences between a WFOE and an equity or cooperative joint venture are that the joint venture business structure requires profit sharing between the stake holders, significant involvement in operational and business matters by the Chinese stake holders, indirect representation in business matters and much less effective and efficient cooperation between the stake holders. Typically, the foreign party to a Chinese joint venture experiences significantly less control over the business structure than if the foreign party forms a Wholly Foreign Owned Enterprise or converts an existing joint venture into a Wholly Foreign Owned Enterprise. Because the Wholly Foreign Owned Enterprise business structure is relatively new compared to the joint venture structure, fewer than 5% of foreign firms currently operate as Wholly Foreign Owned Enterprises. It is anticipated that newly formed businesses will likely choose the use of the Wholly Foreign Owned Enterprise structure over the joint venture structure. It is also anticipated that existing joint ventures are likely to migrate their corporate structures to Wholly Foreign Owned Enterprises over the next five years.

FINANCIAL CONDITION

On June 24, 2004, we completed a private equity financing of $3,042,500 with 11 accredited investors. After payment of costs and expenses, including fees of the placement agent, we received net proceeds of approximately $2,773,800. We issued
30.425 shares of our Series C Preferred Stock, $.001 par value per share, at a price per share of $100,000 and 357,936 common stock purchase warrants, each of which entitles the holder to purchase one share of our common stock, $.001 par value, for a period of three years from the date of issuance at an exercise price equal to $5.50 per share. Each share of the preferred stock is convertible into a number of fully paid and non-assessable shares of our common stock obtained by dividing the face value of $100,000 per share by the fixed conversion price of $4.25 per share. The warrants are redeemable by AXM Pharma under certain circumstances.

During the three-month period ended June 30., 2004 we generated $978,663 from product sales compared to revenues from product sales for the three-month period ended March 31, 2003 of $1,848,057. This represents a sales decrease of $869,394 from the three-month period ended March 31, 2003.

The lower sales were specifically due to the changing government regulations regarding the sales and marketing of pharmaceutical products in China. Due to new State Food and Drug Administration guidelines, we are now required to obtain Chinese Good Manufacturing Practices certification and renew our licenses to manufacture and sell our existing products at the national level, as opposed to the state and local level as had been required in the past. Because our national approval license applications were not submitted until April 2004, we have been unable to continue manufacturing and selling these items until we receive approval from the State Food and Drug Administration. Under the proscribed timeline for the approval process of national licenses (more than 100 working days from submission thereof), we expect to receive approval of our applications in October 2004 and to restart production of these products at that time. We have requested accelerated approval of our application for national registration approval number and hope that the renewal will be granted in advance of the inspection of our new factory for Chinese Good Manufacturing Certification scheduled for the fourth quarter of 2004.

In addition to the licenses for the products listed above, we acquired the rights to Qiyao, an adjunctive therapy for Type II diabetes; Tong Yang, an anti-fatigue functional food; Sunkist Vitamin Range; and, Whisper Feminine Hygiene Wash. We intend to manufacture, market and sell these products in the future, when we enter into appropriate marketing and distribution agreements. On July 29, 2004 we entered into a distribution agreement with China Zuellig Xinxing Pharmaceutical Company Limited. Zuellig Xinxing has the exclusive right to distribute and sell our Whisper Feminine Hygiene Wash in Beijing. The term of the agreement is one year, however it can be extended for an additional year on each anniversary of the date the agreement was entered into. We have finalized the plan with 40 product promoters for the test launch of Whisper Feminine Hygiene Wash in the top 100 pharmacies in Beijing. We have already met with three of the largest chain retail pharmacies in Beijing, namely, Golden Elephant, Chaoyang Dispatching (Yiyuan Tang), and Beijing Medical Group (Yibaoquanxing), all of whom we believe are enthusiastic and eager to carry our product in their stores. Zuellig Xinxing has also agreed to try to expand distribution of our product to more pharmacies. We are currently negotiating to import additional products under our Sunkist Agreement. It is our intention to begin importing these products sometime in the third or fourth quarter of this fiscal year.

Although our new sales and marketing initiatives have been delayed until later in the third and fourth quarters of 2004, management remains confident that the activities currently being completed in China will position us to be able to execute a solid growth plan of increased sales and earnings during the 4th quarter of 2004 and on into 2005. Management recognizes that 2004 is a significant transition year, where we are transforming a localized privately-owned pharmaceutical company into an international company with state of the art manufacturing facilities, nation-wide distribution reach and new globally recognized branded products. Delays in the actual launch of our new products, which is the culmination of our efforts over the past year, is typical within emerging markets and the pharmaceutical industry as a whole.

Gross profit on product sales for the three-month period ended June 30, 2004, was $513,228 compared to $810,692 for the three-month period ended March 31, 2003, a decrease of $297,464. During the remainder of FY 2004, we anticipate continuing to increase our gross profit margin with the sales of our new and re-licensed products particularly during the 4th quarter. We continue to anticipate a significant increase in gross profit margin through the introduction of our various new products, which are anticipated to have an average gross margin of 75%, the re-branding of our products under the AXM
Pharma Shenyang and Sunkist brands, signing new distribution contracts at margins that are equivalent or better than the agreements in force in 2003, and the opening of our new state of the art manufacturing plant in Shenyang scheduled for October 2004.

At June 30, 2004, we had total assets of $11,555,467 compared to total assets of $11,024,738 at December 31, 2003. Cash was $4,160,186 as of June 30 2004, an
increase of $1,209,404 from the $2,950,782 cash on hand as of December 31, 2003. Cash used in operations was $3,956,605 and cash provided by financing activities from the sale of Series C Preferred Stock was $2,773,800 and $40,000 was provided by the sale of common stock. Accounts receivable was $828,902 at June 30, 2004, a decrease of $1,786,077 from the $2,614,979 at December 31, 2003.
Inventories increased $732,259 to $2,976,013 from the $2,243,754 at December 31, 2003. The increase in inventories is attributable to preparations for increased sales in the fourth quarter. Products. Total liabilities at June 30, 2004 were $1,010,783, a decrease of $2,431,207 from the $3,441,990 at December 31, 2003.
Accounts payable and accrued liabilities were $332,120 at June 30, 2004, a decrease of $192,044 from the $524,164 at December 31, 2003.

Despite the views of management, the statements concerning future gross revenues and gross profits are forward-looking statement that involves certain risks and uncertainties, which could result in a fluctuation of total sales below those anticipated to be achieved. Pricing of our products and gross profit on product sales could change due to competitive forces, which could negatively impact future sales and or operating profits.

RECENT DEVELOPMENTS

In August 2004, we signed an exclusive supply agreement for line of chewable prescription and OTC products under the Sunkist brand In Asia. We signed a distribution contract with China Zuellig Xin Xing, a subsidiary of largest pharmaceutical distributor in Asia and this new distributor, began purchasing our Whisper feminine hygiene product for an initial product launch in Beijing.

In June 2004, we filed for Chinese GMP approval of our plant in Shenyang with an anticipated construction completion in October 2004. We also appointed as our key advertising advisor the Ogilvy Group public relations firm to assist us in our product launch strategy focused on the second half of 2004. We also acquired an anti-depression and anti-fatigue compound for OTC distribution in China. We also, launched a new product line of chewable prescription and OTC products under the Sunkist brand in Asia that included the acquisition of the exclusive rights to an oral drug delivery technology.

In June 2004, we completed a $3,042,500 financing led by HC Wainwright and the Shemano Group. We received a key drug manufacturing license and appointed Saatchi & Saatchi to advise on certain advertising and marketing issues related to new product launches.

In May 2004, we were approved to use the name AXM Pharma in China. We also appointed the Alliance of ZZAD and Ogilvy Group to advise on various product packaging and marketing issues. Also, our feminine hygiene product was approved by the National Ministry for Health and Hygiene in China.

In October 2003, we began construction of a modern production and distribution facility, which we intend to qualify under United States Good Manufacturing Practice regulations. The new plant is located in a special economic zone in the city of Shenyang that will provide us with various multi-year tax and development incentives. Currently our products are produced by third parties pending the completion and certification of new production facility. This allows us to operate with approximately 35 employees. However, we anticipate that when our new facility is certified and becomes operational, we will have approximately 320 employees and we will cease using third-parties for the production of our products.

AXM Shenyang has chosen to locate its new production facility in the Shenyang Hunnan National New & High-Tech Industrial Development District. This special economic district is located at the southern part of the city of Shenyang with a total area of approximately 120 square kilometers. The development and construction of the High-Tech Industrial Development District is a major step for Shenyang's economic and social development.

The High-Tech Industrial Development District was established in May of 1988 in order to accelerate the development and industrialization of high-tech industries in the North-Eastern portion of the Peoples Republic of China. After thirteen years of development, it has successfully attracted various high-tech industries, including: biotechnology, pharmaceuticals, software, digital technology, robots, nano-materials and a distribution center for IT products. Currently, over 480 foreign enterprises including General Motors, Toshiba and LG that have set up offices or manufacturing facilities in the High-Tech Industrial Development District.

In order to create unique incentives for companies to locate in the High-Tech Industrial Development District, favorable corporate income rates have been established. The income tax rate for those companies that have chosen to locate in the High-Tech Industrial Development District will be levied at 15 percent annually. Newly founded high-tech enterprises, including AXM Shenyang, will enjoy exemption from income tax for 2 years from the first year of operation.

RISKS AND UNCERTAINTIES

All of the following risks may impair our business operations. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and one may lose all or part of your investment. Additional risks include: We may not be able to adequately protect and maintain our intellectual property. We may not be able to obtain regulatory approvals for our products or reimbursement from the sale of our products. Our dependence on certain local third parties may impact our ability to control certain aspects of our operations. We rely on third parties for the supply, manufacture and distribution of our products. We may have difficulty competing with larger and better financed companies in our sector. New legislative or regulatory requirements may adversely affect our business and operations. We are dependant on certain key existing and future personnel. Our growth is dependent on our ability to successfully develop, acquire or license new drugs. We may be subject to product liability claims in the future. Changes in the laws and regulations in The Peoples Republic of China may adversely affect our ability to conduct our business. We may experience barriers to conducting business due to governmental policy. Capital outflow policies in The Peoples Republic of China may hamper our ability to remit income to the United States. Fluctuation of the Renminbi could materially affect our financial condition and results of operations. We may face obstacles from the communist system in The Peoples Republic of China. We may have difficulty establishing adequate management, legal and financial controls in The Peoples Republic of China. Trade barriers and taxes may have an adverse affect on our business and operations. There can be no guarantee that The Peoples Republic of China will comply with the membership requirements of the World Trade Organization. A future outbreak of Severe Acute Respiratory Syndrome (SARS) or similar virus may adversely impact our operations and the operations of our contract manufacturers and distributors. There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities. The fact that our directors and officers own over 45% of our capital stock may decrease the influence on shareholder decisions. The outstanding warrants may adversely affect us in the future and cause dilution to existing shareholders.

INVENTORIES

Inventories, which consist primarily of raw materials and related materials, are stated at the lower of cost or market with cost determined on a first-in, first-out (FIFO) basis. We regularly monitor inventories for excess or obsolete items and make any valuation corrections when such adjustments are needed.


NOTE 3 - STOCK ISSUANCES

COMMON STOCK ISSUED FOR STOCK-BASED COMPENSATION

We periodically issue common stock for services rendered. Common stock issued is valued at the estimated fair market value, as determined by management and the board of directors of the Company. Management and the board of directors consider market price quotations, recent stock offering prices and other factors in determining fair market value for purposes of valuing the common stock. During the three months ending June 30, 2004, we issued 420,000 shares of common stock for services valued at $1,666,800.

On May 10, 2004, we issued 300,000 shares of restricted common shares valued at $1,176,000 pursuant to an agreement with Madden Consulting to provide investor relations services. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $3.92 per share, the market price for shares of our common stock at the time of issuance.

On May 7, 2004, we issued 120,000 shares of restricted common to XCL Partners valued at $490,800 pursuant to an agreement with XCL Partners to provide investor relations services. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $4.09 per share, the market price for shares of our common stock at the time of issuance.

Conversions of Preferred Stock and Warrant Exercises
----------------------------------------------------

During the third quarter, AXM Pharma issued shares of common stock in connection with the following conversions of its Series A Preferred Stock and exercise of Common Stock purchase warrants. AXM Pharma issued 200,000 shares of common stock for the conversion of 200,000 shares of Series A Preferred Stock. AXM Pharma issued 20,000 shares of common stock for the exercise of warrants for proceeds of $40,000.

ACCOUNTING FOR STOCK-BASED COMPENSATION

We account for stock-based compensation issued to employees and advisors of the Company using the intrinsic value based method as prescribed by APB Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25"). Under the intrinsic value based method, compensation is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation, if any, is recognized over the applicable service period, which is usually the vesting period.

In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). This standard, if fully adopted, changes the method of accounting for employee stock-based compensation plans to the fair value based method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

In  March  2000,  the  FASB  issued  FASB  Interpretation  No.  44  ("FIN  44"),
"Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion 25." FIN 44 clarifies the application of APB 25 for (a) the definition of employee for purposes of applying APB 25, (b) the criteria for determining whether a plan qualifies as a non-compensatory plan,
(c) the accounting consequence for various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain provisions cover specific events that occur after either December 15, 1998, or January 12, 2000. The adoption of FIN 44 did not have a material effect on the financial statements.

The adoption of the accounting methodology of SFAS 123 is optional and we have elected to continue accounting for stock-based compensation issued to employees using APB 25, as amended by FIN 44; however, pro forma disclosures, as if we adopted the cost recognition requirements under SFAS 123, are required to be presented (see below). For stock-based compensation issued to non-employees, the Company values these grants at fair value as defined in SFAS 123, FIN 44 and EITF 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services."


CASH FINANCING ACTIVITIES

On June 24, 2004, we completed a private equity financing of $3,042,500 with 11 accredited investors. After payment of costs and expenses, including fees of the placement agent, we received net proceeds of approximately $2,773,800. We issued
30.425 shares of our Series C Preferred Stock, $.001 par value per share, at a price per share of $100,000 and 357,936 common stock purchase warrants, each of which entitles the holder to purchase one share of our common stock, $.001 par value, for a period of three years from the date of issuance at an exercise price equal to $5.50 per share. Each share of the preferred stock is convertible into a number of fully paid and nonassessable shares of our common stock obtained by dividing the face value of $100,000 per share by the fixed conversion price of $4.25 per share. The warrants are redeemable by AXM Pharma under certain circumstances.

In addition to its fees and expenses, the placement agent received a three-year warrant to purchase up to 3 shares of our Series C Preferred Stock at a price of $100,000 per share and up to 35,793 warrants.

Also in connection with the issuance of the shares of preferred stock and warrants issued on June 24, 2004, we agreed to file the current registration statement with the Securities and Exchange Commission to register for resale the shares of our common stock into which the shares of our preferred stock may be converted and the shares of common stock issuable upon the exercise of the warrants. We are required to file such registration statement on or before July 15, 2004. If the registration statement is not declared effective by October 15, 2004, we will be required to pay liquidated damages equal to 1.0% of the amount invested and shall pay liquidated damages equal to 0.5% of the amount invested for each subsequent 30-day period. In no event however, shall the liquidated damages exceed 18% in the aggregate. We are required to keep this registration statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all of the securities covered by such registration statement have been sold or (y) the date on which such securities may be sold without any restriction pursuant to Rule 144 as determined by the counsel to AXM Pharma pursuant to a written opinion letter, addressed to our transfer agent to such effect. We also agreed to provide the same penalty provisions to our Series B Shareholders whose stock is also being registered as part of this prospectus.


STOCK OPTION PLANS

In April of 2004, our Shareholders approved the "2004 Qualified and Nonstatutory Stock Option Plan." The Board of Directors reserved 3,000,000 shares of our common stock to be issued in the form of incentive and/or non-qualified stock options for employees, directors and consultants to AXM. On April 29, 2004, our shareholders approved and ratified the issuance of 2,040,000 options to employees, directors and consultants.

REVENUE RECOGNITION

Product sales revenue is recognized upon passage of title to customers, typically upon shipment of product. Any provision for discounts and estimated returns are accounted for in the period the related sales are recorded.

                                AXM PHARMA, INC.





                        --------------------------------

                                   PROSPECTUS

                        --------------------------------

                                     PART II


ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Articles of Incorporation include provisions, which limit the liability of our directors. As permitted by applicable provisions of the Nevada Law, directors will not be liable to Axiom for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. This limitation does not affect liability for any breach of a director's duty to AXM Pharma or our shareholders (i) with respect to approval by the director of any transaction from which he or she derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that the director believes to be contrary to the best interests of AXM Pharma or our shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern or inattention that amounts to an abdication of his or her duty to AXM Pharma or our shareholders, or that show a reckless disregard for duty to AXM Pharma or our shareholders in circumstances in which he or she was, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to AXM Pharma or our shareholders, or (iii) based on transactions between AXM Pharma and our directors or another corporation with interrelated directors or based on improper distributions, loans or guarantees under applicable sections of Nevada Law. This limitation of directors' liability also does not affect the availability of equitable remedies, such as injunctive relief or rescission.

         We have been advised that it is the position of the Commission that insofar as the provision in AXM Pharma's Articles of Incorporation, as amended, may be invoked for liabilities arising under the Securities Act, the provision is against public policy and is therefore unenforceable.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         We are issuing a new series of Preferred Stock under this Registration Statement. All common stock registered pursuant to this Registration Statement is being registered on behalf of selling shareholders. We have agreed to pay all costs of this Registration Statement. The estimated expenses for the distribution of the common stock registered hereby, other than underwriting commissions, fees and Representative's nonaccountable expense allowance are set forth in the following table:

       ITEM                                     AMOUNT
       ----                                     ------


       SEC Registration Fee                   $ 2,711.37
       Transfer Agent Fees                        500
       Legal Fees                               3,000
       Accounting Fees                          1,000
       Printing and Engraving Costs             1,500
       Miscellaneous                            1,000
                                              -----------
       Total                                  $9,711.37
                                              ===========



ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

         During the past three years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act as amended. Unless stated otherwise; (i) that each of the persons who received these unregistered securities had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risk of the receipt of these securities, and that they were knowledgeable about our operations and financial condition; (ii) no underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with the transactions;
(iii) the transactions did not involve a public offerings; and (iv) each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Act and setting forth the restrictions on the transferability and the sale of the securities.

         In order to accomplish the March 2003 share exchange with Werke, we issued an aggregate of 11,420,000 shares of Common Stock in exchange for all of the issued and outstanding capital stock of Werke. The shares issued to the former shareholders of Werke were issued to 25 accredited investors pursuant to an exemption from registration under Section 4(2) of the Securities Act for issuances not involving a public offering and to 33 non-U.S. persons pursuant to an exemption from registration under Regulation S promulgated under the Securities Act for issuances to non-U.S. persons. The share exchange with Werke was treated as a tax free exchange.

         On April 30, 2003, we issued 30,000 shares of restricted Common Stock to Rabelaisian Resources, Plc. pursuant to a consulting agreement. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $1.80 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Rabelasian Resources was $54,000.

         On April 30, 2003, we issued 150,000 shares of restricted Common Stock to Madden Consulting, Inc. pursuant to a consulting agreement. On September 18, 2003, we issued an additional 400,000 shares to Madden Consulting, in connection with renewal of its consulting agreement. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act for issuances not involving a public offering. The shares issued on April 30, 2003, were valued at $1.80 per share and the shares issued on September 18, 2003, were valued at $5.00 per share, the market price for shares of our common stock at the respective times of issuance. Therefore, the total aggregate value of the consideration paid to Madden Consulting was $270,000 on April 30, 2003, and $2,000,000 on September 18, 2003.

         On May 1, 2003, we issued 25,000 shares of restricted Common Stock to Robert Alexander pursuant to a consulting agreement. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $1.50 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Robert Alexander was $37,500.

         On May 21, 2003, we issued 40,000 shares of restricted Common Stock to Amaroq Capital, LLC pursuant to a consulting agreement. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $1.75 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Amaroq Capital was $70,000.

         On May 21, 2003, we issued 15,000 shares of restricted Common Stock to McCartney Multimedia, Inc. pursuant to a consulting agreement. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $1.75 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to McCartney Multimedia was $26,250.

         On June 27, 2003, we issued 80,000 shares of restricted Common Stock to Woodbridge Management, Ltd. pursuant to a consulting agreement. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $4.45 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Woodbridge Management was $356,000.

         On August 21, 2003, and September 12, 2003, we issued 2,750,000 shares of our Preferred Stock at a price per share of $2.00 and 2,750,000 Warrants, each of which entitles the holder to purchase one share of our Common Stock for a period of five years from the date of issuance at a price of $3.00 per share, to two accredited investors pursuant to a private equity financing. Each share of Preferred Stock is convertible, at the option of the holder, into one share of Common Stock, subject to adjustment for certain occurrences. We also issued a five-year warrant to purchase up to 275,000 units (the "Units"), each Unit consisting of 1 share of Preferred Stock and 1 Warrant at an exercise price of $2.00 per Unit to TN Capital Equities, Ltd., our placement agent in connection with the private equity financing. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

         On August 31, 2003, we issued 41,667 shares to Peter W. Cunningham, our President and Chief Executive Officer, pursuant to the terms of his employment agreement with AXM Pharma. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $5.00 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Peter W. Cunningham was $208,335.

         On September 18, 2003, we issued 100,000 shares to Lan S. Hao, our Chief Financial Officer, pursuant to the terms of his employment agreement with AXM Pharma. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $5.00 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Lan S. Hao was $500,000.

         On December 31, 2003, we issued 860,000 shares of our preferred stock, at a price per share of $2.25 and 1,000,000 warrants. Each share of preferred stock is convertible, at the option of the holder, into one share of common stock, subject to adjustment for certain occurrences. Each warrant entitles the holder to purchase one share of our common stock for a period of five years from the date of issuance at a price of $3.00 per share. Holders of our warrants may also exercise the warrants through a cashless exercise under certain circumstances. In addition, we issued to TN Capital Equities, our placement agent, a five-year warrant to purchase up to 86,000 shares of our preferred stock for $2.25 per share and up to 100,000 warrants to purchase shares of our common stock upon exercise at $3.00 per share, on a pro-rata basis to the number of shares of preferred stock purchased. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

         On January 26, 2004, the Board authorized the issuance of 100,000 shares of restricted common shares and 50,000 warrants to Great Eastern Securities, Inc. pursuant to an investment banking agreement. The shares are to be released quarterly based upon a vesting schedule of 25,000 shares per quarter during the term of the agreement. Pursuant to an agreement that was executed on December 18, 2003, Great Eastern will provide investor relations related services and assist AXM Pharma with broker relations for our stock. The warrants are for a term of five years and have an exercise price equal to $4.74 per share. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $5.65 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Great Eastern Securities, Inc. was $639,828, including a $104,828 charge for black shoals valuation of the warrants issued.


         On February 2, 2004 and April 20, 2004, we issued 200,000 shares of restricted common and 100,000 shares of restricted common, respectively to the Aston Organization pursuant to a consulting agreement and amendment thereto. 20,000 shares were released when the April 20, 2004 amendment was signed. . The remaining 180,000 shares are to be released monthly based upon a vesting schedule of 15,000 shares per month during the term of the agreement. The services to be provided under the agreement are investor relations. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $5.65 per share and $4.27 per share respectively, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to the Aston Organization was $1,557,000.

         On May 7, 2004, we issued 200,000 shares of restricted common stock, and 200,000 warrants at $6.00 per warrant, to XCL Partners, Inc. 20,000 shares will be released when the agreement is signed. The remaining 180,000 shares are to be released monthly based upon a vesting schedule of 15,000 shares per month for eleven (11) months. The services to be provided under the agreement are investor relations. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $4.09 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to the XCL Partners will be $818,000.

         On May 10, 2004 we issued 300,000 shares to Madden Consulting, Inc. pursuant to a consulting agreement. The services to be provided under the consulting agreement were investor and public relations. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $3.92 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Madden Consulting was $1,176,000.


         On June 24, 2004, we issued 30.425 shares of our preferred stock, at a price per share of $100,000 and 357,936 common stock purchase warrants, each of which entitles the holder to purchase one share of our common stock, $.001 par value, for a period of three years from the date of issuance at a price equal to $5.50 per share to accredited investors pursuant to a private equity financing. Each share of the preferred stock shall be convertible into a number of fully paid and nonassessable shares of our common stock obtained by dividing the face value of $100,000 per share by the fixed conversion price of $4.25 per share. In addition, we issued to HC Wainwright, our placement agent, a three-year warrant to purchase up to 3shares of our Series C Preferred Stock at a price of $4.25per share and up to 35,793 warrants. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act for issuances not involving a public offering provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. The securities issued have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

         On June 24, 2004, we issued 100,000 warrants to each of SF Capital Partners Ltd., Gryphon Master Fund, L.P., Banyon Asia Limited and Banyon Mac 24, Ltd. in consideration for services provided related to our recent private equity financing. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act for issuances not involving a public offering provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. The securities issued have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.




ITEM 27.  EXHIBITS

         EXHIBIT NUMBER  DESCRIPTION
         --------------  -----------

              4.1*       Securities Purchase Agreement dated as of August 21,
                         2003

              4.2*       Registration Rights Agreement dated as of August 21,
                         2003

              4.3* Designation of Rights and Preferences of Series A Preferred Stock dated as of August 21, 2003

              4.4*       Form of Warrant to Purchase Common Stock issued
                         August 21, 2003

             4.5**       Securities Purchase Agreement dated as of September 12,
                         2003

             4.6**       Registration Rights Agreement dated as of September 12,
                         2003

             4.7** Form of Warrant to Purchase Common Stock issued September 12, 2003

             4.8** Form of Warrant to Purchase Common Stock issued September 12, 2003

             4.9***      Securities Purchase Agreement dated as of December 30,
                         2003

            4.10***      Registration Rights Agreement dated as of December 30,
                         2003

            4.11*** Designation of Rights and Preferences of Series A Preferred Stock dated as of December 30, 2003

            4.12*** Form of Warrant to Purchase Common Stock issued December 31, 2003

              5.1        Opinion and Consent of Law Offices of Louis E. Taubman,
                         P.C.

              10.1       Employment Agreement of Peter W. Cunningham

              10.2       Employment Agreement of Lan S. Hao

              10.3 Agreement for Processing between Shenyang Tianwei Werke Pharmaceutical Co., Ltd. and Qiqihaer No. 2 Pharmaceutical Factory

              10.4 Agreement on Agency for Sale (Distribution) between Shenyang Taiwei Pharmaceutical Factory and Liaoning Weikang Medicine Co., Ltd.

              10.5       Consulting Agreement with Tripoint Capital Advisors,
                         LLC

              10.6       Consulting Agreement with Amaroq Capital, LLC

              10.7       Consulting Services Agreement with Woodbridge
                         Management, Ltd.

              10.8       Consulting Agreement with Madden Consulting, Inc.

              10.9 Investment Banking Agreement with Great Eastern Securities, Inc.

              10.10      Investor Relations Agreement with the Aston
                         Organization

              23.1       Consent of Lopez, Blevins, Bork & Associates, LLP

              99.1 Form of lock-up agreement by officers, directors and 5% or greater shareholders

              4.1*       Securities Purchase Agreement dated as of June 24, 2004

              4.2*       Registration Rights Agreement dated as of June 24, 2004

              4.3* Designation of Rights and Preferences of Series C Preferred Stock dated as of June 24, 2004

             10.11 Distribution Agreement with China Zuellig Xinxing Pharmaceutical Company Ltd. and AXM Pharma (Shenyang) Ltd.


         * Incorporated herein by reference to Exhibits 10.1 to 10.4 of the Company's Current Report on Form 8-K Dated August 21, 2003.

         ** Incorporated herein by reference to Exhibits 10.1 to 10.5 of the Company's Current Report on Form 8-K Dated September 12, 2003.

         *** Incorporated herein by reference to Exhibits 10.1 to 10.4 of the Company's Current Report on Form 8-K Dated December 31, 2003.



ITEM 28.  UNDERTAKINGS.

         We hereby undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange
Commission by us pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         In addition, we hereby undertake:

         (a) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (b) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

         We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized. AXM PHARMA, INC.

By:     /s/ Peter W. Cunningham
        -----------------------
Name:       Peter W. Cunningham
Title:      President & Chief Executive Officer


By:     /s/ Chet Howard
        ---------------
Name:       Chet Howard
Title:      Principal Accounting Officer

Dated:   August 24, 2004

         Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


       /s/ Peter W. Cunningham                          Dated:  August 24, 2004
       -----------------------
       Peter W. Cunningham
       President and Chief Executive Officer


       /s/ Chet Howard                                  Dated:  August 24, 2004
       --------------
       Chet Howard
       Chief Financial Officer


                                                       Dated:  August 24, 2004
       ------------------------
       Wang Wei Shi
       Chairman of the Board


       /s/ Douglas C. MacLellan                         Dated:  August 24, 2004
       ------------------------
       Douglas C. MacLellan
       Vice-chairman of the Board


       /s/ Mark H. Elenowitz                            Dated:  August 24, 2004
       ---------------------
       Mark H. Elenowitz
       Director

       /s/ Montgomery F. Simus                          Dated:  August 24, 2004
       -----------------------
       Montgomery F. Simus
       Director

       /s/ Mark J. Bluer                                Dated:  August 24, 2004
       -----------------
       Mark J. Bluer
       Director

       /s/ Chaoying (Charles) Li                        Dated:  August 24, 2004
       -------------------------
       Chaoying (Charles) Li

                                                                     EXHIBIT 5.1


                      LAW OFFICES OF LOUIS E. TAUBMAN, P.C.
                            225 Broadway, Suite 1200
                            New York, New York 10007
                       (212) 732-7184 Fax: (212) 202-6380
                            E-mail: Louistlaw@aol.com




                                 August 27, 2004


         AXM Pharma, Inc.
         Board of Directors
         3960 Howard Hughes Parkway
         Suite 500
         Las Vegas, NV 89109

         Ladies and Gentlemen:

                  We have acted as counsel to AXM Pharma, Inc., a Nevada company (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form SB-2 (the "Registration Statement"), relating to the proposed sale by the selling shareholders listed therein (the "Selling shareholders") of 7,845,000 shares of the Company's common stock (the "Common Stock").

                  In so acting, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such Company records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing and such examination of law as we have deemed necessary, we are of the opinion that the Common Stock to be offered by the Selling shareholders, when sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

                  The opinions we express herein are limited to matters involving the Nevada corporate law and the federal laws of the United States and are further expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise as to any other matters relating to the Company or the Common Stock.

                  We consent to the use of this letter as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" included in the Prospectus forming a part of the Registration Statement.

         Sincerely,

         Law Offices of Louis E. Taubman, P.C.

         By: /s/  Louis E. Taubman
             ----------------------
                  Louis E. Taubman,
                  President

                                                                    EXHIBIT 10.1

                              Employment Agreement


            AGREEMENT dated as of the 1st day of August, 2003 between Axiom Pharmaceutical, Inc., a Delaware corporation having its principal executive offices at 8324 Delgany Avenue Playa del Rey, California 90293 (the "Company"), and Peter W. Cunningham (the "Employee").

      WITNESSETH:

      WHEREAS, the Company and the Employee wish to enter into an Employment Agreement in its entirety;

      NOW, THEREFORE, the Company and the Employee hereby agree that, effective as of August 1, 2003, the Employment Agreement is stated in its entirety to read as follows:

      1. Employment.

The Company agrees to employ the Employee, and the Employee agrees to remain in the employ of the Company, during the term of this Agreement and on the other terms and conditions hereafter set forth.

      2. Term.

The term of this Agreement shall commence on August 1, 2003 (the "Commencement Date") and shall terminate at the close of business on the first anniversary of the Commencement Date unless sooner terminated in accordance with the terms of this Agreement. Notwithstanding the foregoing, this agreement shall automatically renew for additional one year terms on the second and third anniversaries of the Commencement date, unless either party provides written notice not less than 60 days prior to the renewal date that it does not intend to renew the term of the Agreement. In the case of any such notice of non-renewal, this Agreement shall expire on the day prior to the anniversary of the Commencement Date.

      3. Positions and Responsibilities; Place of Performance.

            (a) Throughout the term of this Agreement, the Employee agrees to remain in the employ of the Company, and the Company agrees to employ the Employee, as the Chief Operating Officer of the Company, reporting to the President, Chief Executive Officer and Board of Directors of the Company. As the Chief Operating Officer of the Company, the Employee shall be a senior officer of the Company and its subsidiaries, shall have effective participation in supervision, control and policy-making authority over, and responsibility for, the strategic direction and general leadership and management of the business and affairs of the Company and its subsidiaries, subject only to the authority of the President, CEO and Board, and shall have all of the powers, authority, duties and responsibilities usually incident to the position and role of Chief Operating Officer in public companies that are comparable in size, character and performance to the Company. The Company agrees to use its best efforts to secure the employee's election as a member of the Board during the term of this Agreement, and the Employee agrees to serve as such without additional compensation beyond that provided in this Agreement, or for additional compensation as may be proposed by the Board.

            (b) In connection with his employment by the Company, the Employee shall be based at Orange County, California or at any other Company location, as may be determined to be appropriate for the performance of Employee's duties, and Employee agrees to travel, to the extent reasonably necessary to perform

Employee's duties and obligations under this Agreement, to Company facilities and other destinations elsewhere. It is envisioned that the Chief Operating Officer shall spend a significant portion of his time in China, managing the Company's operations there

During the term of this agreement the employee shall serve the company and shall devote such time attention as may be reasonably required to perform the responsibilities

            (c) During the term of this Agreement, the Employee shall serve the Company as his primary responsibility and shall devote his business time, attention, skill and efforts to the faithful performance of his duties hereunder; provided that the Employee may engage in commercial consulting services in the healthcare industries, with the provision that if perceived or potential conflicts arise, the Employee will notify the company in writing, and the Employee and the Company will determine an effective way forward, so as to not interfere with the with the objects, operations and benefits of the Company.

           (d)It is envisioned that the commercial consulting activities of the Employee may contribute relationships that will be beneficial to the Company. Further, the Employee may serve as a member of the board of directors of other companies (and retain remuneration for such service) if such activities and service do not materially interfere with the performance of his duties and responsibilities hereunder.

      4. Compensation.

For all services rendered by the Employee in any capacity during the term of this Agreement, and for his undertakings with respect to confidential information, non-solicitation and disparaging remarks set forth in sections 6 and 7 below, the Employee shall be entitled to the following:

            (a) a salary, payable in installments not less frequent than monthly, at the annual rate of one hundred twenty thousand dollars (US$120,000 (in the lawful currency of the United States of America)), with such increases in such rate, if any, as the Compensation Committee of the Board may approve from time to time during the term of this Agreement. It is envisioned that the increases will be based on achievement of targets agreed with the Board; (the annual salary rate as increased from time to time during the term of this Agreement being hereafter referred to as the "Base Salary", and the objective is to bring the base salary in line with industry standards);

            (b) participation in the Company's annual executive incentive or bonus plan as in effect from time to time, with the opportunity to receive an award in accordance with the terms and conditions of such plan, for each fiscal year of the Company that commences or terminates during the term of this Agreement, of up to 50% of the Base Salary earned during such year (or such higher percentage as the Board or a committee of the Board may allow from time to time during the term of this Agreement, the objective is to bring compensation in line with industry standards), it being understood that any award for the fiscal year of the Company in which the term of this Agreement terminates pursuant to the terms hereof shall be prorated based on the portion of such fiscal year that coincides with the term of this Agreement and shall be made at the same time as awards (if any) are made to other participants with respect to such fiscal year. This award will be given solely at the discretion of the Board working in consultation with the compensation committee.

            (c) participation in the Company's stock incentive plan / stock grant plan as from time to time in effect, subject to the terms and conditions of such plan. The Company shall provide a stock grant for the Employee of 250,000 shares deliverable in six equal installments, the first installment of 41,667 shares of stock will be delivered on August 1, 2003, the second installment of 41,667 shares of the stock will be delivered on February 1, 2004, third installment of 41,667 shares of the stock will be delivered on August 1, 2004, the forth installment of 41,667 shares of the stock will be delivered on February 1, 2005, the fifth installment of 41,667 shares of the stock will be delivered on August 1, 2005, the sixth installment of 41,667 shares of the stock will be delivered on February 1, 2006 The shares should become fully registered and unrestricted as soon as practical. Stock incentives/grants/warrants shall be awarded in accordance with the Company's stock incentive/grant/warrant plans applicable to senior officers in the Company.

            (d) for business use in China of an automobile and housing / furnished accommodation at Company expense will be provided. Such accommodation and transportation shall be reasonable and in line with industry standards for companies similarly situated to the Company, with respect to foreign employees in China.

            (e) participation in all Company health plan, or reimbursement of health insurance expenses paid by the Employee. Participation in all Company welfare, savings and other employee benefit and fringe benefit plans (including vacation pay plans or policies and life and disability insurance plans) in which other senior officers of the Company participate during the term of this Agreement, subject in all events to the terms and conditions of such plans as in effect from time to time. Nothing in this paragraph (e) shall preclude the Company from amending or terminating any such plan at any time. The plans covered by this paragraph (e) shall not include the annual incentive or stock incentive plans, which are covered by paragraphs (b) and (c) above.

      5. Termination of Employment.

            (a) Termination by the Company without Good Cause. (i) If the Employee's employment with the Company is terminated by the Company without Good Cause the employee will be paid three month of his base salary, bonus accrued to that time, unrestricted stock deliverable as of the date of termination, all expenses due, retirement benefits and other compensation and benefits earned up to that time
            (b) Termination by the Company for Good Cause or by the Employee without Good Reason. If, during the term of this Agreement, the Employee's employment by the Company is terminated by the Company for Good Cause or by the Employee without Good Reason, the Employee shall not be entitled to receive any compensation under section 4 above accruing after the date of such termination or any payment under paragraph 5(a) above, but he shall be entitled to receive deliverable as of such date, expenses and relocation to Los Angeles, California, USA. . However, the Company's obligations under sections 8, 9 and 10 shall not be affected by such termination of employment. The provisions of this paragraph 6(b) shall be in addition to, and not in lieu of, any other rights and remedies the Company may have at law or in equity or under any other provision of this Agreement in respect of such termination of employment. However, if during the term of this Agreement the Employee's employment is terminated by the Employee without Good Reason and the Employee gives the Company at least 120 days' advance notice of such termination, then the Employee shall not have any obligation or liability to the Company under this Agreement in respect of such termination of employment, but his obligations under Section 6 and 7 hereof shall not be affected by such termination of employment.
            (c) Good Cause Defined. For purposes of this Agreement, the Company shall have "Good Cause" to terminate the Employee's employment during the term of this Agreement only if:
                  (i) the Employee fails to substantially perform his duties hereunder for any reason or fails to devote substantially all of his business time to the affairs of the Company;
                  (ii) the Employee commits an act of dishonesty resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of the Company;
                  (iii) the Employee is grossly negligent or engages in willful misconduct or insubordination in the performance of his duties hereunder; or
                  (iv) the Employee  materially  breaches his obligations  under section 6 or paragraph 7(a) below, relating to confidential information and non-solicitation.

Any foregoing provision of this paragraph 5(c) to the contrary notwithstanding, the Company shall not have "Good Cause" to terminate the Employee's employment during the term of his employment after a Change in Control or Potential Change in Control (as such terms are defined in section 11 below) unless (A) the Employee's act or omission is willful and has a material adverse effect upon the

Company, (B) the Board of Directors gives the Employee (I) written notice warning of its intention to terminate the Employee for Good Cause if the specified act or omission alleged to constitute Good Cause is not discontinued and, if curable, cured, and (II) a reasonable opportunity after receipt of such written notice, but in no event less than eight weeks, to discontinue and, if curable, cure the conduct alleged to constitute Good Cause, and (C) the Employee fails to discontinue and, if curable, cure the act or omission in question; provided that clauses (B) and (C) of this sentence shall not apply with respect to misconduct on the part of the Employee that constitutes a felony in the jurisdiction in which the Employee engages in such misconduct, and, provided further, that this sentence shall not apply to conduct involving moral turpitude. For all purposes of this Agreement, no act, or failure to act, on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by him intentionally and in bad faith (i.e., without reasonable belief that his action or omission was in furtherance of the interests of the Company or a subsidiary of the Company).
           (d) Good Reason Defined. For purposes of this Agreement, the Employee shall have "Good Reason" to terminate his employment during the term of this Agreement only if:

            (i) the Company fails to pay or provide any amount or benefit that the Company is obligated to pay or provide under section 4 above or section 8, 9 or 10 below and the failure is not remedied within 30 days after the Company receives written notice from the Employee of such failure; or
            (ii) the Company assigns the Employee duties, responsibilities or reporting relationships not contemplated by section 3 above without his consent, or limits his duties or responsibilities or power or authority contemplated by section 3 above in any respect materially detrimental to him, and in either case the situation is not remedied within 30 days after the Company receives written notice from the Employee of the situation; or
            (iii) a Change in Control occurs and as a result thereof either (A) equity securities of the Company cease to be publicly-traded, or (B) the Employee is not elected or designated to serve as the sole Chief Operating Officer of the surviving company; or
            (vi) a Change in Control or Potential  Change in Control  occurs and
(A) the dollar value of the stock optioned to the Employee annually thereafter is less than the average annual dollar value of the stock that was optioned to the Employee during the one year prior to the Change in Control or Potential Change in Control, or (B) the material terms of such options (including without limitation vesting schedules) are less favorable to the Employee than the material terms of the options that were granted to the Employee during the one year prior to the Change in Control or Potential Change in Control, and in either case (A) or (B) the situation is not remedied within 30 days after the Company receives written notice from the Employee of the situation.
In no event shall the Employee's continued employment after any of the foregoing constitute his consent to the act or omission in question, or a waiver of his right to terminate his employment for Good Reason hereunder on account of such act or omission.

      6. Confidential Information.

The Employee agrees not to disclose, either while in the Company's employ or at any time thereafter, to any person not employed by the Company, or not engaged to render services to the Company, except with the prior written consent of an authorized officer of the Company or as necessary or appropriate for the performance of his duties hereunder,  any confidential  information  obtained by him while in the employ of the Company, including, without limitation, information relating to any of the inventions, processes, formulae, plans, devices, compilations of information, research, methods of distribution, suppliers, customers, client relationships, marketing strategies or trade secrets of the Company or any subsidiary thereof; provided, however, that this provision shall not preclude the Employee from use or disclosure of information known generally to the public or of information not generally considered confidential by persons regularly engaged in the business conducted by the Company or any subsidiary thereof, or from disclosure required by law or court order. The Employee also agrees that upon leaving the Company's employ he will not take with him, without the prior written consent of an authorized officer of the Company, and he will surrender to the Company, any record, list, drawing, blueprint, specification or other document or property of the Company or any subsidiary thereof, together with any copy or reproduction thereof, mechanical or otherwise, which is of a confidential nature relating to the Company or any subsidiary thereof, or without limitation, relating to its or their methods of distribution, suppliers, customers, client relationships, marketing strategies or any description of any formulae or secret processes, or which was obtained by him or entrusted to him during the course of his employment with the Company.

      7. Restrictive Covenants

            (a) Non-Solicitation. Employee covenants and agrees that, during his employment by the Company and during the one year period immediately following the termination of his employment with the Company for any reason (including, without limitation, a termination of employment by the Company without cause and a voluntary termination of employment by the Employee with Good Reason), he will not solicit or attempt to persuade any employee of the Company, its subsidiaries or affiliates (except the Employee's personal secretary or administrative assistant), or any other person who performs services for the Company, its subsidiaries or affiliates at the time the Employee's employment terminates or at any time within one year thereafter, to terminate or reduce or refrain from engaging in his or her employment or other service relationship with the Company, its subsidiaries or affiliates; provided, however, that responding to inquiries from any such employees or other persons that are not initiated by the Employee, and subsequently hiring such employees or other persons following the termination of their employment with the Company, its subsidiaries and affiliates shall be permitted.

            (b) Specific Enforcement. Employee recognizes and agrees that, by reason of his knowledge, experience, skill and abilities, his services are extraordinary and unique, that the breach or attempted breach of any of the restrictions set forth above in this section 7 will result in immediate and irreparable injury for which the Company will not have an adequate remedy at law, and that the Company shall be entitled to a decree of specific performance of those restrictions and to a temporary and permanent injunction enjoining the breach thereof, and to seek any and all other remedies to which the Company may be entitled, including, without limitation, monetary damages, without posting bond or furnishing security of any kind.

            (c) Restrictions Reasonable. Employee specifically and expressly represents and warrants that (i) he has reviewed and agreed to the restrictive covenants contained in this section 7 and their contemplated operation after receiving the advice of counsel of his choosing; (ii) he believes, after receiving such advice, that the restrictive covenants and their contemplated operation are fair and reasonable; (iii) he will not seek or attempt to seek to have the restrictive covenants declared invalid, and, after receiving the advice of counsel, expressly waives any right to do so; and (iv) if the full breadth of any restrictive covenant and/or its contemplated operation shall be held in any fashion to be too broad, such covenant or its contemplated operation, as the case may be, shall be interpreted in a manner as broadly in favor of the beneficiary of such covenant as is legally permissible. Employee recognizes and agrees that the restrictions on his activities contained in this section 7 are required for the reasonable protection of the Company and its investments; and that the restriction on his activities set forth in paragraph 7(a) will not deprive the Employee of the ability to earn a livelihood.

            (d) Non-Disparagement. Employee covenants and agrees that, during the one year period immediately following the termination of his employment with the Company for any reason (including, without limitation, a termination of employment by the Company without cause and a voluntary termination of employment by the Employee with Good Reason), he will not make disparaging remarks about the Company, its subsidiaries or affiliates or any of their officers, directors or employees, unless required by law or reasonably necessary to assert or defend his position in a bona fide dispute arising out of or relating to this Agreement or the breach thereof.

            (e) Effect on Termination Payments. The Employee recognizes and agrees that the Company shall not be obligated to make any payments provided for in paragraph 5(a) above if the Employee violates the provisions of section 6 or paragraph 7(a) or 7(d) above during the one year period immediately following the termination for any reason of his employment with the Company. In addition, the Employee recognizes and agrees that, if the Employee violates such provisions, the Company may recoup any payments the Company may have theretofore made pursuant to paragraph 5(a) above and any payments the Company may thereafter make under paragraph 5(a). The foregoing provisions of this paragraph 7(e) shall be in addition to and not by way of limitation of any other rights and remedies the Company may have in respect of the violation in question.

      8. Indemnification

To the fullest extent permitted by applicable law, the Company shall indemnify, defend and hold harmless the Employee from and against any and all claims, demands, actions, causes of action, liabilities, losses, judgments, fines, costs and expenses (including reasonable attorneys' fees and settlement expenses) arising from or relating to his service or status as an officer, director, employee, agent or representative of the Company or any subsidiary of the Company or in any other capacity in which the Employee serves or has served at the request of, or for the benefit of, the Company or its subsidiaries. The Company's obligations under this section 8 shall be in addition to, and not in derogation of, any other rights the Employee may have against the Company to indemnification or advancement of expenses, whether by statute, contract or otherwise. Director's insurance shall be provided by the company and Errors and Omissions insurance shall be provided by the company.

      9. Certain Additional Payments by the Company, Excise Tax and or Additional Income Tax or Other

            (a) Anything in this Agreement (other than the second sentence of this paragraph 9(a)) to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this section 9) (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the United States Internal Revenue Code (the "Code") or any other such tax in any jurisdiction, including additional income tax, and interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), or any other such tax in any jurisdiction, then the Employee shall be entitled to receive an additional payment (an "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes and any benefits that result from the deductibility by the Employee of such taxes (including, in each case, any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax, Additional Income Tax, or any other such tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax or Additional Income Tas imposed upon the Payments. However, if it shall be determined that none of the Payments would be subject to the Excise Tax if the total Payments were reduced in the aggregate by $50,000 or less, then in that event the total Payments shall be reduced by the smallest amount (in no event to exceed $50,000 in the aggregate) necessary to ensure that none of the Payments will be subject to the Excise Tax. The decision as to which Payments shall be so reduced shall be made by the Employee.

            (b) Subject to the provisions of paragraph 9(a) above and 9(c)below, all determinations required to be made under this section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, and whether Payments are to be reduced pursuant to the second sentence of paragraph

9(a) above, shall be made by Deloitte & Touche or such other certified public accounting firm as may be designated by the Employee (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Employee within 15 business days of the receipt of notice from the Employee that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the "change in ownership or effective control" or "change in the ownership of a substantial portion of assets" (within the meaning of Code section 280G(b)(2)(A)) that gives rise to the Excise Tax, or Additional Income Tax, the Employee shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this section 9, shall be paid by the Company to the Employee within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to paragraph 9(c) and the Employee thereafter is required to make a payment of any Excise Tax, or Additional Income Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment, along with any penalty and interest imposed with respect to such Underpayment, shall be promptly paid by the Company to or for the benefit of the Employee.

            (c) The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require either the payment by the Company of the Gross-Up Payment or the reduction of Payments pursuant to the second sentence of paragraph 9(a) above. Such notification shall be given as soon as practicable but no later than ten business days after the Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

                  (i) give the Company any information reasonably requested by the Company relating to such claim,
                  (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,
                  (iii) cooperate with the Company in good faith in order effectively to contest such claim, and
                  (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph 9(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine, provided, however, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee, on an interest-free basis and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

            (d) If, after the receipt by the Employee of an amount advanced by the Company pursuant to paragraph 9(a) or 9(c), the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall (subject to the Company's complying with the requirements of paragraph 9(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to paragraph 9(c), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

      10. Certain Enforcement Matters

            (a) If, after a Change in Control or Potential Change in Control, a dispute arises (i) with respect to this Agreement or the breach thereof, or (ii) with respect to the Employee's or the Company's rights or obligations under this Agreement, including but not limited to any such dispute between the Employee and the Company, the Company shall pay or reimburse the Employee for all reasonable costs and expenses (including court costs, arbitrators' fees and reasonable attorneys' fees and disbursements) the Employee incurs in connection with such dispute, including without limitation costs and expenses he incurs to obtain payment or otherwise enforce his rights under this Agreement, or to obtain payment of costs and expenses due under this paragraph 10(a). In addition, the Company shall pay the Employee such additional amount (a "Gross Up") as will be sufficient, after the Employee pays his tax liability with respect to the Gross Up from the Gross Up, to pay all of his federal, state and local tax liability with respect to any costs and expenses that are paid by the Company pursuant to this paragraph 10(a). The Company shall promptly pay or reimburse the Employee for all such costs and expenses as he incurs them, upon presentation of reasonable documentation of such costs and expenses, and shall promptly pay the related Gross Up as and when it pays or reimburses costs and expenses. The Employee shall not be obligated to repay any such costs, expenses or Gross Up unless it is finally determined by the trier of fact in a non-appealable judicial or arbitral decision or ruling (as applicable) that the Employee's principal positions with respect to the principal matter(s) in dispute were unreasonable and pursued in bad faith.
            (b) Any payments to which the Employee may be entitled under this Agreement, including, without limitation, under section 5, 8, 9 or 10 hereof, shall be made forthwith on the applicable date(s) for payment specified in this Agreement. If for any reason the amount of any payment due to the Employee cannot be finally determined on that date, such amount shall be estimated on a good faith basis by the Company and the estimated amount shall be paid no later than within 10 days after such date. As soon as practicable thereafter, the final determination of the amount due shall be made and any adjustment requiring a payment to or from the Employee shall be made as promptly as practicable.
            (c) Any controversy or claim arising, after a Change in Control or Potential Change in Control, out of or related to this Agreement or the breach thereof, shall be settled by binding arbitration in the City of Los Angeles, in accordance with the employment dispute arbitration rules of the American Arbitration Association then in effect, and the arbitrator's decision shall be binding and final and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except that the Employee may elect to have any such controversy or claim settled by judicial determination in lieu of arbitration by bringing a court action, if he is the plaintiff or, if he is not the plaintiff, demanding such judicial determination within the time to answer any complaint in any arbitration action that may be commenced.


      11. Change in Control

          (a) The term "Change in Control" as used in this Agreement means a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided that, whether or not any of the following events would constitute a change of control of such a nature, a Change in Control shall be deemed to occur for purposes of this Agreement if and when any of the following events occur:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than--
                     (A) the Company,
                     (B) a Subsidiary,
                     (C) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, or
                     (D) an underwriter engaged in a distribution of Company stock to the public with the Company's written consent, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities that meet two tests: (I) they represent more than thirty percent (30%) (this seems low to me, how about 40%) of the combined voting power of the then outstanding Voting Securities, and (II) they also represent more than the percentage of the combined voting power of the then outstanding Voting Securities beneficially owned, directly or indirectly, at that time by Douglas MacLellan and his associates (as defined in Rule 12b-2 under the Exchange Act) (this definition is not very broad and would not include Madame Wang, That or TriPoint). However, the second test stated in clause (II) above shall not apply if the "person" in question is Douglas MacLellan and/or his associates (as defined in Rule 12b-2 under the Exchange Act). In addition, if the "person" in question is an institutional investor whose investment in Voting Securities is purely passive when such person becomes the beneficial owner of Voting Securities that meet the tests set forth in clause (I) and, if applicable, (II) above, then such event (i.e., such person's becoming the beneficial owner of such Voting Securities) shall not be deemed to constitute a Change in Control under this subparagraph 11(a)(i) for so long as (and only for so long as) such person's investment in Voting Securities remains purely passive;

                  (ii) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company or a Subsidiary, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company or a Subsidiary, or consummation of any such transaction if stockholder approval is not obtained, other than (A) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive, with respect to such Voting
Securities (or, in the case of a transaction in which the Company is the surviving corporation or a transaction involving a Subsidiary, retain), voting securities of the surviving or transferee entity representing more than fifty percent (50%) of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or
(B) any such transaction which would result in a Related Party beneficially owning more than 50 percent of the voting securities of the surviving entity outstanding immediately after such transaction;

                 (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction; or

                  (iv) the persons who were members of the Board of Directors of the Company immediately before a tender or exchange offer for shares of Common Stock by any person other than the Company or a Related Party, or before a merger or consolidation of the Company or a Subsidiary, or contested election of the Board of Directors of the Company, or before any combination of such transactions, cease to constitute a majority of the Board of Directors of the Company as a result of such transaction or transactions.

            (b) For purposes of paragraph 11(a) above:

                  (i) the term "Related Party" shall mean (A) a Subsidiary, (B) an employee or group of employees of the Company or any Subsidiary, (C) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, or (D) a corporation or other form of business entity owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities;

                  (ii) the term "Subsidiary means a corporation or other form of business association of which shares (or other ownership interests) having more than 50% of the voting power are, or in the future become, owned or controlled, directly or indirectly, by the Company; and

                  (iii) the term "Voting Securities" shall mean any securities of the Company which carry the right to vote generally in the election of directors.
            (c) For purposes of this Agreement, a "Potential Change in Control" means that (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change of Control; or (ii) the Board adopts a resolution to the effect that, for purposes of this Agreement, a potential change in control of the Company has occurred.

      12. Severability; Survival

           (a) In the event that any provision of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement not so invalid or unenforceable shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law; and

           (b) Any provision of this Agreement which may for any reason be invalid or unenforceable in any jurisdiction shall remain in effect and be enforceable in any jurisdiction in which such provision shall be valid and enforceable.

           (c) The provisions of sections 6, 7, 8, 9 and 10 of this Agreement, and any other provision of this Agreement which is intended to apply, operate or have effect after the expiration or termination of the term of this Agreement, or at a time when the term of this Agreement may have expired or terminated, shall survive the expiration or termination of the term of this Agreement for any reason.

      13. General Provisions

           (a) No right or interest to or in any payments to be made under this Agreement shall be subject to anticipation, alienation, sale, encumbrance, pledge, charge or hypothecation or to execution, attachment, levy or similar process, or assignment by operation of law. All payments to be made by the Company hereunder shall be subject to the withholding of such amounts as the

Company may determine it is required to withhold under the laws or regulations of any governmental authority, whether foreign, federal, state or local.

           (b) The Employee has the right to assign payments at his sole discretion in part or in full to his personal retirement account, as the company has not established a retirement or pension plan. The tax benefits or liabilities of these assigned payments if any will accrue to the Employee.

           (c) To the extent that the Employee acquires a right to receive payments from the Company under this Agreement, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established to assure payment of any amount hereunder.

           (d) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to the principles of conflicts of laws of that State.

           (e) This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Employee, his heirs, devisees, distributees and legal representatives.

           (f) Any notice or other communication to the Company pursuant to any provision of this Agreement shall be given in writing and will be deemed to have been delivered:
                  (i) when delivered in person to the Corporate Secretary or General Counsel of the Company; or

                  (ii) one week after it is deposited in the United States certified or registered mail, postage prepaid, addressed to the Corporate Secretary of the Company at 8324 Delgany Avenue Playa del Rey, California 90293 or at such other address of which the Company may from time to time give the Employee written notice in accordance with paragraph 13(g) below.

           (g) Any notice or other communication to the Employee pursuant to any provision of the Agreement shall be given in writing and will be deemed to have been delivered:

                  (i) when delivered to the Employee in person, or

                  (ii) one week after it is deposited in the United States certified or registered mail, postage prepaid, addressed to the Employee at his address as it appears on the records of the Company or at such other address of which the Employee may from time to time give the Company written notice in accordance with paragraph 13(e) above.

            (h) No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be agreed to in a writing signed by the Employee and an authorized officer of the Company.

            (i) This instrument contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes and replaces all prior agreements and understandings with respect to such subject matter, and the parties have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                           AXIOM PHARMACEUTICALS, INC.


                           By:  /s/ That Ngo
                                -------------
                                    That Ngo,
                                    President


                                /s/ Peter Cunningham
                                --------------------
                                    Employee

                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

This employment agreement (the "Agreement") is made and entered into as of September 18, 2003 by and between Axiom Pharmaceuticals, Inc., a Nevada corporation (the "Company") and Lan Hao (the "Employee").

                                    Recitals

A. The Company desires to employ the Employee from the date set forth above (the "Effective Date") until expiration of the term of this Agreement, and Employee is willing to be employed by the Company during that period, on the terms and subject to the conditions set forth in this Agreement.

In consideration of the mutual covenants and promises of the parties, the Company and the Employee covenant and agree as follows:

1.    DUTIES

During the term of this Agreement, Employee will be employed by the Company to serve as the Chief Financial Officer of the company. The Employee will devote such amount of his/her business time to the conduct of the business of the Company as may be reasonably required to effectively discharge Employee's duties under this Agreement and, subject to the supervision and direction of the Company's Chief Executive and the Board of Directors (the "Board"), shall be principally responsible for the management of the Company's financial and accounting operations. Unless the parties agree otherwise in writing, during the term of this Agreement, Employee will perform the services contemplated by this Agreement at the Company's corporate headquarters located in Newport Beach, California; provided, however, that Company may, from time to time, require Employee to travel temporarily to other locations on the Company's business. Notwithstanding the foregoing, nothing in this Agreement is to be construed as prohibiting Employee from continuing to serve as a director of other entities whether or not for profit, so long as his service as such does not substantially prevent or prohibit Employee from effectively discharging his duties hereunder and such positions are disclosed to the Board.

2.    TERM OF EMPLOYMENT

2.1   Definitions

For purposes of this Agreement the following terms have the following meanings:

(a) "Termination for Cause" means termination by Company of Employee's employment (i) by reason of Employee's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, the Company, (ii) by reason of Employee's material breach of this Agreement or (iii) by reason of Employee's gross negligence or intentional misconduct with respect to the performance of Employee's duties under this Agreement; provided, however, that no such termination will be deemed to be a Termination for Cause unless the Company has provided Employee with written notice of what it reasonably believes are the grounds for any Termination for Cause and Employee fails to take appropriate remedial actions during the thirty day period following receipt of such written notice.

(b) "Termination Other than For Cause" means termination by the Company of Employee's employment by the Company for reasons other than those which constitute Termination for Cause.

(c) "Voluntary Termination" means termination by the Employee of the Employee's employment with the Company, excluding termination by reason of Employee's death or disability as described in Sections 2.5 and 2.6.

2.2   Basic Term

(a) The term of employment of Employee by the Company will commence on the Effective Date and will extend through the period ending on September 18, 2004, (the "Termination Date"). Company and Employee may extend the term of this Agreement by mutual written agreement.

(b) Notwithstanding the foregoing paragraph 2.2(a), during the first 120 days of the term of this Agreement the Company shall have the right to terminate the Employee for any reason or no reason at all and such termination shall be treated as a Voluntary Termination other than for Good Cause, as set forth in paragraph 2.7(a).

2.3   Termination for Cause

Termination for Cause may be effected by the Board of Directors at any time during the term of this Agreement and may be effected by written notification to Employee; provided, however, that no Termination for Cause will be effective unless Employee has been provided with the prior written notice and opportunity for remedial action described in Section 2.1. Upon Termination for Cause, Employee is to be immediately paid all accrued salary, incentive compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and accrued vacation pay, all to the date of termination, but Employee will not be paid any severance compensation.

2.4   Termination Other Than for Cause

Notwithstanding anything else in this Agreement, the Board of Directors may effect a Termination Other Than for Cause at any time upon giving notice to Employee of such Termination Other Than for Cause. Upon any Termination Other Than for Cause, Employee will immediately be paid all accrued salary, all incentive compensation to the extent earned, severance compensation as provided in Section 4, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and accrued vacation pay, all to the date of termination.

2.5   Termination Due to Disability

In the event that, during the term of this Agreement, Employee should, in the reasonable judgment of the Board, fail to perform Employee's duties under this Agreement because of illness or physical or mental incapacity ("Disability"), and such Disability continues for a period of more than six (6) consecutive months, Company will have the right to terminate Employee's employment under this Agreement by written notification to Employee and payment to Employee of all accrued salary and incentive compensation to the extent earned, severance compensation as provided in Section 4, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and all accrued vacation pay, all to the date of termination. Any determination by the Board with respect to Employee's Disability must be based on a determination of competent medical authority or authorities, a copy of which determination must be delivered to the Employee at the time it is delivered to the Board. In the event the Employee disagrees with the determination described in the previous sentence, Employee will have the right to submit to the Board a determination by a competent medical authority or authorities of Employee's own choosing to the effect that the aforesaid determination is incorrect and that Employee is capable of performing Employee's duties under this Agreement. If, upon receipt of such determination, the Board wishes to continue to seek to terminate this Agreement under the provisions of this section, the parties will submit the issue of Employee's Disability to arbitration in accordance with the provisions of this Agreement.

2.6   Death

In the event of Employee's death during the term of this Agreement, Employee's employment is to be deemed to have terminated as of the last day of the month during which Employee's death occurred, and Company will pay to Employee's estate accrued salary, incentive compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and accrued vacation pay, all to the date of termination.

2.7   Voluntary Termination

(a) In the event of a Voluntary Termination, other than for "Good Reason," as defined below, the Company will immediately pay to Employee all accrued salary, all incentive compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and accrued vacation pay, all to the date of termination, but Employee will not be paid any severance compensation.

(b) The Employee may voluntarily terminate his/her employment hereunder at any time with or without Good Reason. For purposes of this Agreement, "Good Reason" shall mean, so long as the Employee has not been guilty of conduct set forth in
Section 2.1(a), a failure by the Company to comply with any material provision of this Agreement that has not been cured within thirty (30) days after written notice of such noncompliance has been given by the Employee to the Company or
(b) the assignment to the Employee by the Company of duties inconsistent with the Employee's position, duties or responsibilities as in effect immediately prior to the Effective Date, including, but not limited to, any material reduction in such position, duties, or responsibilities or material change in his/her title or (c) a relocation by the Company of the Employee's office to a location outside a 60 mile radius of Newport Beach, California, in each case of clauses (b) or (c), without the consent of the Employee. The Employee's election to terminate his/her employment with Good Reason shall be considered in material respects to be a Termination for Other Than Cause. Upon a voluntary Termination for Good Reason, Employee will be paid immediately for all accrued salary, all incentive compensation to the extent earned, severance compensation as provided in Section 4, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan) and accrued vacation pay, all to the date of termination.

3. SALARY, BENEFITS AND OTHER COMPENSATION

3.1   Base Salary

As payment for the services to be rendered by Employee as provided in Section 1 and subject to the terms and conditions of Section 2, Company agrees to pay to Employee a "Base Salary," payable in equal monthly installments. The Base Salary payable to Employee under this Section will initially be $120,000 per annum.

The payment of Base Salary hereunder shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Employee's Base Salary hereunder. The Board, at any time and from time to time, may increase (but not reduce) the Base Salary payable under this Agreement, and increase in the Base Salary shall become effective at the time indicated by the Board without the need for an amendment to this Agreement.

3.2   Incentive Bonus Plans

During the term of his employment under this Agreement, the Employee will be eligible to participate in all bonus and incentive plans established by the Board.

3.3   Benefit Plans

During the term of Employee's employment under this Agreement, the Employee is to be eligible to participate in all employee benefit plans to the extent maintained by the Company, including (without limitation) any life, disability, health, accident and other insurance programs, paid vacations, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determinations of any committee administering such plan or program. On termination of the Employee for any reason, the Employee will retain all of Employee's rights to benefits that have vested under such plan, but the Employee's rights to participate in those plans will cease on the Employee's termination unless the termination is a Termination Other Than for Cause, in which case Employee's rights of participation will continue for a period of six months following Employee's termination.

3.4   Withholding of Taxes

The Employee understands that the services to be rendered by Employee under this Agreement will cause the Employee to recognize taxable income, which is considered under the Internal Revenue Code of 1986, as amended, and applicable regulations thereunder as compensation income subject to the withholding of income tax (and Social Security or other employment taxes). The Employee hereby consents to the withholding of such taxes as are required by the Company.

3.5   Vacation

During the term of this Agreement, Employee will be entitled to three weeks paid vacation time per year. To the extent that Employee does not use the full three weeks of vacation time in any given year, Employee may accrue and carry forward such unused time up to a maximum accrual of six weeks.

3.6   Expenses

During the term of this Agreement, Company will reimburse Employee for Employee's reasonable out-of-pocket expenses incurred in connection with Company's business, including travel expenses, food, and lodging while away from home, subject to such policies as Company may from time to time reasonably establish for its employees.

4.    SEVERANCE COMPENSATION

4.1 Termination Other Than for Cause or Voluntary Termination; Payment in Lieu of Notice

In the event Employee's employment is terminated in a Termination Other Than for Cause or a Voluntary Termination other than for Good Reason, Employee will be paid as severance pay Employee's Base Salary, as defined in Section 3.1, for the period commencing on the date that Employee's employment is terminated and ending on the later of the end of Employee's term of employment or the date which is three months from the date of termination.

4.2   Termination for Disability

In the event Employee's employment is terminated because of Employee's disability pursuant to Section 2.5, Employee will be paid as severance pay Employee's Base Salary, as defined in Section 3.1, for the period commencing on the date that Employee's employment is terminated and ending on the date which is three months thereafter.

4.3      Change in Control

In the event that Employee's employment is terminated because of a change in control (as defined herein) of the Company prior to the Termination Date, Employee will be paid as severance pay Employee's Base Salary, as defined in
Section 3.1, for the period commencing on the date that Employee's employment is terminated and ending on the date which is three months thereafter. For purposes of this Agreement, a "change in control" shall be defined as the sale of more than fifty (50%) of the Company's outstanding capital stock, other than in connection with an underwritten public offering of the Company's securities or a merger (or similar transaction) in which the Company is not the surviving entity or following which the Company's shareholders immediately prior to such transaction no longer control a majority of the Company's voting stock.

4.4   Other Termination

In the event of a Voluntary Termination, Termination for Cause or Death, Employee or Employee's estate will not be entitled to any severance pay.

5.    MISCELLANEOUS

5.1   Waiver

The waiver of any breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach of the same or other provision of this Agreement.

5.2   Entire Agreement; Modification

Except as otherwise provided in the Agreement and in the Option Agreement, this Agreement represents the entire understanding among the parties with respect to the subject matter of this Agreement, and this Agreement supersedes any and all prior understandings, agreements, plans, and negotiations, whether written or oral, with respect to the subject matter hereof, including without limitation, any understandings, agreements, or obligations respecting any past or future compensation, bonuses, reimbursements, or other payments to Employee from Company. All modifications to the Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

5.3   Notice

All notices and other communications under this Agreement must be in writing and must be given by personal delivery, telecopier or telegram, or first class mail, certified or registered with return receipt requested, and will be deemed to have been duly given upon receipt if personally delivered, three (3) days after mailing, if mailed, or twenty-four (24) hours after transmission, if delivered by telecopies or telegram, to the respective persons named below:


If to Company:             Axiom Pharmaceuticals, Inc.
                           4695 Macarthur Court, 11th Floor
                           Newport Beach, CA 92660
                           Telecopier: (310) 301-7748
                           Telephone:  (310) 301-7728

                           Attn:   President


If to Employee:            Lan Hao
                           3 Laurelwood Drive
                           Irvine, CA 92620
                           Telecopier: (714) 508-5934
                           Telephone:  (714) 508-5934



Any party may change such party's address for notices by notice duly given pursuant to this Section.

5.4   Headings

The Section headings of this Agreement are intended for reference and may not by themselves determine the construction or interpretation of this Agreement.

5.5   Governing Law

This Agreement is to be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents. Any controversy or claim arising out of or relating to this Agreement, or breach of this Agreement (except any controversy or claim with respect to Section 5 or 6), is to be settled by arbitration in Newport Beach, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. There must be three arbitrators, one to be chosen directly by each party at will, and the third arbitrator to be selected by the two arbitrators so chosen. Each party will pay the fees of the arbitrator he or she selects and his or her own attorneys, and the expenses of his or her witnesses and all other expenses connected with presenting his or her case. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the third arbitrator, and all other fees and costs, will be borne equally by the parties.

5.6   Survival of Company's Obligations

This Agreement will be binding on, and inure to the benefit of, the executors, administrators, heirs, successors, and assigns of the parties; provided, however, that except as expressly provided in this Agreement, this Agreement may not be assigned either by Company or by Employee.

5.7   Counterparts

This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same Agreement.

5.8   Enforcement

If any portion of this Agreement is determined to be invalid or unenforceable, that portion of this Agreement will be adjusted, rather than voided, to achieve the intent of the parties under this Agreement.

5.9   Indemnification

The Company agrees that it will indemnify and hold the Employee harmless to the fullest extent permitted by applicable law from and against any loss, cost, expense or liability resulting from or by reason of the fact of the Employee's employment hereunder, whether as an officer, employee, agent, fiduciary, director or other official of the Company, except to the extent of any expenses, costs, judgments, fines or settlement amounts which result from conduct which is determined by a court of competent jurisdiction to be knowingly fraudulent or deliberately dishonest or to constitute some other type of willful misconduct.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


         AXIOM PHARMACEUTICALS, INC.


         By  /s/ Peter Cunningham
             ------------------------
                 Peter Cunningham,
                 President


         EMPLOYEE



             /s/ Lan Hao
             ------------------------
                 Lan Hao

                                                                    EXHIBIT 10.3

                         AGREEMENT FOR PROCESSING (OEM)

                              (English Translation)

PARTY A: SHENYANG TIANWEI WERKE PHARMACEUTICAL CO., LTD.

PARTY B: QIQIHAER NO. 2 PHARMACEUTICAL FACTORY

Whereas Party A needs to build a new factory in light of GMP Standard because of the City government's policy regarding the Tiexi District Reconstruction and the establishment of joint venture with American party. Under the principle of mutual benefit, Party A and Party B through friendly consultation agree that Party A will entrust Party B to manufacture the pharmaceutical products whose license are owned by Party A. Both parties hereby enter into the following agreements:

I.        Party A shall provide the raw & supplementary materials, and package.

II. Party A shall notify Party B the specific products for manufacture based on its own sale plan each month.

III. Party B shall provide Party A with certified products in both quality and quantity in time according to Party A's requirement.

IV. Party B shall not sell or market the products appointed to process by Party A.

V.        The detailed prices are listed as below:
      1. Cephalothin: one bottle contains 15 granules. The price per bottle is RMB0.30, and the price may rise by RMB0.10 seasonally.
      2. Weifukang Cream: the price per tube is RMB1.65, and the price may rise by RMB0.10 seasonally.
      3. Asarone: one box contains 18 tablets. The price per box is RMB1.20, and the price may rise by RMB0.10--RMB0.60 seasonally.
      4. Norfloxacin: the price per bottle is RMB0.95.
      5. Rifampicin: one bottle contains 100 granules. The price per bottle is not more than RMB1.80.
      6. Other specific products: the price may be discussed seasonally.

VI. If any change occurs to any party, the other party shall be notified within one month.

VII. Payment: the payment shall be made upon delivery.

VIII. All other matters shall be negotiated by both parties.

IX. The valid term of this Agreement is two years effective from the date of signature by both parties.

PARTY A: SHENYANG TIANWEI WERKE PHARMACEUTICAL CO., LTD.

                Sept. 19, 2002

PARTY B: QIQIHAER NO. 2 PHARMACEUTICAL FACTORY

                Sept. 19, 2002

                                                                   EXHIBIT 10.4

                   Agreement on Agency for Sale (Distribution)

                              (English Translation)

PARTY A: SHENYANG TIANWEI PHARMACEUTICAL FACTORY

PARTY B: LIAONING WEIKANG MEDICINE CO., LTD.

In light of the principles of amicable consultation, mutual benefit, and joint development, Party A and Party B enter into the following agreement.

I. Both Party A and Party B agree to establish the stable and fixed sale relationship.

II. Party B shall be the sole agency reseller in the territory of Shenyang for all pharmaceutical products manufactured by Party A.

III. The pharmaceutical products manufactured by Party A cannot be sold to other clients in the territory of Shenyang.

IV. The price of Party A for supply cannot be higher than other equivalent suppliers' price.

V.       Party A agrees to prepare some products in stock for Party B.

VI. Party A shall provide Party A with the marketing information for the products.

VII. The payment shall be made in cash; both parties agree to adopt the triptich as the invoice for settlement, and the time of settlement shall based on the batch of the products or month by month.

VIII.    Other matter unresolved herein shall be negotiated by both parties.

IX.      This agreement is made in two copies with one copy for each party.

X. The valid term of this agreement shall be five years, effective from the date of this agreement to March 30, 2004.


Party A: Shenyang Tianwei                 PARTY B: LIAONING WEIKANG MEDICINE
          Pharmaceutical Factory                    CO., LTD.
          /s                                        /s

                                                                  MARCH 29, 1999

                                                                    EXHIBIT 10.5


                              CONSULTING AGREEMENT

This Agreement is made as of August 25, 2003, by and between Axiom Pharmaceuticals, Inc. ("Company"), a China Pharmaceutical company with its principal offices at No. F.3004 Sankei Torch Bldg, 262A Shifu Road, Shenyang City, Lianing Province, Peoples Republic of China and US Representative Offices at 8324 Delgany Avenue, Playa del Rey, California, 90293 and Tripoint Capital Advisors, LLC ("Consultant"), a Maryland limited liability company, with its principal offices at 15245 Shady Grove Road, Suite 400, Rockville, Maryland 20850.

                                   Witnesseth

WHEREAS, the Company requires expertise in the area of business development to support it's business and growth and desires to engage Consultant to provide such business development services and specifically to assist the Company with structuring of capital transactions; business development; corporate development; and

WHEREAS, Consultant, through its principals, agents and employees, has certain expertise in the evaluation of potential business opportunities and the implementation of various projects of the nature and type contemplated by the Company in its future expansion and development which Consultant has agreed to provide to the Company;

NOW, THEREFORE, in consideration of the premise and the mutual promises and covenants contained herein and subject specifically to the conditions hereof, and intending to be legally bound thereby, the parties agree as follows:

1.    Appointment of Consultant

The Company hereby appoints Consultant, and Consultant agrees to represent the Company, as a non-exclusive consultant to assist the Company in its business and corporate development, in structuring its capital transactions and to assist in the contemplated marketing and development of the Company in the United States. Consultant shall have the right during the term of this agreement to represent to the public that it is a consultant to the Company.

2.    Consultant's Rights and Duties

Consultant shall use its best efforts to assist the Company in its business and corporate development, including but not limited to:


      (ii) Assist in the development and implementation of the Company's business plan.

      (iii) Work with the Company's Auditors in order to assist the Company to comply with US accounting standards ("GAAP")

      (iv)  Assist the Company in creating a corporate image.

      (v) Assist the Company in maintaining proper US corporate compliance and governance.

      (vi)  Review any private placements.



3.  Company Obligations

(a) The Company will be required to sign separate retention agreements with outside professionals. Fees specified under this Agreement include all legal work relating to SEC filings (excluding any litigation) through the entire period of the engagement provided the Company employs counsel recommended by Consultant. Such counsel may require that the Company sign a separate retainer agreement.

(b) The Company's officers, attorneys and accountants will have to be ready to answer questions from the SEC, NASDAQ and/or other regulatory agencies, markets or exchanges. For NASDAQ applications, expect several rounds of comments. If the Company desires an American Stock Exchange Listing, the Company will need to follow a similar application process.

(c) The Company will need to have audited financial statements for at least the last two fiscal years prepared in accordance with US GAAP. In addition, the Company will need to prepare and present quarterly information that has been reviewed by an independent auditor for the previous two years and on a "go-forward basis".

4.    Company Information

In connection with Consultant's performance of its duties hereunder, the Company shall (i) provide Consultant, on a timely basis, all information reasonably requested by Consultant, and (ii) make its officers and professionals available to Consultant and such third parties as Consultant shall designate at reasonable times and upon reasonable notice.

5.    Confidential Information

Consultant acknowledges that, in the course of performing its duties hereunder, it may obtain information relating to the Company, which the Company has marked as confidential ("Confidential Information"). Consultant shall hold at all times, both during the term of this agreement and at all times thereafter, such Confidential Information in the strictest confidence, and shall not use such
Confidential Information for any purpose, other than as may be reasonably necessary for the performance of its duties pursuant to this agreement, without the Company's prior written consent. Consultant shall not disclose any Confidential Information to any person or entity, other than to Consultant's employees or consultants as may be reasonably necessary for purposes of performing its duties hereunder, without the Company's prior written consent. The foregoing notwithstanding, the term "Confidential Information" shall not include information which (i) becomes generally available to the public, other than as a result of a breach hereof, (ii) was available on a non-confidential basis prior to its disclosure to Consultant by the Company, or (iii) becomes available to Consultant on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with respect to such information. The foregoing notwithstanding, Consultant may disclose Confidential Information to the extent required by law or regulation, including but not limited to court orders, subpoenas, civil investigative demands and interrogatories.

6.    Compensation

As compensation for Consultant's services, the Company shall pay Consultant $10,000 upon the execution of this agreement and thereafter $10,000 per month, payable on the 1st day of each month. In addition, the Company shall pay the Consultant's nominee for the Board of Directors a monthly of $2500.00 and any other expense reimbursement or fee, which is consistent with any other outside members of the Board.

7.    Expense Reimbursement

The  Company  shall  reimburse   Consultant   periodically  for  its  reasonable
out-of-pocket  expenses  (excluding   compensation  to  Consultant's  employees)
arising from Consultant's performance hereunder.

8.    Indemnification

The Company agrees to indemnify and hold harmless Consultant (including each of its directors, officers, employees, partners and agents) with respect to any liability (and actions in respect thereof) incurred by Consultant by virtue of its retention hereunder and shall reimburse Consultant for any legal or other expenses reasonably incurred in connection with investigating or defending any such liability or action, provided that the Company shall have the right to control the defense of any claim giving rise to such liability and no such claim shall be settled without the consent of the Company. The foregoing provisions shall survive termination of this Agreement and any investigation with respect thereto by any party hereto.

Furthermore, the Company understands and agrees that its financial statements, any filings which the Company makes with the SEC, NASD, state regulators or any market or exchange and the contents thereof are ultimately the responsibility of the Company and its officers and directors. Consultant can assist and advise you in the preparation of such filings but the Company must approve and is responsible for the contents of all filings.

9.    Other Engagements

The Company acknowledges that Consultant is and will be acting as a consultant to other business enterprises seeking business development, investment banking and/or other services normally provided by Consultant and agrees that Consultant's provision of services to such enterprises shall not constitute a breach hereof or of any duty owed to the Company by virtue of this agreement.

10.   Term

This agreement is effective upon execution by the Company as provided below and shall continue in effect for 12 months or until terminated by either party pursuant to Section 11.

11.   Termination

Either party may terminate this agreement at any time and for any reason, with or without cause, upon the giving 30 days written notice of termination to the other party; provided, however, that Consultant shall be entitled to full compensation, as set forth in Section 6, up to the date of termination, regardless of the reason for the termination and shall be paid all expenses incurred in connection with its acting as a consultant to the Company pursuant to Section 7.

12.   General Provisions

(a) This agreement shall be governed by and under the laws of the State of Maryland without giving effect to conflicts of law principles. If any provision hereof is found invalid or unenforceable, that part shall be amended to achieve as nearly as possible the same effect as the original provision and the remainder of this agreement shall remain in full force and effect.

(b) Any dispute arising under or in any way related to this agreement shall be submitted to binding arbitration by the American Arbitration Association in accordance with the Association's commercial rules then in effect. The arbitration shall be conducted in Rockville, Maryland. The arbitration shall be binding on the parties and the arbitration award may be confirmed by any court of competent jurisdiction.

(c) This agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter hereof and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter hereof. This agreement may not be altered, amended, modified or otherwise changed in any way except by a written agreement, signed by both parties.

(d) Any notice or other communication pursuant hereto shall be given to a party at its address first set forth above by (i) personal delivery, (ii) commercial overnight courier with written verification of receipt, or (iii) registered or certified mail. If so mailed or delivered, a notice shall be deemed given on the earlier of the date of actual receipt or three (3) days after the date of authorized delivery.

(e) This agreement may be executed in counterparts, each one of which shall constitute an original and all of which taken together shall constitute one document. The Company shall confirm that the foregoing is in accordance with its understanding by signing and returning to Consultant the enclosed copy of this agreement, which shall become a binding agreement upon Consultant's receipt.


         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first written above.

TRIPOINT CAPITAL ADVISORS, LLC


By:  /s/ Mark Elenowitz
     --------------------------
         Mark Elenowitz

Axiom Pharmaceuticals, Inc.


By: /s/  That Ngo
    ---------------------------
         That Ngo
         President, CEO

                                                                    EXHIBIT 10.6

                              CONSULTING AGREEMENT

                                    RECITALS
This Consulting Agreement (hereinafter referred to as "Agreement" or "Consulting Agreement") is made on the 1st day of May 2003, between Axiom Pharmaceuticals, Inc., whose address is 8324 Delgany Avenue, Playa del Rey, CA 90293,
(hereinafter referred to as "Axiom" or "Company") and Amaroq Capital LLC, of 2 Wolf Road, Bourne, MA 02532 (hereinafter referred to as "Consultant") with reference to the following facts:

      I. Axiom has asked to retain Consultant to provide various services to Axiom as agreed to by both parties and outlined in Article 3.

      II.The Consultant has advised Axiom of its willingness, ability and desire to provide such services as outlined in Article 3 and on the terms and conditions as set forth in this Agreement.

NOW, therefore, in consideration of the foregoing recitals and the terms, conditions and covenants contained herein, it is hereby agreed as follows:

ART. 1        APPOINTMENT
Axiom hereby appoints Consultant and Consultant hereby agrees to hold themselves available to render, and to render at the request of Axiom and to render non-exclusive, independent advisory and consulting services, set forth in "I" and "II" above, to the best of its ability, in compliance with all applicable laws, Axiom's Articles of Incorporation and By-Laws and the terms and conditions set forth herein. Consultant further agrees to render such services conscientiously and to devote its best reasonable efforts and abilities thereto. Consultant further agrees to observe all policies and guidelines that have been promulgated by Axiom's Board of Directors or its Officers.

ART. 2        TERMS AND TERMINATION
The term of this Agreement shall be six (6) months and commence on 1 May 2003 and up to 1 November 2003, thereafter, this Agreement shall automatically terminate. Neither party has the right to terminate this Agreement anytime prior to its conclusion unless by mutual agreement and in writing.

ART. 3        SCOPE OF CONSULTANCY
The Consultant will perform such financial and operational consulting for and on behalf of Axiom in relation to Axiom's on-going business and financial development. The Consultant will be available, by mutual agreement, on an as-needed basis, to provide consulting services to Axiom, including, without limitation:

      3.1 Undertake the development of a business plan for Axiom. Such business plan will include an Annual Operating Plan and a Strategic Plan for the Company.

      3.2 Carry out such merchant banking activities as may be required and mutually agreed. Such activities may include identifying and approaching financial partners, valuations, and financial and business modeling.

      3.3   Commence  certain  business  development  activities,   as  mutually
            agreed,   which  may  include  lease   financing  and  other  vendor
            negotiations.

      3.4 Undertake and assist Axiom with corporate development program development and implementation. Such activities may include work in various disciplines including partnering, licensing, joint ventures and other such strategic planning and development activities.

ART. 4        REMUNERATION

Consultant will be remunerated for such services rendered under Art. 3 as follows:

      4.1 $5,000.00, payable 30 days from the effective date of this Agreement. Payment shall be made via wire transfer or check. Consultant is entitled to a 5% late fee should monies due fail to be paid as of the effective payment date.

      4.2 40,000 restricted shares of Axiom Pharmaceutical (OTB BB AXIM) with piggy-back registration rights at next registration.

ART. 5        EXPENSES
In addition to the fees paid under the previous Article, Consultant shall be reimbursed for all reasonable expenses incurred by Consultant during the term of this Agreement including but not limited to fax, telephone, transportation, translation, and incidental travel expenses. All non-incidental travel expenses (over US$300) shall be arranged and prepaid by Axiom including airfare and suitable hotel accommodation. The Consultant shall submit itemized reimbursement requests supported by sufficient documentation of the expenditures and explanation of their purposes. All expenses must be reimbursed by Axiom to Consultant, not later than ten (10) business days, subsequent to Consultants expense reimbursement request.

ART. 6        INDEPENDENT CONTRACTOR
It is expressly agreed that Consultant is acting as an independent contractor in performing the services hereunder. Axiom shall carry no worker's compensation insurance or any health or accident insurance to cover Consultant or any of Consultant's employees. Axiom shall not pay any contribution to social security, unemployment insurance, state and federal income taxes.

ART. 7        CONFLICT OF INTEREST
Should there occur any conflict of interest, Consultant will advise Axiom thereof immediately and both Axiom and Consultant will then determine the appropriate approach to be followed.

ART. 8        LIABILITY
Axiom will indemnify and hold Consultant harmless from and against any and all liabilities incurred, brought or threatened to be brought or entered or enforced or conducted against Axiom or any of its Connected Persons which arise out of matters or transactions contemplated by or consequent upon Consultant or its engagement under the terms of this Agreement, except to the extent that those liabilities arise out of the willful default or gross negligence of Consultant, or, as the case may be, such connected persons. The Consultant shall not bind or commit Axiom to any third party agreements or arrangements or obligations without the explicit written consent of Axiom. The Consultant, if party to any Axiom agreement shall have the written signature of two (2) Officers or Directors at Axiom upon any such occasion or event or a written wavier from two(2) Officers or Directors at Axiom thereof.

ART. 9        CONFIDENTIALITY
Consultant shall not disclose or appropriate to his own use, or to the use of any third party, at any time during or subsequent to the term of this Agreement, any secret or confidential information of Axiom or any of Axiom's affiliates or subsidiaries of which Consultant becomes aware during such period. Upon termination of this Agreement, Consultant shall promptly deliver to Axiom all manuals, letters, notes, data and all other materials of a secret or confidential nature that are under the control of the Consultant.


ART. 10        NO ASSIGNMENT

This Agreement is between Axiom and Consultant and neither Axiom nor Consultant may sell, assign, transfer or hypothecate any rights or interests created under this Agreement or delegate any of their duties without the prior written consent of the other. Any such assignment or delegation of either party without such consent shall be void.

ART. 11       SEVERABILITY
If any provision of this Agreement is held to be unenforceable, invalid or illegal by any court of competent jurisdiction, or arbitration, such unenforceable, invalid or illegal provision shall not effect the remainder of this Agreement.

ART. 12       ENTIRE AGREEMENT
This Agreement represents the entire agreement between the parties. It may not be changed orally, but only in writing, signed by the party against whom enforcement of any waiver, charge, modification, extension or discharge is sought.

ART. 13       APPLICABLE LAWS
The validity of this Agreement and the interpretation and performance of all of its terms shall be governed by the laws of Barnstable County, the Commonwealth of Massachusetts, USA. The prevailing party in any legal action brought by one party against the other arising out of this Agreement shall be entitled, in addition to other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorney's fees.


AGREED TO AND ACKNOWLEDGED:

"CONSULTANT"

/s/ Joseph T. Cunningham                         Date:  5/1/03
    ------------------------------                      ------
    Joseph T. Cunningham
    President, Amaroq Capital LLC




AXIOM PHARMACEUTICALS, INC.

/s/ Douglas Maclellan                            Date:  5/1/03
    ------------------------------                      ------
    Douglas Maclellan

                                                                    EXHIBIT 10.7



                          Corporate Consulting Services


This AGREEMENT shall be effective on this 27th day of June 2003 and is made between Woodbridge Management, Ltd ("Consultant") and Axiom Pharmaceuticals, Inc., a Nevada Corporation having offices at No. F.3004 Sankei Torch Bldg, 262A Shifu Road, Shenyang City, Liaoning Province ("Client").

1.0      PREMISES

         WHEREAS,   the  Consultant  has  expertise  in  the  area  of  business development, corporate strategy, joint ventures, mergers and acquisitions; and

         WHEREAS, having reviewed the Consultant's background and experience, the Client has made a determination as to the competency of Consultant to assist the Company with such matters;

         NOW  THEREFORE,  in  consideration  of  the  premises,   covenants  and
conditions contained in this AGREEMENT, and intending to be legally bound, the parties mutually agree as follows:

2.0      AUTHORITY AND RESPONSIBILITY OF CONSULTANT

2.1 Woodbridge will be the consultant of record and will perform the services listed in Section 2.2 below. No other individual will be substituted without the express written permission of the Client.

2.2      The Consultant will use his best efforts to assist with the following:

      a) Aiding in Client's corporate strategy and business planning, and arranging meetings when appropriate;

      b) Attending key meetings for Client for the purpose of business development;

      c) Providing assistance with regard to structuring of proposed mergers and acquisitions by Client;

      d) Liaising with Client's accountants and legal advisors when necessary to assist with Client's business development;

      e) All other services which the Consultant sees fit to render under this AGREEMENT; and

      f) Consultant shall not be responsible for any fundraising on behalf of Client, unless otherwise agreed to in writing by Consultant.

3.0      AUTHORITY AND DUTIES OF CLIENT.

3.1 Client shall provide Consultant with all necessary information about the company and will provide a representative to act as a liaison to the Consultant.

4.0      LEVEL OF EFFORT; TERM OF AGREEMENT

4.1      The term of this AGREEMENT is one year.

4.2 This AGREEMENT may be terminated by either party with 30 days written notice.

4.3 The Consultant will use his best efforts throughout the term of the AGREEMENT.

5.0      FEES AND TERMS OF SALE

5.1 At the time of the signing of this AGREEMENT, the Consultant shall receive 80,000 restricted shares of Common Stock of Axiom Pharmaceuticals, Inc.

5.2 In addition, the Consultant shall receive reimbursement for all reasonable out-of-pocket expenses incurred as a result of performing the services described in Section 2.

6.0      PROPRIETARY INFORMATION

6.1 The Consultant agrees to safeguard confidential information of Client and will not disclose or permit the use or disclosure of any such information, except as authorized in advance by Client in writing. The Consultant further agrees to surrender all confidential data to Client either on request, cancellation, or termination of this AGREEMENT and will not retain copies, notes, or memoranda of such data. The obligations specified in this section shall be deemed to survive the termination of this AGREEMENT.

7.0      RELATIONSHIP OF PARTIES

7.1 This AGREEMENT does not create an employer-employee or agent-servant relationship between the parties. At all times under this AGREEMENT the Consultant shall be considered an independent contractor.

7.2 Consultant shall not be responsible for any obligation or liability incurred or assumed by the Client or its employees, affiliates, representatives, agents, or subcontractors and the Client hereby indemnifies and holds Consultant harmless from any claim arising from the acts or omissions of such persons.


8.0      MODIFICATIONS; ENTIRE AGREEMENT

8.1 This writing contains the entire AGREEMENT of the parties. No representations were made or relied upon by any party other than those expressly set forth herein. No agent, employee, or representative of a party is empowered to alter or modify any of the terms in this AGREEMENT unless such modification is done in writing and signed by the signatories below, or other authorized representatives designated, in writing, by the respective parties.

9.0      SEVERABILITY

9.1 Any provision of this AGREEMENT that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this AGREEMENT invalid, illegal, or unenforceable in any other jurisdiction.

10.0     WAIVERS

10.1 Any waiver by a party to any term or condition of this AGREEMENT by the other party shall not affect or impair the waiving party's right with respect to any subsequent act or omission of the same type, nor shall it be deemed to waive any other right under this AGREEMENT; nor shall any delay or omission of a party to exercise any right arising under this AGREEMENT affect or impair such party's rights as to the same or any future delay or omission; nor shall the failure of a party to this AGREEMENT to require or exact full and complete compliance with any one or more of the provisions of this AGREEMENT be construed as in any manner changing such provision or provisions.

11.0     AUTHORITY TO ACT

11.1 The parties hereto warrant and represent that they have the full power and authority to enter into this AGREEMENT and to consummate the transactions contemplated hereby and have been duly authorized to execute this AGREEMENT.

12.0     NOTICES

12.1 All notices, purchase orders, and other communications contemplated under this AGREEMENT shall be in writing and shall be either personally delivered, or transmitted by certified mail, facsimile transmission, wire, or other device reasonably calculated to effect delivery of documents within five (5) business days. Unless otherwise agreed to by all the parties, such notices, orders, and communications shall be sent, as appropriate, to the parties at the addresses noted below:

If to Consultant:

Woodbridge Management, Ltd.
Linda Veri - President
192 Blue Hill Road South
P.O. Box N-7101
Nassau, Bahamas

709-B West Rusk #580
Rockwall, Texas 75087

If to the Client:

Axiom Pharmaceuticals, Inc.
8324 Delgany Avenue
Playa Del Rey, CA 90293


13.0     CONROLLING LAW AND DISPUTE RESOLUTION

13.1 This AGREEMENT shall be interpreted, controlled, and enforced in accordance with the substantive laws of the State of New York.

13.2 Each party shall bear its own expenses in any litigation conducted under this section.

13.2 Any controversy or claim arising out of or relating to this AGREEMENT, or breach of this AGREEMENT is to be settled by arbitration in New York, NY in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. There must be three arbitrators, one to be chosen directly by each party at will and the third arbitrator to be selected by the two arbitrators so chosen. Each party will pay the fees of the arbitrator he or she selects and his or her own attorneys, and the expenses of his or her witnesses and all other expenses connected with presenting his or her case. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the third arbitrator, and all other fees and costs, will be borne equally by the parties.

14.0     TERMINATION

14.1 This AGREEMENT shall be deemed terminated upon the occurrence of any one or more of the following events:

         (a) A party commits a breach of one or more material terms and conditions of this AGREEMENT and the nonbreaching party elects to terminate this AGREEMENT;

         (b) In the Opinion of the Client, the Consultant fails to put forth a satisfactory level of effort in performing the duties described in Section 2.0;

         (c) A party becomes insolvent, or subject to a petition in bankruptcy, or is placed under the control of a receiver, liquidator, or committee of creditors; or

         (d) Upon mutual consent of the parties.

14.2 Termination of this Agreement for any reason shall not effect the compensation to be paid to consultant pursuant to Section 5.

IN WITNESS WHEREFORE, the parties hereto have duly executed this Contract for Consulting Services.

Consultant



BY:       /s/ Charlie Smith
          ------------------------------
Printed Name: Charlie Smith
Title:        President
Date:         6/27/03

Axiom Pharmaceuticals, Inc.

BY:       /s/ Douglas MacLellan
          ------------------------------
Printed Name: Douglas MacLellan
Title:
Date:         6/27/03

                                                                    EXHIBIT 10.8

                              CONSULTING AGREEMENT


         This is an agreement dated and effective this 3rd day of April, 2003 by and between Madden Consulting, Inc (hereinafter referred to as The Company), and Axiom Pharmaceuticals, Inc. (OTCBB: AXIM), whose address is 8324 Delgany Avenue, Playa del Rey, CA 90293 (hereinafter referred to as The Client).


                                    RECITALS

         I. The Client desires to obtain consulting services from The Company as more particularly described herein ("Scope of Services and Manner of Performance").
         II. The Company is in the business of providing such consulting services and has agreed to provide the services on the services on the terms and conditions set forth in this agreement.
         Now, therefore, in consideration of the faithful performance of the obligations set forth herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, The Company and The Client hereby agree as follows.


                                      TERMS

1. Scope of Services. The Company will perform financial consulting for and on behalf of The Client in relation to interactions with broker-dealers, shareholders and members of the public and will consult with and advise The Client on matters pertaining to corporate exposure/investor awareness, business modeling and development and the release of press materials, and can perform services including:
         A. Telephone marketing/advertising campaigns
         B. Internet marketing/advertising campaigns
         C. Road-show presentations
         D. Investor conference calls
         E. Media submissions

2. Manner of performance. It is intended that The Company will provide research on AXIM and distribute company materials to institutions, portfolio managers, broker-dealers, financial advisors and other persons whom The Company determines in its sole discretion, are capable of disseminating such information to the general public. The Company will also advice The Client concerning marketing and promotional matters relating to its business. The Company will act upon The Client's behalf in the investment community, with existing shareholders, and the public. It is expressly agreed and acknowledged that The Company will not be expected to provide investment advice or recommendations regarding AXIM to anyone. The Company will focus on contacting with information concerning AXIM. Additionally, The Company shall be available for advice and counsel to the officers and directors of AXIM at such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time allocated by The Company, shall be determined athe sole discretion of The Company.

3. Status of Consultant. The Company shall act as an independent Consultant and not as an agent or employee of The Client and The Company shall make no representation as an agent or employee of The Client. The Company shall furnish insurance and be responsible for all taxes as an independent Consultant. The Company shall have no authority to bind The Client or incur other obligations on behalf of the client. Likewise, The Client shall have no authority to bind on incur obligations on behalf of The Company.

4. Disclosure of Material Events. The Client agrees to promptly disclose to The Company those events/discoveries which are known and/or anticipated that may or conceivably may have an impact on the stock, business operations, future business, or public perception of AXIM, as this has material impact on the ability and effectiveness of The Company and service rendered. It shall be understood that excluded from this disclosure shall be information deemed to be non-public or "inside" information.

The Company that The Client considers to be secret, proprietary or non-public and so notifies The Company. The Company agrees to hold said information in confidence. Proprietary information shall be used by The Company only in connection with services rendered under this Agreement. Proprietary information shall not be deemed to include information that a) is in or becomes in the public domain without violation of this Agreement by The Client, or b) is rightfully received from a third entity having no obligation to The Client and without violation of this Agreement. In reciprocal, The Client agrees to hold confidential all trade secrets of and methods employed by The Company in fulfillment of services rendered.

6. Indemnification. The Client agrees to indemnify and hold harmless The Company against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which The Company may become subject, because of the actions of The Client or its agents. Likewise, The Company agrees to indemnify and hold harmless The Client against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which The Client may become subject, because of the actions of The Company or its agents. The Company is willing and capable of providing services on a "Best Efforts" basis. Payment by The Client to The Company is irrevocable and

7. Conflict of Interest. The Company shall be free to perform services for other persons. The Company will notify The Client of its performance of consulting services for any other Client that could conflict with its obligations under this agreement.

8. Term. Refer to Schedule A.

9. Payment. Refer to Schedule B.

10. Payment Instructions. Refer to Schedule C.

11. Severability. This agreement may be dissolved at any time at the express consent of both parties. In the event any part of this agreement shall be held to be invalid by any competent court or arbitration panel, this agreement shall be interpreted as if only that part is invalid and that the parties to this agreement will continue to execute the rest of this agreement to the best of their abilities unless both parties mutually consent to the dissolution of this agreement.

         This agreement shall be interpreted in accordance with the laws of the State of Washington. This agreement and attached schedules constitutes the entire contract of the parties with respect to the matters addressed herein and no modifications of this agreement shall be enforceable unless in writing signed by both The Company and The Client. This agreement is not assignable by either party without the consent of the other.
         In witness whereof The Company and The Client have caused this agreement to be executed on the date indicated in Schedule A.








                                   SCHEDULE A

Term of Commitment

The Company shall perform consulting services for The Client for 6 months, which shall begin upon execution, by all parties, of this agreement.

                                   SCHEDULE B

Payment

$10,000.000 USD- and 150,000 restricted shares of Axiom  Pharmaceutical  (OTCBB:
AXIM) with piggy-back registration rights at next registration.









                                   SCHEDULE C

Payment shall be made via wire or check sent to:

Madden Consulting, Inc.
37323 17 Ave S
Federal Way, WA 98003


         Wire instructions:  Omitted in Filing








Axiom Pharmaceutical, Inc.

Authorized person   /S/ Douglas MacLellan  Title VICE CHARMAN  Date 4-20-2003
                  -----------------------  ------------------       ---------
I hereby certify that I agree to the terms of the contact above and am authorized to enter into a binding contract.




Madden Consulting, Inc.

Authorized person   /s/ Tom Madden        Title                 Date
                  -----------------------        --------------      --------
I hereby certify that I agree to the terms of the contract above and am authorized to enter into a binding contract.

                                                                   EXHIBIT 10.9

GREAT EASTERN SECURITIES, INC.
------------------------------
2 Seaview Blvd.
Port Washington, NY 11050
1-866-258-5200
Tel: 516-484-5111
Fax: 516-484-5335
www.getrader.com



December 18, 2003



Mr. Peter Cunningham
President and CEO
Axm Pharma, Inc.
4695 Macarthur Court, 11th Floor
Newport Beach, California 92660

Dear Mr. Cunningham:

          This will confirm the arrangements, terms and conditions pursuant to which Great Eastern Securities Corporation ("Advisor") has been retained to serve as an investment banker to Axm Pharma, Inc.(the "Company") for a twelve
(12) month period, with a mutual extension clause for an additional twelve (12) months, commencing on the date hereof, subject to the termination provisions set forth in Paragraph 2 hereof. For good and valuable consideration, the sufficiency of which is hereby acknowledged, the undersigned hereby agree to the following terms and conditions:

         1. Duties of Advisor. Advisor shall, as more fully set forth below in this Paragraph 1, assist the Company in broker relations and distribution channels for the Company's stock, Advisor agrees to:

                  (a)      assist  the  Company  in  its   presentation  to  the
                           brokerage community and the introduction to security firms and brokers;

                  (b) assist the Company in identifying analysts in the brokerage community to initiate coverage on the Company;

                  (c) sponsor the Company to at least two small cap or investment conferences;

                  (d) coordinate a comprehensive Investor Relations campaign including featured profiles by several reputable groups, Internet advertising, lead generation, print advertising, among other activities;

                  (e) be available on request, on appropriate notice, to meet with the Company's Management and/or Board of Directors for quarterly management meetings; and

                  (f)      market intelligence


          The services described in Paragraph 1 may be rendered by Advisor without any direct supervision by the Company and at such time and place in such manner (whether by conference, telephone, letter or otherwise) as Advisor may reasonably determine.

         2. Term. The term of Advisor's engagement hereunder shall be for twelve (12) months and may be extended for an additional twelve (12) months upon mutual written consent, commencing on the date hereof (the "Term"). Notwithstanding the foregoing, however, this Agreement can be terminated by either party upon 45 days written notice.

          3.      Compensation and Expense Reimbursement.

                  (a)      $10,000.00   non-refundable   retainer  payable  upon
                           execution of this Agreement;

                  (b) 50,000 Warrants, expiring 5 years from the date of this Agreement, with piggy-back registration rights exercisable at 120% of the closing bid price on the date of execution of this Agreement; and

                   (c) 100,000 Restricted Shares that will vest in equal installments of 25,000 shares quarterly from the date of this Agreement

                           Company will be responsible for any expenses incurred in connection with this Agreement, i.e. road shows, travel, marketing materials to name a few and shall promptly reimburse Advisor for all reasonable out-of-pocket expenses incurred in connection with its engagement hereunder. All expenses incurred by Advisor on behalf of Company over $500 shall be borne by the Company only after it has authorized such expenses in writing.

         4. No Agency Authority. The Advisor shall not have and shall not hold itself out as having any authority to act as agent for the Company or bind it in any way.

         5.       Company's Responsibilities, Representations and Warranties.

                  In connection with Advisor's engagement, the Company will furnish Advisor with any information concerning the Company that Advisor deems reasonable and appropriate and will provide Advisor with access to the Company's officers, directors, accountants, counsel and other advisors. The Company represents and warrants to Advisor that all such information concerning the Company, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company represents and warrants to Advisor that any financial projections or forecasts provided to Advisor are "forward looking statements" as that term is used in Section 21E of the Securities Exchange Commission Act of 1934 and represent the best currently available estimates by the management of the Company of the future financial performance by the Company (or its business) and are based upon reasonable assumptions. The Company acknowledges and agrees that Advisor will be using and relying upon such information supplied by the Company and its officers, agents and others and upon any other publicly available information concerning the Company without any independent investigation or verification thereof or independent appraisal by Advisor of the Company or its business or assets; and

         6. Available Time. Advisor shall make available such time as it, in its reasonable discretion, shall deem appropriate for the performance of its obligations under this Agreement.

         7. Relationship. Nothing herein shall constitute Advisor as an employee or agent of the Company, except to such extent as might hereinafter be agreed upon in writing for a particular purpose. Except as might hereinafter be expressly agreed, Advisor shall not have the authority to obligate or commit the Company in any manner whatsoever.

         8. Confidentiality Relating to this Agreement. Neither the Company nor Advisor shall disclose (except to its partners, accountants and attorneys), without specific consent from the other party, any information relating to this Agreement or any Transactions contemplated hereby, including without limitation, the existence of this Agreement.

         9. Assignment. This Agreement shall not be assignable by any party except to successors to all or substantially all of the business of either party for any reason whatsoever without the prior written consent of the other party, which consent may not be unreasonably withheld by the party whose consent is required.

         10. Amendment. This Agreement may not be amended or modified except in writing signed by both parties.

         11. Governing Law. This Agreement shall be deemed to have been made and delivered in New York, and this Agreement shall be governed as to validity, interpretation, construction, effect, and in all other respects by the internal laws of the State of New York.

          Advisor is delighted to accept this engagement and looks forward to working with you on this assignment. Please confirm that the foregoing correctly sets forth our agreement by signing this enclosed duplicate of this letter in the space provided and returning it, whereupon this letter shall constitute a binding agreement as of the date first above written.





                                            Very truly yours,

                                            GREAT EASTERN SECURITIES, INC.




                                            By: /s/ Jeffrey S. Ramson
                                                ---------------------
                                                    Jeffrey S. Ramson
                                                    CEO




AGREED AND ACCEPTED AS OF
THE DATE FIRST ABOVE WRITTEN:

AXM PHARMA, INC.




By: /s/ Peter Cunningham
    --------------------
    Peter Cunningham
    President and CEO

                                                                   EXHIBIT 10.10

                               ASTON ORGANIZATION
                    417 ORCHID AVE. CORONA DEL MAR, CA 92625
                        PH 800-715-9999 FAX 815-328-0698

February 2, 2004

Mr. Peter Cunningham
President and CEO
Axm Pharma, Inc.
4695 Macarthur Court, 11th Floor
Newport Beach, California 92660

Dear Mr. Cunningham:

         This will confirm the arrangements, terms and conditions pursuant to which Aston Organization ("Advisor") has been retained to serve as a consultant to Axm Pharma, Inc. (the "Company") for a twelve (12) month period, with a mutual extension clause for an additional twelve (12) months, commencing on the date hereof, subject to the term-ination provisions set forth in Paragraph 2 hereof. For good and valuable consideration, the sufficiency of which is hereby acknowledged, the undersigned, hereby agree to the following terms and conditions:

         1. Duties of Advisor. Advisor shall, as more fully set forth below in this Paragraph 1, assist the Company in broker relations. Advisor agrees to:

                  (a)      assist  the  Company  in  its   presentation  to  the
                           brokerage community and seek to introduce the Company to security firms and brokers;

                  (b) assist the Company in identifying analysts in the brokerage community to initiate coverage on the Company;

                  (c) coordinate a comprehensive Investor Relations campaign including featured profiles by several reputable groups lead generation, among other activities; and

                  (d) be available on request, on appropriate notice, to meet with the Company's Management and/or Board of Directors for quarterly management meetings.


         The services described in Paragraph 1 may be rendered by Advisor without any direct supervision by the Company and at such time and place in such manner (whether by conference, telephone, letter or otherwise) as Advisor may reasonably determine.

         2. Term. The term of Advisor's engagement hereunder shall be for twelve (12) months and may be extended for an additional twelve (12) months upon mutual written consent, commencing on the date hereof (the "Term"). Notwithstanding the foregoing, however, this Agreement can be terminated by either party upon 30 days written notice. The Company shall only deliver shares to Advisor that have vested.

         3.       Compensation and Expense Reimbursement.

                  200,000 Shares of AXM Pharma, Inc. restricted common stock with piggy-back registration rights at next registration, which rights shall inure to the benefit of Aston and its assignees or transferees issued to "Aston Organization" and delivered to Aston Organization. 20,000 shares shall vest and be issued immediately, The remaining 180,000 shares shall be issued immediately but shall vest in Aston Organization, or its designated assignees, ratably (15,000 shares per month) over the twelve (12) month period commencing thirty (30) days after the Effective Date and be delivered to Aston Organization promptly following the date on which they vest.

         4. No Agency Authority. The Advisor shall not have and shall not hold itself out as having any authority to act as agent for the Company or bind it in any way.

         5. All expenses incurred by Advisor on behalf of the Company shall be borne by Company after it has authorized such expenses in writing

         6. Responsibilities, Representations and Warranties.

                  (a) Company's Responsibilities, Representations and Warranties. In connection with Advisor's engagement, the Company will furnish Advisor with any information concerning the Company that Advisor deems reasonable and appropriate and will provide Advisor with access to the Company's officers, directors, accountants, counsel and other advisors. The Company represents and warrants to Advisor that all such information concerning the Company, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company represents and warrants to Advisor that any financial projections or forecasts provided to Advisor are "forward looking statements" as that term is used in Section 21E of the Securities Exchange Commission Act of 1934 and represent the best currently available estimates by the management of the Company of the future financial performance by the Company (or its business) and are based upon reasonable assumption. The Company acknowledges and agrees that Advisor will be using and relying upon such information supplied by the Company and its officers, agent and others and upon any other publicly available information concerning the Company without any independent investigation or verification thereof or independent appraisal by Advisor of the Company or its business or assets.

                  (b) Advisor's Responsibilities, Representations and Warranties. Advisor agrees that it will only communicate regarding the Company to licensed brokerage professionals and will not engage in any solicitation of the public with regard to the Company or its securities. Notwithstanding the foregoing, Advisor may provide approved information regarding the Company (i) in response to unsolicited inquiries by the Company's shareholders; (ii) to valid trade and industry publications, newspapers and periodicals; and (iii) otherwise engage in communications which are normal and customary for an investor relations firm and which do not involve solicitation of investors in connection with its role as an investor relations firm for the Company.
                           Advisor further agrees that it will only disclose information specifically provided to it by the Company for dissemination and will keep confidential any information marked as such by the Company. Advisor agrees that it will not make any undisclosed payments to brokers or others and will generally act within the letter and the spirit of U.S. securities laws, rules and regulations at all times.

                           Advisor shall provide a detailed written report regarding its activities to the Company on a quarterly basis. Such written report shall contain a written affirmation from the Advisor that it is in compliance with the terms of this Agreement on the date of such report.

         6. Available Time. Advisor shall make available such time as it, in its reasonable discretion, shall deem appropriate for the performance of its obligations under this Agreement.

         7. Relationship. Nothing herein shall constitute Advisor as an employee or agent of the Company, except to such extent as might hereinafter be agreed upon in writing for a particular purpose. Except as might hereinafter be expressly agreed, Advisor shall not have the authority to obligate or commit the Company in any manner whatsoever.

         8. Confidentiality Relating to this Agreement. Neither the Company nor Advisor shall disclose,except to its partners, accountants and attorneys or as required by applicable law, rule or regulation (including but not limited to periodic and other reports required by the Securities Exchange Act of 1934, as amended and the Securities Act of 1933, as amended, without specific consent from the other party, any information relating to the Agreement or any Transactions contemplated hereby, including without limitation, the existence of this Agreement.

         9. Assignment. This Agreement shall not be assignable by any party except to successors to all or substantially all of the business of either party for any reason whatsoever without the prior written consent of the other party, which consent may not be unreasonably withheld by the party whose consent is required.

         10. Amendment. This Agreement may not be amended or modified except in writing signed by both parties.

         11. Governing Law. This Agreement shall be deemed to have been made and delivered in California State and this Agreement shall be governed as to validity, interpretation, construction, effect, and in all other respects by the internal laws of the State of California.

         Advisor is delighted to accept this engagement and looks forward to working with you on this assignment. Please confirm that the foregoing correctly sets forth our agreement by signing this enclosed duplicate of this letter in the space provided and returning it, whereupon this letter shall constitute a binding agreement as of the date first above written.

                                                     Very Truly Yours,

                                                     Aston Organization


                                                     By: /s/ Thomas C. Ronk
                                                         ------------------
                                                             Thomas C Ronk
                                                             President

AGREED AND ACCEPTED AS OF
THE DATE FIRST ABOVE WRITTEN:

AXM PHARMA, INC.
----------------


By: /s/ Peter Cunningham
    --------------------
        Peter Cunningham
        President and CEO

                                                                    EXHIBIT 23.1



                     LOPEZ, BLEVINS, BORK & ASSOCIATES, LLP
                          Certified Public Accountants
                 Three Riverway, Suite 1400, Houston, Texas 77056
        713-877-9944 Fax: 713-627-7645 - E-mail: carlos@malone-bailey.com




                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our report dated August 26, 2004, on the consolidated financial statements of AXM Pharma, Inc. as of December 31, 2003, and the related statements of operations, stockholders' equity and cash flows for each of the two years then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.



/s/  Lopez, Blevins, Bork & Associates, LLP
-------------------------------------------
     Lopez, Blevins, Bork & Associates, LLP
     Houston, Texas


     August 27, 2004

                                                                    EXHIBIT 99.1

                                AXM PHARMA, INC.

                                LOCK-UP AGREEMENT

                               September 12, 2003



Board of Directors
AXM Pharma, Inc.
4695 Macarthur Court, 11th Floor
Newport Beach, CA 92660

Ladies and Gentlemen:

         The undersigned is the beneficial owner of common shares of beneficial interest, $.001 par value per share ("Common Shares"), of AXM Pharma, Inc. (the "Company"). The undersigned understands that the Company proposes to issue 1,750,000 shares (the "Shares") of the Company's Series A Preferred Stock, $.001 par value per share (the "Preferred Stock"), and 1,750,000 Common Stock Purchase Warrants, placed by TN Capital Equities (the "Placement Agent") to certain purchasers (the "Purchasers") pursuant to that certain Placement Agency Agreement dated July 8, 2003, and in accordance with the terms of that certain Securities Purchase Agreement, dated as of September 12, 2003 (the "Purchase Agreement"). Capitalized terms used in this letter agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

         In order to induce the Company, the Placement Agent and the Purchasers to proceed with the issuance of the Shares, the undersigned hereby agrees, for the benefit of the Company, the Placement Agent and the Purchasers, that should the issuance of the Shares be effected, not to sell, in each calendar month during the one-year period beginning on the Closing Date, more than 1/12 of the aggregate number of Common Shares owned by the undersigned on the date hereof or hereafter acquired by the undersigned, during the one-year period beginning on the Closing Date; provided, however, that the number of such Common Shares that can be sold shall be cumulative and shall begin to accumulate on the day following the Closing Date; and, provided further that the number of such Common Shares that may be sold in any calendar month shall increase to 1/6 of such aggregate number of Common Shares in the event that the average daily trading volume in the Company's Common Stock is equal to or greater than 200,000 shares per day in the previous 20 trading days.

         Furthermore, the undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Common Shares held by the undersigned except in compliance with this agreement.

                                          Very truly yours,


                                          --------------------------------
                                          Name:
                                                --------------------------
                                          Address:
                                                   -----------------------

                                                   -----------------------

Accepted as of the date
first set forth above:


AXM PHARMA, INC.



By:
     ------------------------------
 Name:
Title:

                                                                   EXHIBIT 10.11



                             DISTRIBUTION AGREEMENT





                                 AGREEMENT NO.:





                       Date of signature: August 1st, 2004

                      Place of signature: ShenyangShenyang

                             DISTRIBUTION AGREEMENT


This  Distribution  Agreement (the  "Agreement") is made effective as of the 1st
day  of  August,   2004   ("Effective   Date")  in  Shenyang  by  and   between:


AXM Pharma (Shenyang) Ltd., a company organized and existing under the laws of the People's Republic of China ("PRC" or "China"), and having its principal office at No. F3004 Sankei Torch Bldg., 262A Shifu Road, Shenyang City, Liaoning Province, P.R. China 110013 (hereinafter referred to as "AXM");


and

China Zuellig Xinxing Pharmaceutical Company Limited, a company organized and existing under the laws of China, and having its principal place of business at East Ocean Center 8th Floor, No 24A Jianguomen Wai Street, Beijing, P.R.China 10004 (hereinafter referred to as "ZPXX").


The  following  are  included  herein by  reference  as  integral  parts of this
Agreement:

Exhibit A   List of Products Distributed and Price Structure in the distribution channels


Exhibit B    Description of Products


Exhibit C    Purchase Order


Exhibit D    Territory of Distribution


Exhibit E    Account Information of AXM:






Distribution Agreement - 2004        Page i

DEFINITIONS
-----------


1.1 "Description" shall include but not limited to the Drug Name, Approval No., Functions & Indications, Dosage & Administration, Specification, Property, Adverse Reaction, Contra-indications, Precautions, Shelf-life and other items relating to Products.


1.2 "Products" shall mean the pharmaceutical products for distribution as listed in Exhibit A.


1.3 "Territory" shall mean the geographic area in which ZPXX is authorized to sell or distribute the Products. The Territory for this Agreement is defined in Exhibit D.

Other capitalized expressions used in this Agreement shall have the meanings respectively assigned to them.

2.     DISTRBUTION


2.1 Upon execution of this Agreement, AXM grants ZPXX an exclusive right to distribute, market and sell the Products in the Territory defined by AXM and the trade channels (retail pharmacy and hospital channel) defined by AXM; however, in case of that ZPXX with an exclusive right cannot accomplish the target promised purchase volume (as specified in Section 3.2.1) or does not accomplish AXM's specified outlet penetration by trade channel, shelf facings, quantity in stock in retail / end sale outlets, implementation of sales promotion programs initiated or approved by AXM or reporting requirements, in a consecutive term of 90 days, from then on ZPXX's exclusive right shall be changed to a non-exclusive right automatically with a written notice from AXM. The written notice has immediate effect.

2.2 AXM retains ownership and all rights of trademark, patents rights, trade secrets rights and other intellectual property rights with respect to the Products and all promotional materials supplied by AXM to ZPXX for use in the trade channels and at the Point of Sale. AXM may choose to request return of the materials or otherwise, at its sole discretion.


                                     Page ii

2.3 ZPXX shall not advertise or market the Products outside the Territory to solicit orders from outside the Territory without the advance written consent of AXM.

2.4 ZPXX shall not participate in any enterprise or entity competitive with AXM or benefit from it directly or indirectly.

3.     OBLIGATIONS OF BOTH PARTIES

3.1    Statements and Representations of ZPXX

3.1.1 ZPXX promises to have been established and existing legally with the sufficient and legitimate power, rights and authorization to execute and carry out this Agreement as well as the obligations under it. ZPXX ensures that there is no legal or actual obstacle in the implementation of such obligations.

3.1.2 ZPXX shall strictly comply with all relevant laws and regulations, and properly describe the performance, function, contra-indications and other items, which shall be noted, of the Products. AXM shall not bear any liability for the breach by ZPXX; if the breach in distribution has infringed upon the reputation, intellectual property and commercial interests, ZPXX shall indemnify AXM's loss thereof, and shall immediately take all necessary measures to stop the improper deeds and eliminate the adverse influence to AXM without prejudice to any other rights of AXM.


3.2    Obligations of ZPXX


                                    Page iii

3.2.1 The target purchase volume for ZPXX guarantees that the purchase volume during the Initial Term (one year) is foreseen asshall be the following (To be provided as a attachment):

3.2.1.1   For the first 90 days: RMB ;

3.2.1.2   For the second 90 days: RMB ;

3.2.1.3   For the third 90 days: RMB ;

3.2.1.4   For the fourth 90 days: RMB .

3.2.2 ZPXX shall provide AXM with a business implementation plan describing ZPXX's business, the market channels served by ZPXX, staffing and technical resources, compliance with AXM's reporting requirement for product and promotional materials provided by AXM for use in trade channels and at the point of sale (See Exhibit F) and revenue forecast of the Products.

3.2.3 ZPXX shall establish at its own expense distribution channels in accordance with AXM marketing and trade channel programs. It shall supply the Products to the customers with agreed price structure and delivery time. This includes the optimization of stocks, the regular and - whenever requested - frequent deliveries to Customers as well as establishing effective means for the money collection for customers. It shall make full use of its resources to implement its distribution responsibility to improve the sales at their best efforts. It shall fully assist AXM toshall at its own expense, apply its best reasonable efforts to implement AXM's marketing and trade channel programs, including but not limited to Trade Channel Promotion, Point of Sale activities and Point of Sale Display (including approved display materials), pricing and discount programs, sales contests and other incentive programs for the trade channels., distribute and support the Products successfully within the Territory to accomplish the Distribution sale goal promised. ZPXX shall introduce the Products in good faith without falsity, exaggeration and misdirection to consumers.



                                     Page iv

3.2.4 ZPXX shall provide AXM with an annual rolling, non-binding quarterly forecast of sales, monthly inventory, delivery schedules, trade channel activity and promotion schedule and other information of the Products upon request of AXM from time to time.

3.2.5 ZPXX shall maintain adequate staffs and facilities to ensure prompt handling of inquiries, orders, shipments for Products, and payment to AXM and collection from trade channels.

3.2.6 ZPXX shall make efforts to resolve problems encountered with the Products for its customers by itself firstly upon the request of the customers, and shall keep AXM informed as to any problems which involve the Products and require AXM's support, and assist AXM in the resolution of such problems.

3.2.7 ZPXX shall obey the provision of price structure in Exhibit A and engage in the resale and distribution solely in the territory of Exhibit D.

3.2.8 ZPXX shall discuss with AXM and obtain written approval for any appointment of second level distributors in ZPXX's assigned territory.

3.2.9 ZPXX shall provide monthly report to AXM before 5th of each month with information about the product stock and sales data, including customer name, purchased quantity, sales price and sales amount, of last month. The report shall include ZPXX's second level distributors. ZPXX shall do his best to cooperate with AXM for product sales tracking subject to AXM's requirements.



                                     Page v

3.2.10 In any case, the invoice price of the product sold by ZPXX to hospital or other clients shall follow the pricing regulations issued by State Planning Committee and municipal government,and shall not be lower than AXM's ex-factory price.


3.2.11 ZPXX shall responsible for the hospital tendering in the assigned territory.


3.3       Obligations of AXM

3.3.1 AXM shall develop and maintain market demand for the Products by training and promotion activities towards the hospital physicians, pharmacists and other hospital and retail pharmacy representatives, and the consumer as applicable.


3.3.2 AXM shall develop and implement marketing and trade channel programs, including but not limited to Trade Channel Promotion, Point of Sale activities and Point of Sale Display, pricing and discount programs, sales contests and other incentive programs for the trade channels.


3.3.3 AXM provide the Description of Products (as listed in Exhibit B) to ZPXX and guarantee the quality of the Products. AXM warrants that in the period of validity, the Products will perform substantially in accordance with the Description provided.


3.3.4 AXM will provide ZPXX access to marketing literature packs, printed materials promotional materials, POS materials and other materials to be used for promotion and sales of Products.




                                    Page vi

3.3.5 Unless out of the defect in respect of quality, the request of revoke or exchange the Products shall not be permitted.

3.3.6 Promotional materials and promotional packagings shall be exchanged at the discretion of AXM

3.3.7     AXM shall do its best to assist ZPXX for hospital tendering.


4         ORDERING AND PURCHASE OF PRODUCTS


ZPXX18 months
returns
6 month near exp.

4.1 shall purchase the Products by issuing a written Purchase Order (as specified in Exhibit C) signed by its authorized representative at any time during the term of this Agreement as long as ZPXX complies with the terms and conditions of this Agreement.

4.2 All Purchase Orders are subject to approval and acceptance by AXM. AXM reserves the right to refuse all or any order. AXM shall use commercially reasonable efforts to provide information regarding acceptance or rejection of such Purchase Orders within 2 days from receipt thereof.

4.3 Each Order shall be governed by the prices, delivery schedules, and terms and conditions of sale in effect at the time the order is accepted.

4.4 For each sale, ZPXX shall submit a Purchase Order to AXM specifying the customer's company name, contact name, phone/fax/email numbers, shipping address, and any other information reasonably requested by AXM in order to fulfill the order. AXM will either ship the Products directly to the customer or to ZPXX, as specified in the order.


                                    Page vii

4.5 Under no circumstances shall AXM be responsible to ZPXX for failure to fulfill accepted orders, or for its delay in fulfilling accepted orders, when such failure is due to any cause beyond AXM's reasonable control.


4.6 AXM shall supply the Products to the ZPXX in accordance with the ZPXX's order as under section 4. AXM shall deliver the products to the ZPXX's delivery address as specified in ZPXX's order. can assist Distributor in fulfilling the procedures of delivery and Transportation Insurance. The delivery shall be carried out by truck or train. If air-ferry is required, Distributor shall burden all the fees resulted in. AXM will deliver only according to the location designated by Distributor (provincial cities of China). If the location is unclearly indicated, AXM shall deliver the targeted
          Products at Distributor's place of business at the time when the Agreement is made. The ownership and all risk of loss and damage to any such Products shall pass to ZPXX upon delivery by AXM at the ZPXX's delivery addressto a carrier designated by AXM.

4.7 ZPXX shall inspect all Products within 7 working days of delivery in order to ascertain whether or not the Products comply with the acceptance requirements. In the event that any of the Products does not comply with the acceptance requirements below, ZPXX may reject in full or in part the consignment in which such Products are included, provided that a written notice is given to AXM specifying reasons for the rejection in full or in part in which case AXM shall, at its own cost and expense, collect the Products so rejected and reimburse to ZPXX any costs or expenses suffered by ZPXX in respect thereof. If no written notice is received by AXM within such seven 7-working-day period, ZPXX shall be deemed to have accepted the Products.


     Acceptance requirements:

- The Products must have a remaining shelf life of more than 18 months upon delivery at the Delivery Address.
- The Products must meet all the quality standards required by the Ministry of Public Health and/or any other relevant authorities.
- The Products must have been approved for sale and distribution by the Ministry of Public Health and/or any other relevant authorities.

- There is no shipping damages or packaging default with the Products upon delivery at the Delivery Address.


4.8 ZPXX and AXM shall jointly discuss and agree to the terms and conditions of ZPXX's returns policy (the "Returns Policy") in respect of the Products in relation to its customers based on ZPXX's standard returns policy. ZPXX shall be entitled to replacement or reimbursement of any Products returned by any customer in accordance with the Returns Policy from AXM and AXM shall replace all such returned Products at its own cost. Provided however that ZPXX shall not be entitled to any replacement or reimbursement of any Products returned by any customer outside the Returns Policy, unless ZPXX has obtained the prior written consent of AXM to such return (such consent not to be unreasonably withheld). AXM shall accept all such returns that AXM has consented to and shall replace the returned Products at its own cost.

4.9 The Parties will discuss any stocks held by ZPXX with 6 months or less shelf life, and agree on an action plan of either put these stocks for promotion or return to AXM. In the event that any stocks of the Products held by ZPXX expires, ZPXX shall be entitled to return such expired stocks to AXM and AXM shall replace all such returned expired Products at its own cost. Provided however that the replacement of any stocks of the Products which has expired as a result of ZPXX's failure to adhere to the "First Expiry - First Out" rule formulated by ZPXX (and notified to AXM) as part of ZPXX's inventory management policy shall be at ZPXX's own cost.

          All sales are final. AXM will, at its option, replace or refund the purchase price of defective or damaged Products if the defect or damage has been asserted by Distributor or customer.



                                    Page ix

4.10 Distributor may reschedule orders for up to ten (10) days without charge by giving written notice to AXM at least five (5) business days before the scheduled delivery date. If Distributor reschedules an order by more than five (5) business days, then for the purpose of calculating when payment of the order is due and the date on which interest accrues thereon, the order shall be deemed to have been shipped on the tenth day after the scheduled delivery date. Multiple rescheduling of the same order shall be deemed a single rescheduling.

4.11 Distributor shall not have the right to cancel any order less than five (5) business days before the schedule shipment date. If Distributor otherwise cancels or delays an order on less than five (5) business days notice or refuses to accept delivery of an order not canceled as provided above, Distributor shall pay AXM a cancellation fee of ten percent (10%) of the amount of the order. Provided that Distributor promptly pays such cancellation fees, Distributor shall have no other liability to AXM with respect to canceled orders.

5         PAYMENT OF PRICE AND ADDRESS OF DELIVERY

ZPXX shall pay AXM by Telegraphic Transfer within 65 days from the date the ordered Products arrive at the Delivery

5.1 Distributor shall pay AXM eighty percent (80%) of each Purchase Order within ten days after the purchase order issued. AXM shall offer the invoice on the same amount upon the payment..

5.2 Distributor shall pay AXM twenty percent (20%) of such Purchase Order within ten days after the date of delivery. AXM shall offer the invoice on the same amount upon the payment.

5.3 Prices for Products shall be the prices set forth in AXM's price list for ZPXX's Territory in effect from time to time. AXM's current price list for the Territory is set forth as Exhibit A. AXM anmd ZPXX agree that ZPXX shall earn the Specified Margin as specified in the Exhibit



                                     Page x

          A. In the event that ZPXX is unable to obtain the Specified Margin from the distribution and sales of any of the Products as a result of any price discounts and/or free goods given to customers, ZPXX shall be entitled to claim for an amount equivalent to the reduction of the Specified Margin and AXM shall pay or otherwise credit such amount to ZPXX, provided that such price discounts and/or free goods are approved by AXM in advance. If necessary, the Parties shall further undertake a review of the Product Prices. If any of the Products is sold at a higher price, any such additional amount other than the Specified Margin shall be returned to AXM.

5.4 AXM may change prices for the Products at any time by issuance of a revised price list or other announcement of price change. Price changes shall be effective upon delivery to ZPXX of a revised price list or an announcement of price change. 5.4

5.5 Products prices are inexclusive of any taxes, fees or other amounts, however designated or levied. Unless Distributor provides AXM with a valid tax exemption certificate, AXM may invoice Distributor for all such taxes based upon this Agreement or on Products provided under this Agreement, together with any interest payable to the taxing agency with respect thereto

5.6 Premium and penalty will be implemented by AXM based on ZPXX's performance. Details to be found in Attachment F.

6        CONFIDENTIAL OBLIGATION

6.1       Both  parties  understand  and  acknowledge  that  by  reason  of  the relationship, each party will have access to certain information and materials concerning the other's business, plans, customers, technology and Products, including but not limited to, all customer lists, potential customer lists, marketing and financial information, business plans, technical information, the Products and all inventions, know how and ideas, that are confidential and of


                                    Page xi
          substantial value to the other and the value of such would be impaired if such information were disclosed to third parties. Each party agrees that it shall not disclose to any third party, or use in any way for its own account or the account of any third party, any such confidential information revealed to it by the other, other than to fulfill its express obligations under this Agreement. Each party will take every reasonable precaution to protect the confidentiality of such information. The party shall be liable for damages accrued to other party as a result of a breach of this obligation to keep confidential by such party; the payment of damages by such party to other party shall be without prejudice to any right or litigation rights or other remedy owing to such party at the time of such breach.

6.2 ZPXX shall at all times, both during the term of this Agreement and for a period of at least three (3) years after its expiration or termination, keep in trust and confidence all such confidential information.

7         INTELLECTUAL PROPERTY


7.1 AXM shall defend any claim, suit or proceeding brought against ZPXX so far as it is based on a claim that any Products supplied hereunder infringes any third party intellectual property issued as of the Effective Date, and shall pay resulting costs, damages, and attorney's fees finally awarded or otherwise agreed by AXM in settlement, provided that (a) ZPXX notifies AXM in writing of the claim within ten
          (10) days after the claim is made; (b) AXM has sole control of the defense and all related settlement negotiations; and (c) ZPXX provides AXM, at AXM's expense, with all reasonably necessary assistance, information, and authority to perform the above.



                                    Page xii

7.2 If such claim has occurred, or in the opinion of AXM might occur, AXM may at its option and expense: (a) procure for ZPXX and its customer the right to continue using the Products, (b) replace or modify the Products so that it becomes non-infringing or (c) grant ZPXX a refund for such Products based the price originally paid by ZPXX. AXM shall not be liable for any cost or expenses incurred without its prior written authorization.


THE FOREGOING STATES THE ENTIRE OBLIGATION OF AXM, WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY OR PROPRIETARY RIGHTS.


8        INDEMNITY

ZPXX shall indemnify and hold AXM and its affiliates, and their respective officers, directors, agents and employees, harmless from and against all claims, loss, expense (including but not limited, fees and disbursements of attorney incurred in any action or proceeding relating to this Agreement), damage, liability and lawsuits arising from breach by ZPXX of any of its representations or warranties in this Agreement.


9         TERM AND TERMINATION

9.1 Unless terminated earlier as provided herein, this Agreement is effective for one (1) year from the Effective Date of this Agreement ("Initial Term"), and thereafter, renewable automatically on the anniversary of the Effective Date for additional one-year terms so long as AXM receives all orders pursuant to this Agreement by the last day of the Term hereof and promised purchase volume of ZPXX will have been accomplished.


9.2 Either party may at any time terminate this Agreement for convenience upon sixty (60) days prior written notice, for any reason or no reason.

9.3 This Agreement may at any time be terminated immediately by either party providing the other party with written notice if the other party



                                   Page xiii

          (a) breaches any payment obligation hereunder and fails to cure same within ten (10) days after receipt of written notice hereunder, (b) breaches any other material term or condition of this Agreement and fails to remedy the breach within thirty (30) days after being given notice thereof, (c) shall become insolvent or file or have filed against it a petition for bankruptcy (which is not dismissed within thirty (30) days after it is filed), (d) make an assignment for the benefit of creditors or (e) cease to be actively engaged in business. In addition, AXM may terminate this Agreement immediately in the event that ZPXX has not achieved sales of Products for a period of one hundred and eighty (180) days, or has significantly missed its forecast and sales goals.

9.4 Upon termination or expiration of this Agreement, ZPXX shall immediately return to AXM all Confidential Information and data (including all copies thereof) then in ZPXX's possession or custody or control.

10        LIABILITY FOR BREACH OF AGREEMENT

In the event either party breaches this Agreement rendering this Agreement impossible to perform in part or in whole, said Party shall bear the liability and compensate the other Party for all damages occurred; in the event that the both Parties breach this Agreement, each Party shall, according to the actual of default circumstances bear its respective liability.


11        FORCE MAJEURE


Except for the obligation to pay monies due and owing, neither party shall be liable for any delay or failure in performance due to events outside the defaulting party's reasonable control, including but not limited to acts of God, earthquake, labour disputes, shortages of supplies, actions of governmental entities, riots, war, fire, epidemics, or delays of common carriers, or other circumstances beyond its reasonable control. The obligations and rights of the excused party shall be extended on a day-to-day basis for the time period equal to the period of the excusable delay.




                                    Page xiv

12        DISPUTE RESOLUTION

12.1 Any Disputes arising in connection with this Agreement shall be submitted to Shenyang Arbitration Commission ("SAC") for arbitration according to SAC arbitration rules at the time of applying for arbitration if the dispute cannot be settled through amicable consultation.

12.2 The arbitration award shall be final and binding on the Parties hereto and enforceable in any court of competent jurisdiction.

12.3 Unless otherwise ruled in the arbitration award, all expenses incurred shall be born by the non-prevailing Party.

12.4 When any dispute occurs and when any dispute is under arbitration, except for the items under dispute, the Parties shall continue to exercise their remaining respective rights, and to perform their remaining respective obligations under this Agreement.

13        OTHERS

13.1 This Agreement is the entire agreement between the parties hereto concerning the subject matter of this Agreement and replaces any prior oral or written communications between the parties. The omission and the ambiguity can be solved through consultation with each other. There are no conditions, understandings, agreements, representations, or warranties, expressed or implied, which are not specified herein. This Agreement may only be modified by a written document executed by parties hereto.

13.2      Each party hereto is an  independent  party.  This  Agreement does not create any agency, partnership, joint venture, or franchise relationship. No employee of either party shall be or become, or shall



                                     Page xv
          be deemed to be or become, an employee of the other party by virtue of the existence or implementation of this Agreement. AXM has not liability to ZPXX for its employment of employee, agent, independent contractor, or otherwise to implement the obligations under the Agreement. Neither party has the right or authority to, and shall not, assume or create any obligation of any nature whatsoever for or on behalf of the other party or bind the other party in any respect whatsoever.

13.3 Neither this Agreement nor any rights under this Agreement, other than the right to receive monies due or to become due, shall be assigned or otherwise transferred by ZPXX without the prior written consent of AXM. AXM shall have the right to assign all or part of this Agreement without ZPXX's approval. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the parties.

13.4 No waiver of rights under this Agreement by either party shall constitute a subsequent waiver of this or any other right under this Agreement.

13.5 All notices and invoices and sales orders shall be in writing and delivered by hand, by facsimile or sent by first class prepaid mail and shall be deemed received on the earlier of actual receipt or ten
          (10) days after posting.


13.6 Headings of sections have been added only for convenience and shall not be deemed part of this Agreement.


13.7 This Agreement is written in Chinese and English. In case there is any conflict between Chinese version and English version, Chinese version shall prevail.


13.8 All Exhibits of the Agreement have the same legal effectiveness to this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the Effective Date set forth above.



                                    Page xvi

AXM PHARMA (SHENYANG), LTD.                CHINA ZUELLIG XINXING PHAMA CO., LTD.

Authorized Signature                       Authorized Signature

Name:                                      Name:


Title:                                     Title:













                                   Page xvii

EXHIBIT A: PRODUCTS AND PRICE STRUCTURE


As per clause 5.2, the specified margin of ZPXX is 10%. An example structure is shown as follows:


                       Products                 Invoice Price
                       --------                 -------------



                   Elegance 120 ml              RMB 21







        Packing:             120mi, 30 units in one outer box
        Item Code:



                                                Elegance
                                                       Specified
                                              Amount   Margins
                                                         (*)

        Retail Price/Patient        100%       35.00

        Price to HP/retail pharmacy  73%       25.55     9.45
                                                        27.0%

        Price to Wholesaler          70%       24.50     1.05
                                                         3.0%
        Invoice Price to ZPXX        60%       21.00     3.50
                                                        10.0%
        (*) Specified Margin on the Retail Price

        Accepted:



        Date











                                   Page xviii
illegible





                                    Page xix

EXHIBIT B: DESCRIPTION OF PRODUCTS



Elegance 120 ml

30 units in one outer box.








                                    Page xx

Exhibit C: Purchase Order

                               AXM PURCHASE ORDER


------------------------------------------------       -------------------------

TO: AXM PHARMA (SHENYANG), LTD.                        CUSTOMER INFO.

                                                       Name:
No. F3004 Sankei Torch Bldg., 262A Shifu Road,         Address:
Shenyang  City, Liaoning Province, P. R. China
110013
                                                       Tel:
FROM: CHINA ZUELLIG XINXING PHARMA CO., LTD.
                                                       Fax:

East Ocean Center 8th Floor, No 24A Jianguomen         Email:
Wai Street, Beijing, P.R.China 10004
                                                       Attn:


THIS order hereby is affined by the following terms or qualification and the terms or qualification of the AGREEMENT.

Distribution Agreement Number:

Issued date:

--------------------------------------------------------------------------------
-------------------------------   ---------------    --------------   ----------

     Designation of PRODUCTS          Serial            Quantity       Others
                                      Number
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
Total amount:


--------------------------------------------------------------------------------



                                    Page xxi

1.       Terms of payment:

2.       Date of delivery:

3.       Others::


--------------------------------------------------------------------------------

PAYER OF ZPXX:                                CONSIGNEE OF ZPXX:
-------------                                 -------------------

Name:                                         Name:

Contact person:                               Contact person:

Tel:                                          Tel:

Address:                                      Address:

Zip code:                                     Zip code:

--------------------------------------------------------------------------------
CHINA ZUELLIG XINXING PHARMA CO., LTD.        AXM PHARMA (SHENYANG) LTD.

By:                                           By:

Name:                                         Name:

Title:                                        Title:

Date:                                         Date:



--------------------------------------------------------------------------------









                                   Page xxii

EXHIBIT D: TERRITORY OF DISTRIBUTION


-        Beijing
















                                   Page xxiii

EXHIBIT E:ACCOUNT INFORMATION OF AXM:



Bank:

Account Name:

Account No.:






                                   Page xxiv

EXHIBIT F: REPORTING REQUIREMENTS FOR PRODUCT AND PROMOTIONAL MATERIALS SUPPLIED BY AXM


Product (units and value reported on a monthly basis)


Purchase from ZPXX by wholesaler, and inventory held by wholesaler using FIFO inventory rotation and reporting of expiry dates by stock item


Purchase from wholesaler by end sale or retail outlet and inventory held by end sale or retail outlet using FIFO inventory rotation and reporting of expiry dates by stock item

Purchase from the end sale or the retail outlet by the consumer


Price per unit in the trade channel from ZPXX to wholesaler and from wholesaler to retail outlet and price to end user


Schedule and materials required for implementation of AXM trade and consumer promotion programs (for selected outlets)

Measurement of unit sales impact achieved at the end sale or retail outlet from AXM trade and consumer promotion programs (for selected outlets)


Other as defined by AXM management from time to time.






                                    Page xxv